Exhibit 4.25

CONFIDENTIAL TREATMENT REQUESTED
The asterisked (“**”) portions of this document have been
Omitted and filed separately with the Securities and Exchange
Commission pursuant to a requested for confidential Treatment

Intelsat LLC
14 Dundonald Street West
Hamilton, Bermuda HM 09

Amendment No. 3 to
Contract INTEL-2400

between

Intelsat LLC

and

Astrium SAS

for

INTELSAT X Spacecraft and
Associated Equipment and Services

Date: January 14, 2003

Asterisks (“**”) indicate omitted material pursuant to a request for confidential treatment
Amendment No.3
INTEL-2400

     THIS Amendment No. 3, entered into this 14th day of January 2003 by and between Astrium SAS (hereinafter referred to as the “Contractor”), a corporation incorporated in France, with its principal place of business located at 37, avenue Louis-Breguet-BP1, 78146 Velizy-Villacoublay Cedex, France and Intelsat LLC (hereinafter referred to as “Intelsat”), a Delaware limited liability company, having an office at 14 Dundonald Street West, Hamilton, Bermuda HM 09;

WITNESSETH THAT:

     WHEREAS, the parties entered into Contract INTEL-2400, dated 2 February 2000, hereinafter referred to as the “Contract”; and

     WHEREAS, pursuant to the 18 July 2001 Privatization of INTELSAT and the Novation Agreement entered into by and among INTELSAT, Intelsat LLC and Astrium as of 16 July 2001, the Contract was novated from INTELSAT to Intelsat LLC; and

     WHEREAS, due to the change in ownership of Astrium SAS from Marconi Electronic Systems, Ltd. and Aerospatiale Matra, SA to BAE Systems and EADS, the parties wish to revise the Contract to incorporate these updated shareholder guarantees; and

     WHEREAS, the parties wish to revise the Contract to incorporate the following Contract Change Notices (CCNs):

1.	CCN 004 – Miscellaneous Update to Exhibits A and B;

2.	CCN 005 – Brazil and Andean Beam Coverage Update;

3.	CCN 006 – Failure Detection Isolation and Recovery in Chemical Station Keeping – Additional Level of Monitoring (******** due to even trade between CCN 006 and RDW0016 Block Switchings, resulting in a no cost CCN), which changes the Contract Terms and Conditions and Exhibit A;

4.	CCN 007 – Optimization of LTWTA Phase Shift ******* which changes Exhibit D;

5.	CCN 008 – Final Antenna Coverage INTELSAT 10-02, which changes Exhibit A;

6.	CCN 009 – Dynamic Satellite Software Simulator ********; which changes the Contract Terms and Conditions and Exhibits B and F;

7.	CCN 011 – NMA Modification ********; which changes the Contract Terms and Conditions, Exhibits A and F; and

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Amendment No.3
INTEL-2400

8.	CCN 012 – Normal Mode Observability IP *******; which changes the Contract Terms and Conditions and Exhibits A and F; and

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Amendment No.3
INTEL-2400

     WHEREAS, Intelsat issued an Authorization to Proceed (ATP) dated 14 March 2002 exercising the Launch Support and Integration Service option in Article 40. Options, Paragraph C, for one (1) Proton Breeze M launch support service and one (1) Sea Launch launch support service for the 10-01 and 10-02 Spacecraft; and

     WHEREAS, the entities with whom Intelsat has entered into Launch Services contracts for the I-X program are Lockheed Martin Commercial Launch Services (LMCLS) and Sea Launch Company, thus requiring changes to Article 29, Damage to Persons or Property under the contract.

     NOW THEREFORE, the parties hereto agree that Contract INTEL-2400, as amended, is hereby further amended as follows:

1.	Exhibit A, Spacecraft Performance Specification — is revised to Exhibit A (Rev. 2) as set forth in Attachment No. 1 hereto.

2.	Exhibit B, Statement of Work — is revised to Exhibit B (Rev. 2) as set forth in Attachment No. 2 hereto.

3.	Exhibit D, Spacecraft Test Plan — is revised to Exhibit D (Rev. 2) as set forth in Attachment No. 3 hereto.

4.	Exhibit F, Milestone Payment Plan — is revised to Exhibit F (Rev. 2) as set forth in Attachment No. 4 hereto.

5.	The text of the Table of Contents of the Contract is changed by replacing the following Attachments and Exhibits with either Revision 1 (Rev.1) or Revision 2 (Rev.2) as follows:

“Attachment No.2 (Rev. 1)		Shareholder Guarantee
Exhibit A (Rev. 2)	-	Spacecraft Performance Specifications
Exhibit B (Rev. 2)	-	Statement of Work
Exhibit C	-	Product Assurance Plan

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INTEL-2400

Exhibit D (Rev.2)	-	Spacecraft Test Plan
Exhibit E	-	[Reserved]
Exhibit F (Rev.2)	-	Milestone Payment Plan”

6.	In Article 2, Scope of Work, delete the list of Exhibits set forth therein, and substitute therefore the following new list of Exhibits:

“Exhibit A (Rev. 2)	-	Spacecraft Performance Specifications
Exhibit B (Rev. 2)	-	Statement of Work
Exhibit C	-	Product Assurance Plan
Exhibit D (Rev.2)	-	Spacecraft Test Plan
Exhibit E	-	[Reserved]
Exhibit F (Rev.2)	-	Milestone Payment Plan”

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Amendment No.3
INTEL-2400

7.	In Article 3, Equipment and Services to be Furnished and Prices Therefor, delete the table set forth therein and substitute therefore the following new table:

"Item	Quantity	Description	Unit Price	Total Price

1	1 each	INTELSAT 10-01 Spacecraft, including the
following Not Separately Priced (NSP) items:
		Recurring	**
		Non-recurring	**
2	1 each	INTELSAT 10-02 Spacecraft		**
		Recurring	**
		Non-recurring	**
**
3	lot	Documentation and Data per Exhibit B	NSP
4	lot	Test Data Handling System	NSP
5	1 each	Communications Simulator	NSP
6	1 each	Spacecraft Control Simulator	NSP
7	1 lot	Life Test Battery and Battery Cell Components	NSP
8	1 lot	Mission and Integration Services	NSP
9a	1 lot	Optimization of LTWTA Phase Shift (CCN 007)	**
9b	1 lot	Dynamic Satellite Software Simulator (CCN 009)	**
9c	1 lot	Normal Mode Acquisition Modification (CCN 011)	**
9d	1 lot	Normal Mode Observability IP (CCN 012)	**
		CCN TOTAL		**
10	1 each	Proton Launch Support & Integration		**
11	1 each	Sea Launch Launch Support & Integration		**
		Non Recurring		**
TOTAL
		Recurring TOTAL		**
		BASE PRICE		**
		Less *** Recurring Cost Put at Risk (“Risk Money”)		**
		TOTAL DELIVERABLE PRICE*		**

Performance Payments (Article 6)
		*** Recurring Cost Put at Risk	*****
		In-Orbit Performance Payments	*****

		SUBTOTAL Performance Payments	*****

TOTAL CONTRACT PRICE *****

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Amendment No.3
INTEL-2400

8.	In Article 4, Delivery Schedule, in Paragraph A delete the list of items set forth therein, and substitute therefore the following new list:

"Item	Description	Delivery Date

1	Flight Spacecraft:
	INTELSAT 10-01 Spacecraft Delivered	*****
	INTELSAT 10-02 Spacecraft Delivered	*****
2	Test Data Handling System	*****
3	Communications Simulator	*****
4	Intermediate Spacecraft Simulator (DSSS)	*****
5	Spacecraft Simulator	*****
6	Life Test Battery Pack	*****

9.	In Article 29, Damage to Persons or Property, throughout this article wherever it may appear change the name “ILS” or “International Launch Services” to “LMCLS” or “Lockheed Martin Commercial Launch Services.”

10.	In Article 29, Damage to Persons or Property, throughout this article wherever it may appear, change the name “Atlas launch vehicles” to “Atlas and/or Proton launch vehicles.”

11.	In Article 29, Damage to Persons or Property, throughout this article wherever it may appear change the name “Boeing” to “Boeing or Sea Launch Company.”

12.	In Article 55, Parent Guarantee, replace “Attachment No.2” with Attachment No.2 (Rev. 1).”

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Amendment No.3
INTEL-2400

     Except as expressly provided herein, all other terms and conditions of Contract INTEL-2400, as amended, shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 3 to Contract INTEL-2400.

	Astrium SAS (“Contractor”)		Intelsat LLC (“Intelsat”)

By:	/s/ Kevin Parvin (Signed)	By:	/s/ Donald s. Bridwell (Signed)

	Kevin Parvin (Typed)		Donald L. Bridwell (Typed)

Title:	Contracts Manager Astrium Ltd.	Title:	President Intelsat (Bermuda), Ltd. On behalf of Intelsat LLC

Date:	November 19, 2002	Date:	January 14, 2003

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Amendment No.3
INTEL-2400

EXHIBIT A

INTELSAT X
SPACECRAFT PERFORMANCE SPECIFICIATIONS

REVISION 2

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Amendment No.3
INTEL-2400

**********

*********

138 pages of revised Exhibit A have been omitted and filed separately with the Securities and Exchange Commision pursuant to a request for confidential treatment.

Asterisks (“**”) indicate omitted material
pursuant to a request for confidential treatment
INTEL-2400

EXHIBIT B

INTELSAT X SPACECRAFT
STATEMENT OF WORK

Revision 2

INTEL-2400
EXHIBIT B
REVISION 2

B-i

INTEL-2400
EXHIBIT B
REVISION 2

TABLE OF CONTENTS

			Page No.

7.		SPACECRAFT CONTROL SIMULATOR	41
	7.1	DESIGN REVIEWS	44
	7.2	TEST REQUIREMENTS	45
	7.3	DOCUMENTATION	45
	7.4	TRAINING	46
	7.5	WARRANTY	46
8.		COMMUNICATIONS SIMULATOR	47
	8.1	DESIGN REVIEWS	48
	8.2	COMMUNICATIONS SIMULATOR TEST DATA	42
	8.3	DOCUMENTATION	49
	8.4	TRAINING	49
	8.5	WARRANTY	49
9.		MISSION SUPPORT SERVICES	51
	9.1	PREPARATION FOR IN-ORBIT OPERATIONS	51
	9.2	MISSION REVIEWS AND SATELLITE PERFORMANCE REVIEWS	52
	9.3	MISSION SUPPORT DOCUMENTATION	52
	9.4	TRAINING OF INTELSAT OPERATIONS PERSONNEL	52
	9.5	VERIFICATION OF COMMAND GENERATOR EQUIPMENT	53
	9.6	VERIFICATION OF INTELSAT GROUND PROCESSING SOFTWARE	53
10.		TEST DATA HANDLING SYSTEM	54
	10.1	REQUIRED TDHS CAPABILITIES	54
	10.2	POINTS OF DATA ORIGINATION AND DELIVERY	54
	10.3	DATA TRANSMISSION INTEGRITY	55
	10.4	DELIVERY TIMELINESS REQUIREMENT	55
	10.5	NETWORK SECURITY PROVISIONS	55
	10.6	TDHS STANDARD DATA	55
	10.7	DELIVERY OF REAL-TIME DATA	57
	10.8	COMPUTER SYSTEM TIME COORDINATION	58
	10.9	SPACECRAFT CONFIGURATION DATA	58
11.		CONTRACT OPTIONS	59
	11.1	OPTION DECISIONS AND DELIVERIES	60
	11.2	ADDITIONAL SPACECRAFT	60
	11.3	OPTIONAL LAUNCH SUPPORT AND INTEGRATION SERVICES	63
	11.4	OPTIONAL SPACECRAFT EXTENDED STORAGE AND RETEST	65
	11.5	OPTIONAL SPACE SEGMENT SERVICES	65
	11.6	OPTION FOR ON-BOARD DIGITAL VIDEO BROADCAST (DVB) MULTIPLEXER	73

B-ii

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INTEL-2400
EXHIBIT B
REVISION 2

LIST OF TABLES

		Page No.

Table 1.	Deliverable Flight Hardware	4
Table 2.	Other Deliverable Equipment	5
Table 3.	Types Of Design And Manufacturing Reviews For Various Equipment Categories	12
Table 4.	Meetings Conducted Or Participated In By Contractor	29
Table 5.	Options Decisions And Deliveries	59
Table 6.	Spacecraft With Modified Payload	57

LIST OF APPENDICES

APPENDIX 1	Equipment Suppliers and Categorization List
APPENDIX 2	Data Item Descriptions and Detailed Contract Documentation Requirements List (CDRL)
APPENDIX 3	Design Analysis Requirements

B-iii

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INTEL-2400
EXHIBIT B
REVISION 2

INTELSAT X SPACECRAFT
STATEMENT OF WORK

1.           SCOPE AND PURPOSE

1.1         Document Organization

This Exhibit provides the Statement of Work (SOW) for the INTELSAT X Spacecraft Contract. Sections 1 through 10 define baseline Contract requirements, and Section 11 defines Contract options. Appendix 1 details flight equipment qualification requirements, Appendix 2 gives data item requirements, and Appendix 3 summarizes requirements for analyses.

1.2         Definition of Work to Be Performed

This Exhibit defines the work to be performed by the Contractor to design, manufacture, test, and deliver for launch complete spacecraft and to provide ancillary goods and services. In summary, efforts to be provided by the Contractor are as follows:

1.	Design, manufacture, test, and deliver complete spacecraft ready for launch, including propellants and any required airborne support equipment (ASE). Delivered spacecraft and ASE shall be designed, fabricated, and tested in accordance with the requirements given in Contract Exhibits A, C, and D.

2.	Provide documentation and data delivered in accordance with the Contract Data Requirements List (CDRL) given in Appendix 2 of Exhibit B.

3.	Design, manufacture, test, and deliver one spacecraft simulator per Section 7 of this Exhibit B.

4.	Design, manufacture, test, and deliver one communications simulator set, which shall be representative of various communications channel characteristics and repeater elements specified in Exhibit A and per Section 8 of Exhibit B.

5.	Provide support for mission operations and provide support services per Section 9 of Exhibit B for all spacecraft procured under this Contract.

6.	Furnish Test Data Handling System (TDHS), equipment, software, communications, services and efforts per Section 10 of Exhibit B.

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EXHIBIT B
REVISION 2

7.	Provide transportation of spacecraft and ASE to the launch site corresponding to any Launch Support Services Option exercised by INTELSAT.

8.	Provide storage of spacecraft (including any required retest) and ASE for up to one year at the Contractor’s facilities.

9.	Provide launch site integration efforts, engineering support, launch support, and post-launch services corresponding to any Launch Support and Integration Services Option exercised by INTELSAT.

10.	Provide shipping and storage containers as required to protect, store, and ship spacecraft. (Shipping and storage containers are not deliverable.)

11.	Provide options for additional spacecraft, equipment, extended storage and retest, and services as exercised by INTELSAT and as specified in Exhibit A and Section 11 of Exhibit B.

12.	Deliver life test batteries and battery components in accordance with 2.2.3 of Exhibit B.

1.3         Responsibilities

The Contractor shall be fully responsible for all tasks related to the design, development, fabrication, integration, testing, storage and shipment of all flight equipment and associated hardware, test equipment, and software. The Contractor’s responsibilities also include the documentation of all work conducted under the Contract and reporting to INTELSAT on the status and progress of the program.

Without relieving the Contractor’s responsibilities (including spacecraft compliance to launch vehicle Contractor requirements), INTELSAT will separately contract for the launch vehicle for each spacecraft procured under this Contract and will coordinate the activities of the launch vehicle and spacecraft contractors at the launch site.

1.4         Applicable Documents

The following documents shall be applicable to this Statement of Work:

1.	Contract Instrument: Terms and Conditions of the Contract
2.	Exhibit A: Spacecraft Performance Specifications
3.	Exhibit C: Product Assurance Plan

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INTEL-2400
EXHIBIT B
REVISION 2

4.	Exhibit D: Spacecraft Test Plan

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INTEL-2400
EXHIBIT B
REVISION 2

2.           DELIVERABLE AND CONTRACTOR FURNISHED ITEMS

This section summarizes items to be delivered to INTELSAT by the Contractor or furnished by the Contractor for use on this spacecraft program. Unless otherwise requested by INTELSAT, delivery shall be to the following places:

1.	Each spacecraft and associated flight equipment: to the launch site designated by INTELSAT in accordance with Launch Support Services option(s) or to the designated storage location.

2.	Other Deliverable Equipment: to INTELSAT Headquarters, Washington, D.C., U.S.A.

3.	Data and documentation: to the resident INTELSAT Spacecraft Program Office (ISPO) and INTELSAT Headquarters as defined in the Contract Documentation Requirements List (see Appendix 2).

2.1         Spacecraft and Associated Flight Equipment
The Contractor shall design, fabricate, test, and deliver to INTELSAT for launch complete sets of flight equipment consisting of the spacecraft and its propellants as shown in Table 1.

Table 1. Deliverable Flight Hardware

ITEM	DELIVERY DATES
*******	********
*******	********

In case of development difficulties with the PPS, INTELSAT shall have the right to direct the Contractor to remove the PPS until ******* at ******** and ********* impact. In this case the OML minimum performance shall be according to Section 1.1.4 of Attachment 1 Part A and Part B to Exhibit A.

2.2         Other Deliverable Equipment

2.2.1      Spacecraft Control Simulator. The Contractor shall deliver an Intermediate Dynamic Satellite Software Simulator and a complete real time Spacecraft Control Simulator

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EXHIBIT B
REVISION 2

(SCS) in accordance with Section 7 herein, which shall provide software simulation of the spacecraft operating in transfer, drift, and geosynchronous orbits.

2.2.2      Communications Simulator. The Contractor shall deliver a complete Communications Simulator in accordance with Section 8 herein, which shall provide hardware sufficient to permit INTELSAT to simulate communications signal transmissions through the spacecraft communications channels specified in Section 8.

2.2.3      Life Test Battery and Battery Cell Components. The Contractor shall provide the following:

1.	A 6 cell, flight-representative model for real-time life test by INTELSAT;

2.	15 individual flight-representative cells; and

3.	The following hardware per activation lot:
A.	2 cells,
B.	10 dry positive plates,
C.	10 dry negative plates, and
D.	10 separators.

2.2.4      Delivery Schedules. The Contractor shall deliver the Spacecraft Simulator, the Communications Simulator, and the life test battery equipment in accordance with Table 2.

Table 2. Other Deliverable Equipment

ITEM	DELIVERY DATES
Intermediate Spacecraft Simulator	********
Spacecraft Simulator	********
Communications Simulator	********
Life Test Battery Pack	********
Battery Cell Components	********

2.3         Services

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EXHIBIT B
REVISION 2

2.3.1      Launch Vehicle Compatibility and Interface Validation. The Contractor shall perform all work necessary to ensure the compatibility of the spacecraft design with all required launch vehicles, and shall provide the evidence necessary to demonstrate and document such compatibility as required by INTELSAT. Design compatibility with these launch vehicles shall be maintained for all spacecraft throughout the duration of the spacecraft program.

Unilateral requirement changes imposed by the launch vehicle agencies after EDC will be reviewed by the Contractor and the status of compatibility of the spacecraft with regard to launcher requirements shall be updated. This update shall include interface control documentation, safety submissions, mathematical models and any other analyses required justifying compatibility statements. Provided there is no impact on hardware or on contractual delivery dates, such changes will become part of the applicable requirements.

The Contractor shall demonstrate that the spacecraft design is compatible with all interface recommendations and requirements (mechanical, electrical, RF, etc.), all environmental recommendations and requirements and conditions (loads, thermal, RF, etc.), and all constraints (operational, safety, etc.) associated with each of the required launch vehicles and in effect at the time of the spacecraft launches, as defined by the launch services suppliers (e.g., in the corresponding launch vehicle user’s manuals, launch site facilities guides and safety regulations). The Contractor shall also demonstrate compatibility with standard launch vehicle mission profiles and sequences, as defined by each of the launch services suppliers.

The Contractor shall demonstrate that the spacecraft is designed to permit launch to occur on any day of the year on any of the launch vehicles with which spacecraft compatibility is required. In addition, the Contractor shall demonstrate that the spacecraft design is compatible with launch window constraints determined to be acceptable by INTELSAT and/or any of the launch services suppliers.

Spacecraft-to-launch vehicle interfaces and design and operational data sufficient to demonstrate compatibility with all required launch vehicles and their associated services, facilities, etc. shall be presented in all system level design reviews.

INTELSAT will elect a Contract option, as described in Section 11.3 (“Optional Launch Support and Integration Services”) of this exhibit, for the additional detailed launch vehicle compatibility and interface validation tasks to be performed corresponding to the specific launch vehicle(s) INTELSAT will elect for this mission.

2.3.2      Launch Vehicle/Spacecraft Interface Support. The Contractor shall support and participate in launch vehicle/spacecraft interface verification tests and in meetings with

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EXHIBIT B
REVISION 2

INTELSAT and the launch vehicle authorities or agencies to ensure that all spacecraft-to-launch vehicle interfaces are fully defined and that the design satisfies all interface requirements.

2.3.3      Spacecraft Storage and Delivery. The Contractor shall submit a general Spacecraft Storage and Delivery Plan, which shall be applicable to all of the optional launch vehicle cases given in Attachment 1 to Exhibit A. This plan shall cover spacecraft delivery and storage. The plan shall cover short (up to 1 year) duration storage and retest, which shall be part of the baseline Contract effort. The plan shall also cover extended duration (1 to 3 years) spacecraft storage and retest which shall be optional in accordance with Section 11.4 of this Exhibit B. The plan shall indicate the storage locations for both short duration and long term storage. For any required storage period and location, the Contractor shall be responsible for all activities relating to the transportation, handling, storage, security, maintenance of the spacecraft, and retest.

2.3.4      Mission Support Services. The Contractor shall provide mission support services as defined in Section 9 of this Exhibit B, for all spacecraft procured under this Contract.

2.3.5      Support for Anomaly Investigations. The Contractor shall provide support for investigation of anomalies of satellites from delivery through end-of-life of the satellite. It shall include tracing of hardware, analyses, testing of spacecraft hardware on ground at the Contractor’s facilities, generation of special in-orbit and ground test plans/procedures, generation of work-around plans (including development and validation of on-board processor reprogramming code), modification and re-issue of Contractor supplied control and/or monitoring software, review of data, etc.

2.4         Analyses

The Contractor shall perform any analyses deemed necessary to demonstrate compliance with Contract requirements or to substantiate the integrity of the spacecraft delivered under this Contract. All analyses shall be consistent with requirements of other applicable Contract exhibits. The Contractor may use, where relevant, results of valid and applicable analyses already performed for similar spacecraft or equipment and properly updated for this Contract. The Contractor’s existing valid, and applicable computer/mathematical models and analytical/design tools used for similar spacecraft or equipment may also be used to perform the analyses defined herein. The minimum scope of design analyses shall be as defined in Appendix 3 to this Exhibit B.

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EXHIBIT B
REVISION 2

2.5         Deliverable Data and Documentation

INTELSAT shall have access to all non-financial data, documentation, and information related to the Contract that is generated under this Contract by the Contractor and subcontractors. Certain specific items of information shall be produced and formally submitted to INTELSAT by the Contractor as specified in the CDRL and data item descriptions given in Appendix 2 of this Exhibit. For these submissions, alternate media from those specified in Appendix 2 may be acceptable. ISPO will have full access to Eurostar 3000 reports, as necessary, if applicable to the INTELSAT X program.

2.6         Contractor Furnished Items

2.6.1      Test and handling equipment. The Contractor shall furnish, and in a timely manner, the necessary mechanical, electrical and RF support equipment required for the assembly, handling and transportation, test, storage and launch. Test and handling equipment shall be properly calibrated and certified prior to its use. Test and handling equipment to be provided by the Contractor for the performance of work under this Contract is not deliverable.

2.6.2      Shipping and Storage Containers. The Contractor shall make available, as necessary, shipping containers, which shall protect the Spacecraft and other flight equipment from damage during shipment from the Contractor’s or Subcontractor’s site to the launch site or storage site designated by INTELSAT. The Contractor shall make available, as necessary, storage containers, which shall protect the Spacecraft and its flight equipment from damage during storage. Such containers shall remain property of the Contractor.

2.6.3      Test Data Handling System (TDHS). The Contractor shall furnish a Test Data Handling System (TDHS) in accordance with Section 10 herein, which shall interface with and provide data to INTELSAT-provided TDHS processing and display equipment. The Contractor shall provide space, power, and data line access for INTELSAT-provided TDHS data evaluation equipment. Additionally, the Contractor shall ship the INTELSAT equipment to and from remote test sites (such as launch base and any offsite thermal vacuum and dynamics locations) with the Contractor’s system test equipment and shall provide data line access to such sites.

2.7         Visibility of Failures/Problems on Other Programs

INTELSAT shall immediately be provided with full visibility of all technical/programmatic aspects of failures and problems occurring at component (piece part), unit, subsystem, or system level on other programs, on ground or in orbit, and of associated corrective actions that are relevant to the INTELSAT spacecraft produced under this Contract. However, the Contractor

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EXHIBIT B
REVISION 2

may protect the confidentiality and commercial sensitivity of the Contractor’s relationships with other customers. The identities of other customer programs do not need to be revealed to INTELSAT, either directly or by inference, except with the express permission of the respective customers.

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EXHIBIT B
REVISION 2

3.           QUALIFICATION PROCESS AND REVIEWS

3.1         Equipment Qualification

Prior to delivery for launch, all flight equipment shall be fully qualified (with specified test margins and including all life testing amenable to accelerated life testing and prolonged life testing which can be completed real time prior to the contracted delivery date of the first flight spacecraft) for all space flight environments to which it can be subjected as defined in Exhibit D. If failures or anomalies occur during the subsystem or system level test program, corrective actions will be permitted but shall be subject to review and approval by INTELSAT. The Contractor shall repeat all, or such portions of, system or subsystem level tests that are deemed necessary by INTELSAT. Qualification of units shall be in accordance with the requirements of the unit categorization (refer to section 3.1.2).

3.1.1      Definitions of Equipment Items and Qualification Status. At the Effective Date of Contract, spacecraft equipment items and their qualification status shall be as listed in Appendix 1. If for any reason, the Contractor wishes to utilize a unit and/or subsystem with a different manufacturer and/or qualification heritage than those defined in Appendix 1, prior INTELSAT approval shall be required. This approval would be based on INTELSAT’s assessment of the technical and schedule implications of the proposed change.

3.1.2      Substantiation of Qualification Status. Within one month after the Effective Date of Contract, for each item of Category B, C, and D (see Appendix 1, to this Exhibit B,), the Contractor shall hold equipment categorization reviews to substantiate the initial equipment categorizationThe Contractor shall prepare and present manufacturing, qualification, and design summary information and compatibility with the applicable contractual requirements in a tabular format. This tabular summary shall cross-reference published manufacturing design, analyses, and qualification documentation as necessary to support these reviews.

This review will include battery cells and ancillary RF components.

Supporting detailed documentation covering the heritage equipment shall be available for INTELSAT review to permit INTELSAT to independently verify that the equipment qualification and design standards are compatible with Contract requirements. In the event that existing information does not confirm full compatibility with contract requirements, the category shall be changed. Alternatively, the Contractor may propose for INTELSAT approval a program of supplemental (delta qualification) tests and/or analyses activities that would achieve full compatibility.

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EXHIBIT B
REVISION 2

If the Categorization Review concludes that the change from heritage design for any equipment in Category B or C is minor, and if prior agreement is obtained from INTELSAT, then the equipment CDR data package may cover only the changes to the heritage design. However, the CDR meeting shall include a presentation describing elements of the complete design.

The Contractor shall review equipment categorization during the program any time there is a design change or a change in the applicable environment, or if new information becomes available, that invalidates the existing category. The equipment categorization shall be reviewed again at unit FDR or at unit acceptance review to ensure that no changes occurred during the course of the program, which may have invalidated the qualification status (refer to sections 3.2.3 and 3.3.6). The unit categorization list shall be part of the data packages for the system PDR and system CDR.

If additional Spacecraft are procured, the Contractor shall hold equipment categorization reviews to cover any equipments which were not included in the initial Spacecraft, or for which there are changes in the equipment requirements or design subsequent to the previous review.

INTELSAT will have full visibility on the status and results of equipment protoflight testing performed for other programs, if they are applicable to INTELSAT X.

3.1.3      Design and Readiness Review Requirements per Equipment Category. The requirements for each unit category shall be as specified in Table 3.

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EXHIBIT B
REVISION 2

Table 3.     Types of Design and Manufacturing Reviews for Various Equipment Categories

Equipment	Preliminary Design	Critical Design	Manufacturing	Final Design Review	Equipment
Category	Review	Review (Note 1)	Readiness Review	(Note 1)	Acceptance Review

A	Yes	Yes	Yes	Yes	Yes
B	No	Yes	Yes (Note 3)	Yes	Yes
C	No	No	No	Yes	Yes
D	No	No	No	No	Yes
Subsystem (Note 4)	Yes (Note 2)	Yes	Yes	Yes	NA
System (Note 5)	Yes	Yes	Yes	Yes	NA

Notes:

1.	Life test data, where applicable shall be contained in these reviews.

2.	If a subsystem contains only category C and D equipment units, then no PDR for that subsystem needs to be held.

3.	For Category B, only a delta MRR shall be required.

4.	If a subsystem has been modified from one Spacecraft to another, then a PDR, CDR and/or FDR shall be conducted in accordance with the outcome of the corresponding EQSRs.

5.	If a Spacecraft includes modifications from the initial Spacecraft ordered, then a dedicated System PDR, CDR and FDR shall be conducted.

3.2         Design Reviews

Preliminary Design Reviews (PDRs) and Critical Design Reviews (CDRs) shall be conducted at unit, subsystem, and system level as defined in Table 3. For each unit and subsystem level design review, the Chairperson and the supporting review committee members shall be selected by the Contractor or its subcontractor. For unit level Critical Design Reviews, the review committee shall include independent Contractor staff as detailed in 3.2.5.3 herein.

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Without relieving the Contractor of its responsibilities for efforts under this Contract, the INTELSAT Project Manager will co-chair design reviews (PDR, CDR, and FDR). The Contractor shall provide the logistics for these reviews, shall make the review presentations, and shall provide the documentation as described within Appendices 2 and 3 to Exhibit B.

The Contractor shall compile and maintain a uniform program listing of all actions items. The status of these action items shall be tracked through closure. Design Reviews shall be considered complete only after all action items are closed and a Notification of Review Completion has been approved by INTELSAT.

3.2.1      Preliminary Design Review (PDR). The purpose of the PDR is to allow INTELSAT and the parties responsible for the item under review to agree on the baseline concept, configuration, specifications, and preliminary design of that item. The design review package shall be submitted in accordance with the CDRL (Appendix 2, Section 2.3.1). INTELSAT shall have the right to approve the review in accordance with 3.2.7 herein. The system PDR shall comprise a comprehensive review of the spacecraft requirements and their flow down to the subsystems and units.

A Spacecraft System Preliminary Design Review shall be held to address specific requirements for each additional Spacecraft, when these requirements are modified from the initial Spacecraft’s requirements.

3.2.2      Critical Design Review (CDR). The purpose of a CDR is to allow INTELSAT and the parties responsible for the item under review to agree on the adequacy of the unit, subsystem, and system design, performance, and test plans. INTELSAT shall have the right to approve the review in accordance with 3.2.7 herein.

CDRs shall be held for all equipment after completion of development tests, if required for that item. New unit and subsystem designs shall comply with the full requirements of a CDR. The CDR data package shall be submitted in accordance with the CDRL (Appendix 2, Section 2.3.2).

A Spacecraft System Critical Design Review shall be held to address specific requirements for each additional Spacecraft, when these requirements are modified from the initial Spacecraft’s requirements.

A preliminary version of the Mission Sequence of Events shall be included in the data requirements of the Spacecraft System CDR.

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3.2.3      Final Design Review (FDR). The purpose of a FDR is to allow INTELSAT and the parties responsible for the item under review to agree on the qualification of the item based on qualification test results; the conformance of the item to Exhibit A requirements based on test results, design studies and analyses; and any modifications to the acceptance test plan for the item. INTELSAT shall have the right to approve the review in accordance with 3.2.7 herein.

For all equipment categorization levels, flight equipment items shall not be considered qualified for this spacecraft program until completion of the relevant FDR. At the FDR, supporting detailed documentation covering qualification of the equipment categories A, B, and C shall be available for INTELSAT review to permit verification that the equipment qualification and design standards are still compatible with Contract requirements and unaffected by any changes that may have occurred during the course of the program.

For each additional Spacecraft, an FDR shall be conducted at the System level, and for all subsystems and units which have changes in requirements and/or design with respect to the initial Spacecraft.

3.2.4      Progression of Design Reviews. PDRs shall sequence from the System PDR to subsystem PDRs to respective subsystem unit PDRs. The System PDR shall be held prior to all subsystem and unit PDRs. Subsystem PDRs shall be held prior to the PDRs of respective subsystem units.

CDRs shall sequence from unit level CDRs to the respective subsystem CDR and then to the System CDR. FDRs shall sequence from unit level FDRs to the respective subsystem FDR and then to the System FDR. No equipment CDR shall be held before its PDR and outstanding action items have been completed. No equipment FDR shall be held before its CDR (if required) and outstanding action items have been completed. Before completion of any subsystem Critical or Final Design Review, all units in that subsystem shall have completed their corresponding Critical or Final Design Reviews and all corresponding action items shall be completed.

The System Critical or Final Design Reviews shall not be completed until all corresponding subsystem and unit Critical or Final Design Reviews have been completed and outstanding action items have been completed.

3.2.5      Conduct of Design Reviews.

3.2.5.1   Design Review Board. A qualified Contractor Program System Engineering Manager shall, along with the INTELSAT Program Manager or delegated individual, co-chair the Design Review Board. Board members shall include representatives of Program

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Management, System Engineering, responsible engineering activities, Manufacturing, Product Assurance, procurement, INTELSAT representatives, and other technical specialists as required to provide a comprehensive appraisal of the item design.

The Board shall make recommendations and assign action items that shall be investigated ad resolved by responsible personnel.

For each scheduled review, copies of the design review package shall be sent to each member of the review team who shall be responsible for:

1.	Studying the data package carefully prior to the review meeting.

2.	Notifying the responsible engineer of major discrepancies or oversights discovered prior to the meeting.

3.	Attending the meeting fully prepared to discuss the assigned areas of responsibility.

4.	If required, submitting written recommendations for improving the design.

INTELSAT representative(s) may submit written recommendations and questions. All design review recommendations and questions submitted by INTELSAT and Contractor committee members shall be evaluated by the Contractor, and responses to all recommendations and questions submitted shall be provided. Responsibility for action items shall be assigned and a schedule for completion of such items shall be included in the design review report.

3.2.5.2   INTELSAT Participation in Design Reviews. INTELSAT representative(s) shall be included as member(s) of the Design Review Committee for Design Reviews. However, INTELSAT may elect not to participate as members of the Design Review Committees.

3.2.5.3   Independent Review Team. The Contractor is invited to establish an independent review team, designated as the “Red Team”, to participate in all system and subsystem design reviews. Unit level Critical Design Reviews requiring “Red Team” participation shall be as mutually agreed during the equipment categorization reviews or as events warrant during the program. The participants in this team shall be senior level staff supplied by the Contractor, and shall be either Contractor staff not assigned other duties on this spacecraft program or shall be external experts. This team shall be structured, organized, and qualified to provide an independent, expert assessment of the review subject matter. In addition, if events warrant an

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independent expert assessment, INTELSAT shall have the right to request that the Contractor’s “Red Team” participate in any review.

3.2.5.4   Design Review Notification. Transmittal of the data packages, including a detailed agenda, date, time and location of the review, to INTELSAT and to the Design Review Board members shall constitute design review notification. The data packages and agenda shall be received at INTELSAT (ISPO and HQ) at least two full weeks in advance of the scheduled PDRs and CDRs and at least one full week in advance of the FDRs.

3.2.5.5   Data Packages. Data packages shall be prepared to support the design review presentations. Generally, the packages for the PDRs, CDRs and FDRs shall be structured to be standalone packages. However, for all CDRs, Category C unit FDRs, and the system FDR, detailed materials (e.g., analyses provided as appendices) provided at the respective PDR, which have not changed, need not be resubmitted. For Category A and B unit FDRs and for all subsystem FDRs, the data packages shall be comprehensive standalone packages. Each shall include all design details, analysis data, qualification test results, design verification test results, and all updated data from PDRs and CDRs. All data packages shall comply with the requirements given in the CDRL description (Appendix 2).

3.2.5.6   Presentation materials. Presentation materials used in the design reviews shall be distributed to the participants immediately before the start of each review. Presentation materials shall use updated data applicable, but differences between the presentation and data packages shall be noted.

Recommendations on the design being considered shall be the immediate objective of the design review; recommendations resulting from the course of the meeting shall be submitted in writing to the chairperson. The chairperson shall close the meeting with a summary discussion of the written recommendations and assignment of action items and completion dates.

3.2.5.7   Minutes. Minutes of the design reviews shall be taken by the Contractor. Minutes shall include a list of attendees, action items, agreements, recommendations, updates and errata to the presentation material and summary of issues. Minutes shall be signed by the Contractor and by INTELSAT. Minutes shall be distributed to INTELSAT and all attendees in draft form at the end of the review and officially transmitted within five (5) working days after the review.

3.2.5.8   Design Review Reports. A written response to design review recommendations and action items approved by the design review Chairman and Program Manager shall constitute design review closeout. Each design review report shall be signed by the Design Review Board Co-Chairpersons and the Contractor program manager to signify concurrence. The closeout

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reports for all design reviews shall be submitted to INTELSAT for approval. Action items that affect the performance or testing of the hardware shall be closed out prior to the start of protoflight testing.

3.2.6      Review Design Analyses Requirements. The Contractor shall perform design analysis on all Category A and B units, subsystems and systems and shall provide to INTELSAT similar analyses and studies performed previously on Category C and D units, subsystems, and systems. Copies of such analyses shall be provided to INTELSAT upon request. The minimum scope of the analyses shall be as specified in Appendix 3.

The Contractor shall submit Performance Verification Matrices at unit, subsystem and system level specifying the performance verified by similarity, by test, and by analysis.

3.2.7      INTELSAT Approval Rights. INTELSAT shall have approval rights on all design reviews including submittal of the data package, completion of the review, review meeting minutes, and action item responses. Where applicable (as identified by INTELSAT or the Contractor at the respective design review), design review action item responses shall be approved by a “Red Team” member prior to transmittal to INTELSAT.

3.3         Other Reviews

The Contractor shall conduct other reviews as outlined in this section. Notification of an upcoming review and all documentation pertinent to the review and agenda, time and location shall be submitted to INTELSAT at least 5 working days prior to the review. Review meetings shall be attended by cognizant Contractor Engineering and management representatives. Minutes and action items shall be signed by the Contractor and INTELSAT and provided to INTELSAT in draft form at the end of the review. Minutes and action items shall be formally submitted in a summary report to INTELSAT no more than 5 days following the respective review.

3.3.1      Manufacturing Readiness Reviews (MRR). MRRs shall be conducted prior to the start of manufacturing of flight hardware for all category A and B equipment, and delta MRRs shall be conducted prior to the start of manufacturing of flight hardware for all category B equipment. These reviews shall consider the status of design reviews, materials and processes, facilities, manufacturing plans, and flow down of product assurance requirements. For category C and D, and the need of an MRR will be determined at the categorization review (Section 3.1.2).

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For any additional Spacecraft procured, the MRR shall be conducted for any equipment which has changes in requirements or design with respect to the initial Spacecraft.

3.3.2      Test Procedure Reviews (TPR). To permit the timely incorporation of changes, test procedures shall be reviewed in advance of the start of any qualification testing and any acceptance testing. These reviews shall consider the completeness and accuracy of test procedures, the flow-down of requirements into the test procedures, and test pass /fail criteria. These reviews shall be held at least two weeks prior to the start of the respective testing.

3.3.3      Equipment Test Readiness Reviews (TRR). Test readiness reviews shall be conducted prior to the start of qualification testing (QM or PFM) of Category A and B equipment and prior to acceptance testing of all equipment (category A, B, C, D). These reviews shall consider the readiness of equipment to be tested, impacts of any relevant design review action items, and the review shall determine whether the test may properly proceed. The reviews shall cover test plans, test procedures, test criteria, test equipment, test software, test facilities, and data management procedures.

3.3.4      Subsystem and System Test Readiness Reviews (TRR). (Refer to Appendix 2 of this Exhibit B, subsection 2.4.3) Test Readiness Reviews shall be conducted prior to major subsystem test activities, and prior to all major spacecraft test activities (such as integrated subsystem and system ambient reference performance, subsystem and spacecraft dynamics, subsystem (if applicable) and spacecraft thermal vacuum, integrated subsystem and system ambient final performance, repeater/antenna range performance, TC&R antenna range performance, health checks). These reviews shall consider readiness of flight hardware, test equipment and software, test predicts (based on unit test data), test facilities, test plans and procedures, data management arrangements, and the status of any anomalies or action items that have a bearing on the upcoming test activity.

3.3.5      Post Test Reviews (PTR). Post test reviews shall be conducted as soon as possible following the completion of each subsystem and system test activity. These reviews shall include summaries and analyses of the test data, including trend analyses, a review of all anomalies encountered during the test and their resolution status, deviations and waivers, and review of the conduct of the test for any lessons learned. Formats for the presentations of data shall be subject to ISPO approval.

3.3.6      Equipment acceptance review. The Contractor shall review the test data of all units prior to their being shipped from subcontractors and installation on the spacecraft. These unit reviews shall include failure report closure. The reviews shall also include the review of unit acceptance test data and certification of the qualification status of the unit. The review shall

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permit reassessment of the categorization reviews and verification that the equipment qualification and design standards are still compatible with Contract requirements and unaffected by any changes occurred during the course of the program. All test data shall be made available to INTELSAT at the time of the review. INTELSAT shall have the right to participate to such reviews but may elect not to participate.

Unit qualification and acceptance review for category A and B equipment can be held as part of the FDR. Test data shall be delivered to INTELSAT at least one week prior to the review, in accordance with the CDRL.

3.3.7      Detailed Data Reviews. Detailed data reviews shall be held during the course of testing so that Contractor systems engineering, I&T engineering, and INTELSAT may concur on readiness to break a test configuration, readiness to move to another test phase, or on any retest requirement. The purpose of these reviews shall be to assure test data validity in a near-real time manner. Executed procedures, non-processed test results, processed test results, anomaly reports, and daily activities logbooks shall be made available to INTELSAT for review. These reviews shall not be subject to formal submittals. It is intended that all data shall be reviewed by cognizant Contractor staff and by INTELSAT prior to the formal post test review.

3.3.8      Shipment Readiness Review (SRR). This review shall be conducted at the completion of spacecraft acceptance testing and shall cover hardware status, deviations and waivers to performance specifications, and status of all other CDRL items. The review shall also include mission operation readiness and launch campaign planning. SRRs shall all also be held for major modules and subassemblies originating from locations other than the S/C integration facility. It can be combined with the equipment acceptance review.

3.3.9      Spacecraft Pre-Fueling Review. This review shall be conducted following launch site functional testing and just prior to spacecraft transfer to the fueling facility. Results of functional testing, battery charge status, and any required launch vehicle compatibility tests shall be reviewed to confirm agreement by the Contractor and INTELSAT that the spacecraft is ready to proceed with fueling and final launch activities. Additionally, any actions from the SRR scheduled for completion before spacecraft fueling shall be reviewed and confirmed closed.

3.3.10   Launch Readiness Reviews (LRR). This review shall be conducted at the launch site by the Contractor, upon completion of launch site functional testing and S/C fueling. The review shall cover the flight readiness of all spacecraft subsystems and launch mission support plans. Upon successful completion of this review and after the final weighing of the spacecraft, INTELSAT will certify that final acceptance and delivery (per Article 14 of the Contract) have occurred.

3.3.11   Test Review Boards (TRB). INTELSAT shall have the right to participate in all pre- and post-test review boards.

3.3.12   INTELSAT Approval Rights. INTELSAT shall have approval rights on the Other Reviews (paragraphs. 3.3.1 - 3.3.11) including, completion of the review, review meeting minutes, and action item responses.

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4.           PROGRAM MANAGEMENT REQUIREMENTS

4.1         Scope and Responsibilities

This section defines the specific services to be performed by the Contractor in the management of the program, the interfaces between the Contractor and INTELSAT, and the management information to be provided by the Contractor to permit INTELSAT’s evaluation of program progress, including milestone payment status, schedule, and performance.

4.2         Program Management Organization

4.2.1      INTELSAT Management Organization. The resident INTELSAT Spacecraft Program Office (ISPO) will be the primary technical point of contact between the Contractor and INTELSAT for technical management of this spacecraft Contract. An ISPO will be established in and/or nearby the Contractor’s facility. This on-site team is intended to consist of approximately 10 INTELSAT staff.

The ISPO team will be managed by the INTELSAT Spacecraft Program Manager who will be responsible for ensuring that all technical and programmatic requirements of the spacecraft program are satisfied and will have the authority (and may delegate authority) to approve for INTELSAT on all review boards and related documentation matters to which INTELSAT is a member.

An INTELSAT Contracts Officer will be identified who is responsible for conducting contract negotiations, contract administration, and all modifications to the spacecraft program (including waivers, deviations, and contract change notices).

Upon request by INTELSAT, the Contractor shall provide at the Contractor’s facilities, and collocated with the Contractor’s PMO offices, adequate office space for up to 15 people to accommodate the on-site plus any temporary (visiting) staff or consultants. This space shall include adequate lighting, heating, ventilation, air conditioning, office furniture, and telephones. The Contractor shall also provide such space for up to 3 people at major subcontractor’s facilities, if requested by INTELSAT. All office space shall be provided at the Contractor’s own expense. Office space at the Contractor’s facility shall be available from EDC plus one month until one month past the last spacecraft delivery. INTELSAT requested space at major subcontractor’s facilities shall be available for the duration of the relevant major subcontract activities.

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In Addition, at the Contractor’s facility, a room for a copying machine and a facsimile machine (with Contractor provided telephone line connection), a room for records storage and a library, a computer room, and a conference room shall be provided. The Contractor shall also provide adequate parking spaces for INTELSAT on-site personnel. INTELSAT personnel shall have 24-hours per day and 7-days per week access to such office space.

The Contractor shall provide adequate space and accommodations at all subsystem and system test locations to facilitate real time on-site review of test results by the Contractor and INTELSAT. Space, tables, chairs, power, and voice line access shall be provided at subsystem and system test locations, near the test conductor’s console, for INTELSAT data evaluation personnel.

4.2.2      Contractor Management Organization. The Contractor shall establish a Program Management Organization (PMO) for this Contract to manage, coordinate, and control all program activities, including those of the subcontractors and suppliers. As a minimum, key personnel shall include the following:

1.	Program Manager. This individual shall be assigned full time to the program , and shall be responsible for the execution of the Contractor’s tasks as defined in the Contract.

2.	Contracts Officer. This individual shall be responsible for coordinating the Contract and modifications thereto on behalf of the Contractor.

3.	Systems Engineering Manager. This individual shall have primary responsibility for all technical activities of the spacecraft program from the initial Contract phase through the post-launch support phase.

4.	Product Assurance Manager. This individual shall be responsible for all product assurance activities relating to the Contract. This individual shall have unimpeded access to any top company management and shall have independence in the overall management structure, specifically from program, procurement, and manufacturing operations, to be able to ensure that hardware reliability, quality, and performance will not be compromised over mission life.

5.	Subcontracts Manager. This individual shall be responsible for all subcontract activities.

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6.	Integration and Test Manager. This individual shall have overall responsibility for all subsystem and system level integration and test activities.

7.	P/L Manager. This individual shall have responsibility for all technical activities of the payload (repeater and antenna subsystem).

8.	PA P/L Manager. This individual shall be responsible for all product assurance activities of the payload. He reports to the S/C product assurance manager.

4.3         Program Management Plan

A program management plan for this Contract shall be submitted in accordance with the CDRL (Appendix 2 to this Exhibit B).

4.4         INTELSAT/Contractor Relations

The resident INTELSAT Program Office (ISPO) staff will provide the on going, “day-to-day”, technical and programmatic interfaces with the Contractor. The Contractor shall cooperate with INTELSAT representatives and shall ensure that such cooperation is extended by all Subcontractors. The INTELSAT (ISPO) Program Manager will have the authority for all technical decisions and approvals on the program, including those, which require additional formal Contractual approval via the INTELSAT Procurement Division (e.g., CCNs, RDWs, invoices, etc.)

At Contract award, the Contractor shall promptly obtain all necessary government clearances to provide unimpeded access to INTELSAT personnel to all design information relating to the Contract.

The Contractor shall consider and treat all assigned command radio frequencies and command address codes utilized for the spacecraft under this contract and all on-orbit performance data for the spacecraft under this contract as proprietary to INTELSAT. No information proprietary to INTELSAT shall be released to third parties without INTELSAT’s prior approval in accordance with the Terms and Conditions of this Contract.

In addition to formal contact and communication between INTELSAT and the Contractor, the Contractor’s PMO shall arrange for cooperative, open, and unimpeded informal contact and communication between ISPO personnel and their counterparts in the Contractor’s organization.

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Technical facilities, data, and information used by the Contractor and its subcontractors for the program shall be open to inspection and evaluation by INTELSAT representatives at all reasonable times.

INTELSAT shall have unrestricted access to work in process and to technical and status reviews, regardless of whether the activities are conducted during or outside normal working hours. If a concern develops at any time, points of contact in the PMO shall be those individuals designated in 4.2.2 herein, depending on the nature of the concern. The Contractor shall ensure that, any time spacecraft fabrication, integration and test activities are in progress during non-business hours, a designated PMO representative is “on call” as a point of contact.

Upon request, INTELSAT shall have unrestricted access to work in progress at subcontractors’ locations.

All unit, subsystem, and system level test data shall be available for INTELSAT to review at any time after the data is taken. Test data, which is required to be delivered to INTELSAT via the Test Data Handling System (TDHS), shall be transmitted electronically in accordance with Section 10 of this Exhibit B and in accordance with Exhibit D. If requested by INTELSAT, hard copy test data shall be delivered within 24 hours to a location specified by INTELSAT.

INTELSAT shall also be provided a communications line connection to spacecraft system level real-time telemetry data for checkout of INTELSAT ground network functions. INTELSAT will provide the hardware to process telemetry data. Access to telemetry data shall be on a non-interference basis with spacecraft testing.

4.5         Documentation Management

4.5.1      General. The Contractor shall establish and maintain a system for documentation and test data control for the spacecraft program. This system shall provide for: 1) methods for document/test data preparation, review and formal release; 2) control of document/test data changes; 3) document/test data storage and retrieval; 4) document/test data distribution; and 5) interfaces with INTELSAT regarding document/test data submission.

4.5.2      Test Data Handling System. The Contractor shall supply a Test Data Handling System for test data acquisition, formatting, validation, storage, and digital transmission to INTELSAT. This system shall conform to the requirements specified within this Exhibit B.

4.5.3      Data Management Plan. The Contractor’s general data management system (including test data management) shall be described in a Data Management Plan which shall be

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submitted as part of the Program Management Plan. All data under this Contract shall be managed in accordance with the Data Management Plan.

4.5.4      Configuration Management Program Requirements. The Contractor shall establish and implement a Configuration Management Program to ensure that adequate definition and control of designs and equipment configurations are maintained during all Contract phases. The program shall include requirements and procedures relative to configuration control, change control, drawings, and specifications. The details of the program shall be included in the Product Assurance Plan.

4.5.4.1   Organization and Interface Responsibilities. The Contractor shall designate one person as a single focal point for all matters pertaining to configuration and data management. The responsibilities for interfaces with design, manufacturing and Quality Assurance functions shall be clearly described. A formal Change Control Board (CCB) shall be established for the review and approval of changes to all configuration documentation following initial release. For all changes with the potential to affect compliance with Contractual Requirements, INTELSAT approval shall be required throughout the CCN and RDW process specified herein in Section 4.10.

4.5.4.2   Program Requirements. The Contractor shall establish and maintain a configuration management and control system for all equipment and software that is designed, manufactured, tested, and delivered as part of the Contract and for all software used in the testing thereof. The system, policies, and procedures shall be described in the Product Assurance Plan. As a minimum, this system shall provide for the following:

1.	Continual document control of the spacecraft configuration, at all levels of hardware and software assembly, integration, and testing;

2.	Effective integration of approved changes to, and systematic control of, departures from the baseline configuration;

3.	Verification that the manufactured configuration complies with the appropriate design baseline and the appropriate issue of specifications and drawings;

4.	Specification of necessary configuration control requirements and constraints on subcontractors and suppliers;

5.	Definition of spacecraft performance and design by a system of specifications and drawings;

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6.	Maintenance of specification and drawing trees and work breakdown structures;

7.	Control of interfaces; and

8.	Configuration traceability between the part level and the system level.

For non-flight hardware (e.g., engineering models), as a minimum, traceability of changes from its baseline design shall be maintained.

4.5.4.3   Documentation. The Configuration Management function shall as a minimum produce and maintain the following records:

1.	Indentured parts lists containing all levels of hardware from piece parts to the complete satellite;

2.	Specification and Drawing Trees;

3.	As Designed and As Built Lists;

4.	A running record of the difference between the As Designed and As Built lists;

5.	The qualification status of all hardware;

6.	Configuration Index List (CIL); and

7.	Listings of all equipment installed on the spacecraft by serial or lot number.

All equipment installed on the spacecraft shall be listed by serial or lot number. However, accumulation of minor items (fasteners, brackets and the like) may be reported as part of assembly documentation. It shall be possible at any point in time to determine the exact configuration of the partially or fully assembled spacecraft down to the least significant installed item.

The configuration index list (CIL) shall provide details down to the lowest serialized item above the piece part level for flight hardware. Subcontracted hardware will be reported in the same manner. Reconciliation of as-designed configuration versus as-built configuration shall be performed down to the least significant installed item on the spacecraft.

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The Contractor shall establish and maintain a database of failures/non-conformances occurring on the program to provide effective means of retrieval of data to support status reporting, trend analyses, failure assessments, and determination of the Nonconformance Control System effectiveness. A database for flight hardware configuration shall also be maintained reflecting “as built” versus “as designed” information, next higher assembly, lower indentured levels, item name, item number and serial number.

Provisions shall be made for the electronic delivery of hardware configuration (Configuration Index List data) and failure/nonconformance data to INTELSAT. The Contractor shall deliver this information at least on a monthly basis.

The nomenclature and terminology used in the failure database shall be consistent with that used in the configuration database.

As an alternative to electronic delivery, hard copies of all failure reports and nonconformance reports at the unit level and above can be used and shall then be delivered to INTELSAT.

4.5.5      Submission Criteria. Contractually deliverable documentation shall be submitted under one of the following criteria in accordance with the CDRL:

1.	For Information: Routine documentation, which will be evaluated by INTELSAT to determine current program status, progress and future planning requirements. A formal INTELSAT response is not required, but INTELSAT may elect to provide comments.

2.	For Review: Documentation to be evaluated by INTELSAT (ISPO) for technical acceptance or rejection prior to its intended use. In the event that the information submitted fails to meet contractual requirements, INTELSAT will respond to documents for review within 10 working days of receipt at the INTELSAT Spacecraft Programs Office.

3.	For Approval: Documentation that requires written approval from an INTELSAT Contracting Officer before its acceptance or intended use. Approval of any documentation is understood to mean “permission to proceed” but is not to be construed in any way as relieving the Contractor of any contractual obligation. INTELSAT will approve the document or ask for resubmission within 10 working days of its receipt at INTELSAT. Provisions shall be made for INTELSAT signature on the cover of documents for Approval. If the Contractor proceeds

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without INTELSAT approval at those approval points specified in the Contract, it does so at its own risk.

Revision to any contractually deliverable document shall be subject to the same submission criteria as applied to the initial release of that document. INTELSAT may request a resubmission of all or part of any document not conforming to its contractual definition. Resubmission shall require the same type of concurrence as the original document.

The Contractor’s procedures for handling documentation for Approval and Review shall be described in the Data Management Plan.

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4.6         Meetings

The major Contract meetings are summarized in Table 4.

Table 4. Meetings Conducted or Participated in by Contractor

Meeting	Date	Place

Contract Kickoff Meeting	********	Contractor’s facility
Equipment Qualification Status Review	********	Contractor’s facility
Working Level Engineering and Program Management Meetings	********	Contractor’s facility
Quarterly Progress Meetings	********	Contractor’s facility (or INTELSAT Headquarters if requested by INTELSAT)
Senior Management Meetings	********	INTELSAT Headquarters
Progress Meetings with Major Subcontractors	********	Subcontractor facilities
Design Review Meetings	********	Contractor’s/subcontractors facilities as appropriate
Manufacturing Readiness and Test Readiness Reviews	********	Contractor’s/subcontractors facilities as appropriate
Post Test Reviews	********	Contractor’s/subcontractors facilities as appropriate
Equipment acceptance reviews	********	Contractor’s/subcontractors facilities as appropriate
Shipment Readiness Review	********	Contractor’s facility
Launch Readiness Review	********	Launch site (in accordance with option selected by INTELSAT)
Meetings with launch service contractors	********	As appropriate (in accordance with option selected by INTELSAT)

4.6.1      Contract Kickoff Meeting. Within 3 weeks after the Effective Date of Contract, the Contractor shall conduct a contract kickoff meeting. The purpose of this meeting is to confirm the spacecraft configuration and program requirements. An additional purpose is to

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discuss and define the details of implementing cooperative working procedures and arrangements between ISPO and the Contractor.

Topics to be covered at the Contract Kickoff Meeting shall include the following:

1.	Formal communication requirements and formats;

2.	Contractor’s organizational charts with specific names of all key individuals;

3.	Arrangements for ISPO access to documentation, work in progress, and informal technical discussions;

4.	The organization, scope, and frequency of management, technical, and review meetings;

5.	System/subsystem-level budgets reflecting the performance commitments and predictions provided by the Contractor prior to contract award and demonstrating the ability of the proposed design to meet all Exhibit A performance requirements; and

6.	System and subsystem-level schedules and procurement schedules for all units listed in Appendix 1 to Exhibit B, “Equipment Suppliers and Categorization List”.

4.6.2      Quarterly Progress Meetings. (Refer to Appendix 2 of this Exhibit B, Section 2.2) The Contractor shall organize and conduct, under the chairmanship of a PMO member, regular technical and program meetings at which INTELSAT representatives will participate. These meetings shall cover reviews of overall program status, hardware deliveries, schedules, planning, major technical problem areas, system budgets, product assurance activities, action items status, any contractual/financial issues, and any proposed Contract changes and any requests for deviations or waivers. In addition, these meetings shall include open discussions of appropriate courses of action for maintaining the integrity of the program with the intent of achieving mutual agreement on such courses of action.

Presentation materials shall be delivered to INTELSAT at least 5 working days before the meetings.

4.6.3      Senior Management Meetings. Senior Management Meetings shall be conducted at six-month intervals between the Contractor and INTELSAT senior management to discuss the

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Contractor’s progress and related matters. The venue of these meetings shall normally be INTELSAT Headquarters in Washington, D.C.

The ISPO Program Manager and the PMO Program Manager may jointly prepare the presentation for this meeting based on the agenda identified by the senior management staffs of both organizations.

4.7        Review Meetings

The Contractor shall conduct reviews as specified in Section 3 of this Exhibit. The Contractor shall be responsible for the reviews. INTELSAT approval rights shall be as specified in Sections 3 and 4.

The Review Chairperson(s), with the assistance of the review committee, shall conduct the review and shall prepare and issue a Review Summary Report which shall include the purpose of the review and its conclusions and a list of action items.

If the review process reveals further activities that need to be conducted before the review requirements can be said to be fully met, specific “Action Items” may be placed by and/or on the Contractor or INTELSAT. All Action Items shall be reviewed and accepted by the appropriate organization at the conclusion of the review meeting. The ISPO and PMO will retain ultimate responsibility for the closure of Action Items accepted by their organizations.

The PMO shall be responsible for ensuring the timely completion of Action Items and for tracking and reporting their status. Responses shall be addressed to the Review Chairperson who is responsible for their evaluation and disposition. A review shall be considered conducted when the review chairperson issues the review summary and INTELSAT has approved the review summary. A review shall not be considered completed until after all Action Items taken at the review meeting have been closed by INTELSAT. Review Summary Report, Action Item, and Notification of Review Completion submittals shall be in accordance with the CDRL (Appendix 2 of this Exhibit B).

4.8         Program Schedules

The Contractor shall conduct program schedule monitoring and analysis and provide INTELSAT with various program activity networks and schedule charts to assist in the forecasting of and preparation for critical program events, as well as for progress evaluation. For each Spacecraft, the Contractor shall prepare and maintain schedules in logic network format and in Gantt chart format derived from logic network schedule analyses. The logic networks shall be constructed

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using methods and schedule inputs, which shall indicate the critical path elements of the program.

A minimum of five types of schedules (as described in 4.8.1 — 4.8.5) shall be updated and formally submitted to INTELSAT on a regular basis (but not less frequently than monthly) and as significant changes occur. Throughout the program, all schedule information shall be continuously available to INTELSAT on an informal basis.

4.8.1      Level I Spacecraft Schedules. These schedules shall provide a summary overview of each spacecraft with each spacecraft shown on a single page. Only top level activities and critical program events shall be shown. Generally, these schedules shall show a line item for each spacecraft subsystem and/or major spacecraft assembly and line items for major spacecraft level integration and test activities. These schedules shall be updated and included in the Quarterly Progress Report.

4.8.2      Level II Spacecraft Schedules. These schedules shall consist of a series of bar or Gantt charts for each spacecraft. For hardware manufacturing and related efforts, theses schedules shall indicate activities down to the unit (major equipment) level. For spacecraft integration and test activities, these schedules shall provide a breakdown to a level that can typically be shown on one page. Granularity of these schedules shall be such that progress can be assessed at least on a weekly basis. For activities lasting longer than one month, intermediate milestones shall be defined. Updates shall be provided whenever significant schedule changes occur, but at least monthly. These schedules shall also be updated and included in the Quarterly Progress Report.

4.8.3      Level III Short Term Activity Schedules. These schedules shall show the significant program activities/ events planned for the current plus the next two months for all spacecraft. Such significant events may include design and test and data reviews, unit qualification and acceptance tests, system level tests, analyses, hardware milestones, etc. These schedules shall be updated and provided at least on a bi-weekly basis. These schedules shall also be updated and included in the Quarterly Progress Report.

4.8.4      Level III Satellite Integration and Test Schedules. These schedules shall consist of a series of bar or Gantt charts for each spacecraft covering integration and test activities for the spacecraft platform, the spacecraft communications repeater, and spacecraft system level. Granularity of these schedules shall be such that progress can be assessed on a day-by-day basis. These schedules shall be updated whenever significant changes occur, but at least on a weekly basis during the respective integration and test activities. These schedules shall be updated and provided to the ISPO and INTELSAT Headquarters whenever updated.

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4.8.5      Tabular Schedule of Meetings and Reviews. This schedule shall consist of a tabular listing (in date sequence) of program meetings and reviews. It shall be prepared in a Microsoft Excel or Word format and shall show all system, subsystem, major unit, and integration and test reviews (e.g., design reviews, TPRs, TRRs, MRRs, data reviews, etc.) and Quarterly Progress Meetings. This listing shall be updated whenever significant changes occur, but at least on a weekly basis. Each update shall be provided to the ISPO and to INTELSAT Headquarters in electronic format.

4.8.6     Status of Critical Units. In addition to the schedules described above, the Contractor shall provide a current, informal status of all major subcontract items, critical equipment units, and other critical path items. The schedule status of these items shall be reviewed with INTELSAT at the weekly Engineering Meetings, or more frequently if warranted by schedule changes (e.g., during system integration and test phases). Subcontract items may utilize the subcontractors’ unedited schedule submissions to the Contractor. Status of items supplied directly by the Contractor may be illustrated by other working schedules prepared by the Contractor. Schedule materials provided only for the purpose of the weekly Engineering Meetings shall be informal submissions to INTELSAT at the respective meeting.

4.8.7     Schedule Conflicts. The schedules prepared by the Contractor shall clearly indicate all known potential conflicts, which could impact spacecraft delivery. Schedule conflicts shall consider any potential conflicting needs for resources by another program including the impact of potential late availability of items within and outside of this Contract.

4.9     Program Milestone Payment Status

The Contractor shall present to INTELSAT in the Quarterly Progress Reports, tables and graphs of the actual and anticipated invoice submittals of contract payment milestones as described below.

4.9.1     Submitted Invoices. The Contractor shall present a table of milestone payment invoices that have been submitted during the program up to the month of issue of the table. The table shall contain at least the following columns:

1.	Milestone identification number;

2.	Milestone description;

3.	Invoice date;

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4.	Milestone dollar amount; and

5.	Amount approved.

The amount approved should be summed by month, year and program to date.

4.9.2      Anticipated Invoice Submittals. The Contractor shall present a table of anticipated milestone invoice submittals for a period of one year from the month of issue of the table. The table shall contain at least the following columns:

1.	Milestone identification number;

2.	Milestone description;

3.	Value;

4.	Anticipated (realistic) invoice date (coordinated with schedule, analysis and production task).

The milestone values shall be summed by month and provided to INTELSAT in accordance with the CDRL (Appendix 2 of this Exhibit B)

4.9.3      Milestone Payment Status Graphs. The Contractor shall present a graph of cumulative milestone values over the entire program duration, indicating the Partial Payments Plan amounts, and the cumulative amounts approved to date.

4.9.4      Reporting of Payments. In accordance with Article 52 of the Contract entitled Reporting of Payments, the Contractor shall have its auditors certify to INTELSAT annually that any “gratuity” (exceeding $100 US) which has been given to any INTELSAT official in connection with this contract has been reported to INTELSAT.

4.10      Management of Contract Changes

The Contractor shall establish and maintain a system for managing the following types of changes to the INTELSAT Contract:

1.	Change to Technical Requirements;

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2.	Change to the Scope of Work (additions or deletions); and

3.	Change to the Delivery Requirements (schedule).

4.10.1   Preliminary Change Assessment. Prior to formal request for change, the Contractor shall provide to INTELSAT a preliminary change assessment which includes the following: 1) a brief description of the change; 2) a rough order of magnitude (ROM) of the cost impact of the change; 3) an estimated schedule impact; and 4) other special programmatic considerations, including time required for a response. INTELSAT will evaluate the preliminary change assessment and advise the Contractor whether to proceed with a detailed proposal.

4.10.2   Contract Change Notice (CCN). Any contract change, whether initiated by the Contractor or at INTELSAT’s request, shall be submitted to INTELSAT for approval using a Contract Change Notice form. The information to be included on a CCN form is given below:

1.	A unique reference number (e.g., Contract Designation-CCN-00x);

2.	Date of submittal;

3.	Identification of organization requesting the change, as well as description and justification for the change;

4.	A detailed description of the envisaged tasks in the form of a brief statement of work;

5.	A statement of schedule impact;

6.	Cost/price breakdown for the proposed change (increase or decrease);

7.	Suggested contract language revision as applicable;

8.	Proposed implementation date and

9.	Copy of all relevant Contract or Exhibit pages in their original form and proposed amended form.

4.10.3   Review and Approval of Contract Change Notice. INTELSAT will notify the Contractor of its acceptance or rejection of a CCN within the time limits defined in Article 18 of the Contract Terms and Conditions. Whenever the proposed CCN implementation date is

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deemed critical, INTELSAT shall be so notified, and a specific response date requested of INTELSAT by the Contractor.

If the Contractor implements a change prior to obtaining INTELSAT approval, this shall be at the Contractor’s own risk.

4.10.4   Waivers and Deviations. If, during the execution of the Contract, the Contractor desires to depart from the requirements in the Contract for a specific item or a limited number of items, a Request for Deviation/Waiver (RDW) shall be submitted. Such requests shall comply with the definition of Deviations and Waivers specified herein below.

An RDW shall contain at least the information defined as follows:

1.	A unique RDW reference number;

2.	Title or subject of RDW;

3.	Affected equipment item name;

4.	Affected equipment item part number;

5.	Affected requirement;

6.	Description of the waiver or deviation requested;

7.	Purpose or justification for request;

8.	Date of issue;

9.	Cost/schedule impact, if any; and

10.	Copy of affected Contract or Exhibit pages.

A Waiver shall be defined as a specific written authorization to accept an item of equipment which is found to depart from specified requirements but is nevertheless considered suitable for use “as is” or after rework by an appropriate method.

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A Deviation shall be defined as a specific written authorization, granted prior to the manufacture of an item or equipment, to depart from a particular performance or design requirement for a specific number of items or specific period of time.

4.10.5   Review and Approval of an RDW. INTELSAT will normally notify the Contractor of its acceptance or rejection of the RDW within ten (10) working days of its receipt. If the reason for its rejection is lack of adequate supporting documentation (or other evidence), the Contractor will be informed within ten (10) days of receipt.

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5.           PRODUCT ASSURANCE REQUIREMENTS

The Contractor shall establish and implement a Product Assurance Program in accordance with the requirements defined in Exhibit C.

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6.           SPACEFLIGHT EQUIPMENT REQUIREMENTS

6.1         General Manufacturing Requirements

The Contractor shall maintain adequate facilities and personnel resources to sustain manufacturing, assembly, integration, handling and transport of INTELSAT hardware at all levels during the course of the program. The Contractor shall ensure that the standards of in-house, subcontractor and supplier manufacturing are compatible with the requirements set forth in Exhibit C of this Contract.

The Contractor shall ensure adequate documentation to describe all manufacturing processes. All manufacturing documents shall be reviewed by pertinent specialists prior to release for manufacture. Subsequent changes shall also be reviewed and controlled through the Contractor’s document control procedures.

6.1.1      Manufacturing Readiness Review (MRR). The Contractor shall hold MRRs in accordance with Table 3. The MRR shall be a working review involving those staff directly responsible for the manufacture of the equipment and those staff directly involved in the equipment design and in the inspection of the work. INTELSAT reserves the right to participate in any MRR. Manufacture of the flight hardware shall not commence until the MRR is complete, unless specifically authorized by INTELSAT.

6.1.2      Content of the MRR. The following documentation shall be provided as part of the MRR data package:

1.	Manufacturing flow diagram showing significant manufacturing events in sequence and identifying relevant inspection points;

2.	Lists of materials and processes used;

3.	Indentured drawing list for the item reviewed;

The following documentation shall be made available for INTELSAT review at the Contractor’s and vendor’s facilities:

4.	Complete set of design and manufacturing drawings;

5.	Complete set of planning documents (logbooks for parts already manufactured);

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6.	Part, material, process, and manufacturing control procedures; and,

7.	Any other documents needed to describe the manufacturing process.

6.2         Thermal Requirements

If data from a satellite in orbit indicates that the thermal subsystem for spacecraft manufactured under this Contract will not meet its performance specifications throughout the orbital design life, INTELSAT shall be notified. Additionally, the Contractor, upon INTELSAT’s request, shall take the necessary steps to ensure that the spacecraft not yet launched will meet these requirements.

6.3         Battery Storage

When not used on the flight spacecraft, flight batteries and activated cells shall be stored in accordance with mutually agreed procedures.

6.4         Command Security

************************************

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7.           SPACECRAFT CONTROL SIMULATOR

The Contractor shall deliver a complete real time Spacecraft Control Simulator that shall provide software simulation of the spacecraft operating in transfer, drift, and geosynchronous orbits. This simulator shall be suitable for use for validation of flight control procedures, ground station operator training, validation of the ground station software, anomaly investigations, and attitude recovery training. As a minimum, the simulator shall provide for:

1.	Simulation start up and initialization;

2.	Simulation control;

3.	Anomaly and failure injections;

4.	Command and telemetry processing;

5.	Dynamics simulation with internal and external disturbance torques;

6.	Orbits simulation; and

7.	Spacecraft subsystem simulation (including Telemetry and Control, Attitude Determination and Control, Propulsion, Electrical Power, Thermal Control, Mechanisms, and payload control and status functions).

The Attitude Determination and Control subsystem shall contain high fidelity models of the spacecraft dynamics with deployed and stowed appendages, attitude sensors and actuators, and internal and external disturbances. All versions of flight firmware/software shall be implemented as software routines and the interface between the flight firmware/software and flight computer shall be modeled accurately. Should any firmware/software changes on the on-board flight computer occur after simulator delivery, the Contractor shall modify and re-validate the simulator software.

The simulator shall have a non-real time or accelerated simulation capability to simulate slow loops.

The simulator Orbit Model shall model the position of the spacecraft relative to the Earth, Moon, and Sun. The Orbit Model shall include transfer, drift, and geosynchronous orbits. The orbit shall be updated during Apogee Engine firings based on the orientation and total change in velocity due to the burn. It shall be possible to start a simulation from any orbit position at its associated time, which may be different from the epoch defined for initial orbital elements. The Sun, Moon, and Earth positions shall be modeled with respect to the spacecraft and in accordance with the commanded startup and epoch times.

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Availability of an Intermediate DSSS

The Contractor shall deliver an Intermediate DSSS in December 2001. This intermediate version of the DSSS shall consist of a software deliverable only, and will include a subset of the simulator software components (including the TM/TC protocol and the SVE as a minimum) to allow Intelsat to test the DSSS-SCC interfaces. A draft version of the DSSS User Manual and Installation Manual will be also provided at this time. No installation support or training courses will be provided for this version, neither will any warranty be provided. Telephone assistance to aid bug identification and fixing will be available.

Other subsystems shall be modeled as follows:

1.	TC&R: The model shall include functional and anomaly representations of all TC&R hardware. A primary function of the TC&R model shall be to simulate the responses to commands in the telemetry stream. Telemetry values from all the models in the simulator shall be collected by the TC&R Subsystem Model formatted into telemetry and provided to the INTELSAT ground system.

2.	Power: The model shall include spacecraft power generation, storage, and distribution functions. The model shall calculate the overall power balance. Power consumed by the Communications and Propulsion Subsystems shall be modeled as a function of time after the application of power.

3.	Mechanisms: The model shall simulate the deployment mechanisms of the solar arrays and antenna reflectors. This model shall accept anomaly data for setting failure conditions. The model shall output the stowed and deployment status to the Spacecraft Dynamics Model for spacecraft attitude calculation and to the T&C Subsystem for telemetry generation. The models shall output the deployment status to the Power Subsystem Model for shadowing and power generation calculations. Deployment of each mechanism shall be initiated by its associated deployment command, unless it has an anomaly condition set for that mechanism.

4.	Propulsion: The model shall include the apogee engines and the RCS of the spacecraft. It shall include all thrusters, latching valves, and propellant tanks and lines. The model shall calculate the thrust levels of all the thrusters, the propellant mass, and the tank pressures.

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5.	Thermal Control Subsystem model: The model shall utilize an ESTAN node-based thermal model, in which each sensor and temperature-dependent unit has a calculated temperature based upon the state of neighboring heat-producing, dissipating elements and spacecraft environment. Such ESATAN model shall provide an estimate that the on-board temperatures are compatible with the theoretical results predicted by the Critical Design Review of the spacecraft thermal subsystem (the accuracy of such prediction is in the region of +/-10°). The model shall take into account all effects due to thermal radiation of the outside environment, radioactive heating due to the Sun and cooling during eclipses. The model shall be derived from the ESATAN CDR thermal model. Two different models shall be provided:

•	TRANSFER phase with solar arrays partially deployed

•	ON-STATION phase with all appendages deployed

6.	LAE firing: During the firings, the temperature shall be simulated as follows:

From the beginning of the firing and during the firing,

T = Tmax + (Tnominal – Tmax) d-t/r ,

with T = 0 at the beginning of the firing,
r = the time constant of the temperature evolution

At the end of firing, the soak back effect shall be modeled as a step:

T = Tmax + (Delta)T during n seconds

After these n seconds, the temperature decreases with a constant rate down to the nominal temperature.

The User shall be able to define the Tmax and r (time constant) values. This shall allow:

•	To nominally simulate the actual selected motor (using firing data not yet available)

•	To simulate thermal run-away cases for abort practices.

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Capability to alter the SCID (TC and TM identifier).

The SCID is defined in four different places of the DSSS components:

•	In the on-board software which is in charge of the definition of the TM frame

•	In the simulation of the SCU/TIF TC PROM which is in charge of the identification of the TC

•	In the EIF TM which is the DSSS software component in charge of the decommutation of the TM frame (i.e. for synoptic visualization)

•	In the EIF TC which is the DSSS software component in charge of the conversion of the symbolic TC (sent by the DSSS operator) into a bit stream.

The Contractor will provide the necessary tools to alter the SCID (TC and TM identifiers):

•	A simulator LNG sequence to patch the on-board software and to modify the simulation parameters of the PROM TIF. This modification shall be performed after the start of the simulation.

•	A UNIX shell command performing the change of the EIF TC and EIF TM configuration files. This change shall be performed off-line before stating a simulation run.

In general, no parameter shall be “hard-coded” (fixed in the design). Coding shall allow the user to modify parameters “on-the-fly” (during the simulation). These parameters shall include, but not be limited to, all hardware, software logic, and dynamic modules.

The spacecraft simulator shall be implemented on a Contractor supplied and mutually agreed computer platform (workstation and operating system). The simulator shall be able to receive spacecraft commands a TCP/IP serial interface. In addition, via the operator’s control console, the user shall be able to formulate and execute any spacecraft command using the spacecraft telemetry and command list. The simulator shall output an RS232 PCM (NRZL) stream of telemetry at the same bit rate and with the same format as that provided by the spacecraft, and shall also be capable of simultaneously generating a stream of dwell telemetry. In addition the telemetry shall be output via TCP/IP interface.

7.1         Design Reviews

The Contractor shall conduct three formal reviews of the Spacecraft Simulator. All three shall be held at the Contractor’s facility. A Preliminary Design Review (PDR) and a Critical Design Review (CDR) shall be held during the design and development phases but no later than 10 and

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16 months, respectively, after Effective Date of Contract. In addition, a Pre-Shipment Review (PSR) shall be held 1 week before shipment of the simulator to INTELSAT. These reviews shall be conducted as outlined in Section 3.2.5 of this Exhibit B.

The PDR shall cover Spacecraft Simulator Specification (analysis, methods, equations, etc.), computer sizing analysis, and simulator development schedule. The CDR shall cover detailed software flow diagrams, software descriptions, and test plan. The PSR shall cover the simulator users manual, test results, and equipment and data inventory.

7.2         Test Requirements

Tests of each model shall be performed. Results shall be compared to actual hardware test results or analytical predictions when available, and an acceptable degree of correlation shall be verified. The pre-shipment test shall consist of verifying proper simulator response in each mode. A post-shipment test shall also be performed to verify that the simulator is functional at INTELSAT.

7.3         Documentation

Simulator documentation shall be delivered in accordance with the CDRL. The following documentation shall be required:

1.	PDR and CDR data packages;

2.	PDR and CDR reports, including minutes and action items;

3.	Simulator user’s manual;

4.	Monthly progress reports; and

5.	Pre-shipment test results.

The following data shall be supplied with the simulator:

1.	Annotated software listings, including source code;

2.	Each mathematical model used, with a detailed technical description;

3.	Interface drawings;

4.	Hardware drawings for any custom hardware used by the simulator;

5.	Computer hardware and software manuals;

6.	Simulator user’s manual; and

7.	Pre-shipment test results.

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7.4         Training

The Contractor shall conduct a comprehensive training course to instruct up to three (3) INTELSAT staff in the operations and maintenance of the simulator. The course shall be conducted at the Contractor’s facility prior to shipment of the simulator to INTELSAT and shall combine classroom instruction with hands-on training. The student material for the training course shall include, but not be limited to, the simulator user’s manual, spacecraft orbital operations handbook, and class handouts.

A second training program (for one week and up to ten (10) INTELSAT staff) shall be conducted at INTELSAT headquarters after delivery, installation, and checkout of the simulator. This training shall review the material covered at the previous training and shall focus on hands-on use of the simulator.

7.5         Warranty

The Contractor shall guarantee the Spacecraft Simulator for ****** except for the commercial computer hardware, operating system software, and peripheral units. The warranty shall start after *********************************

1.	Analysis of simulator anomaly reports issued by INTELSAT and sent to the Contractor;
2.	Software corrections including modifications and validations;
3.	Updates of documentation and of the configuration item data list; and
4.	Generation and delivery of new software releases.

All commercially available elements of the work station including work station hardware, its operating system software/firmware, and peripheral unit hardware and software/firmware and shall be covered by their manufacturers’ standard warranties, which shall be extended by the Contractor until the units are accepted by and installed at INTELSAT. The Contractor shall provide for the transfer of these manufacturers’ guarantees to INTELSAT. INTELSAT, at its option, shall be entitled to continue those guarantees outside of the scope of this contract.

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8.           COMMUNICATIONS SIMULATOR

The Contractor shall deliver a complete Communication Simulator capable of simulating each of the following transponder configurations one at a time.

***************
***************
***************

Reconfiguration from one configuration to another shall be achieved using switches provided as part of the simulator. The switches to be used for reconfiguration may be commercial grade (non-space qualified) switches.

The simulator shall contain communications payload equipment units, which shall provide valid representations of the spacecraft communications channel performances. The following communications equipment units shall be provided:

****************************************

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*************************

The simulator shall provide the capabilities for the inputting of communications signals to a selected channel of interest and for the observation of the outputs of that channel with its specified adjacent channel(s) operating (those channels specified above for simultaneous operation). The simulator shall contain equipment units representative of the spacecraft units used for signal amplification, limiting, linearization, up and down conversions, and multiplexing.

The Communications Simulator may utilize any available engineering model or qualification model equipment, which has electrical performance identical to the actual flight equipment. Breadboard models may be acceptable if it can be demonstrated that they have the required electrical characteristics and are constructed in a manner suitable for extended laboratory use.

The simulator equipment shall operate from 117 VAC primary power, and shall be contained in standard 19-inch equipment racks no higher than 80 inches. The HPAs shall be baseplate mounted with adequate thermal dissipation for the HPAs, their power supplies, and RF loads. The thermal design shall be such that operation of the simulator in a laboratory environment provides a valid representation of the actual performance of the satellite equipment.

RF input and output ports shall be type N coaxial connectors. The simulator outputs shall be coupled from the HPAs to provide a nominal +10 dBm (at saturation) at the output panel connectors.

The simulator layout shall be such that connections to and from the simulator and reconfiguration of its equipment (during the normal use of the simulator) can be readily accomplished without disassembly of equipment from the enclosure. The simulator shall provide means to command all functions of each RF unit (e.g., gain adjustment, setting of the HPA operating point). All command functions necessary for the operation of the simulator shall be provided in a rack mounted control unit.

8.1         Design Reviews

The Contractor shall conduct three formal reviews of the Communications Simulator. All three shall be held at the Contractor’s facility. A Preliminary Design Review (PDR) shall be held during the design phase but no later than 10 months after Effective Date of Contract. A Critical Design Review (CDR) shall be held at the conclusion of the design phase. In addition, a Pre-

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Shipment Review (PSR) shall be held 1 week before shipment of the simulator to INTELSAT. These reviews shall be conducted as outlined in Section 3.2.5 of this Exhibit B.

8.2         Communications Simulator Test Data

Ambient temperature test data for primary RF parameters shall be provided. End-to-end data, taken across the operating frequency range, shall be provided for the complete simulator channel and for each major functional unit within the channel.

8.3         Documentation

Simulator documentation shall be provided in accordance with the CDRL. At the time of Communications Simulator shipment to INTELSAT, the Contractor shall deliver the following documentation: 1) simulator schematics and functional block diagrams; 2) equipment layout drawings/photographs; 3) electrical interface drawings; 4) hardware drawings (schematics, functional block diagrams, and equipment layout) for any custom hardware used by the simulator; 5) simulator pre-shipment test data; and 6) simulator user’s manual.

8.4         Training

The Contractor shall conduct a comprehensive training course to instruct up to three (3) INTELSAT staff in the operation of the simulator. The course shall be conducted at the Contractor’s facility prior to shipment of the simulator to INTELSAT. The course shall combine classroom instruction with hands-on training. The student material for the training course shall include, but not be limited to, the simulator user’s manual and class handouts.

A second training program (for up to 2 days and for up to five (5) INTELSAT staff) shall be conducted at INTELSAT headquarters after delivery, installation, and checkout of the simulator. This training shall review the material covered at the previous training and shall focus on hands-on use of the simulator.

8.5         Warranty

The Contractor shall guarantee the Communications Simulator for ******* except for any commercial computer hardware, operating system software, and peripheral units. The warranty shall start after installation in the INTELSAT premises or one-month after the end of in-plant acceptance review. As a minimum, the guarantee shall cover:

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1.	Analysis of simulator anomaly reports issued by INTELSAT and sent to the Contractor;
2.	Hardware corrections; and
3.	Updates of documentation.

INTELSAT will remove, and return to the Contractor for warranty activity, hardware that has been diagnosed as defective.

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9.           MISSION SUPPORT SERVICES

The Contractor shall assist INTELSAT in the preparation for the in-orbit operations of the satellite and in its actual operation during at least the first six months in orbit. Support for anomaly investigations, if required, shall be provided for as long as the satellite remains in orbit.

9.1         Preparation for In-Orbit Operations

The Contractor shall provide the following to INTELSAT at dates to be determined:

1.	A detailed sequence of events defining all operations, from beginning of the countdown through launch vehicle separation and through earth pointing acquisition in synchronous orbit with all appendages deployed including testing and validating. The commands in the sequence of events shall be verified on a flight representative spacecraft simulator and flight spacecraft;

2.	Test plans and detailed test procedures for In-Orbit Test of all subsystems.

3.	Operational procedures, including all commands and telemetry verification points for on-orbit operations.

4.	Analysis of failures and/or anomalous events which might occur during the transfer orbit, apogee injection, earth acquisition and deployment phases and which could prove hazardous to the mission.

5.	A set of detailed contingency plans and procedures with flow diagrams and command sequences for corrective actions during transfer orbit.

6.	A set of detailed contingency plans and procedures for similar events, covering the on-station phase through end-of-life, including those for reacquisition and recovery after triggering of the on-board safety logic.

7.	Preparation of transfer orbit mission burn plans and launch windows, including, but not limited to, primary and back-up strategies, sensor calibration windows and algorithms and penalties for delayed apogee/perigee burns.

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9.2         Mission Reviews and Satellite Performance Reviews

The Contractor and INTELSAT will conduct mission-related reviews. Satellite Performance Reviews will be conducted by INTELSAT after completion of the in-orbit testing of the individual satellite prior to acceptance for operation.

9.2.1      Mission Readiness Review. INTELSAT will hold a Mission Readiness Review prior to each launch. For launches conducted under Option 1 of Section 11.5, Contractor participation in this review is not required. For launches conducted under Option 3 of Section 11.5 herein, INTELSAT staff will attend the Mission Readiness Review at the Contractor’s facility.

9.2.2      Post-Mission Review. A review of each satellite mission will be held by INTELSAT at either the INTELSAT Mission Control Center or the Contractor’s facility following earth acquisition in geosynchronous orbit with all appendages deployed. The location will be the same as for the Mission Readiness Review. The Contractor shall participate in this review.

9.2.3      Satellite Performance Reviews. A Satellite Performance Review will be held by INTELSAT within two weeks after completion of all in-orbit tests of each satellite. The review may be held earlier if a major anomaly is discovered or suspected. In such a case, the Contractor’s participation shall be required; otherwise, Contractor participation is optional.

9.3         Mission Support Documentation

Mission support documentation shall be developed and submitted in accordance with the CDRL (Appendix 2 to this Exhibit B).

9.4         Training of INTELSAT Operations Personnel

The Contractor shall prepare and present a comprehensive training course for INTELSAT satellite operations staff. The course shall cover spacecraft design, mission, operations, functional constraints, and detailed descriptions of the Attitude Determination and Control, Propulsion, Telemetry, Command, Ranging, Electric Power, Structure, Mechanism, Thermal, Antenna and Communications subsystems.

The course shall consist of a two-week session held 6 months prior to the launch of the first spacecraft. Each day of the course shall consist of two three-hour sessions. The course shall utilize subsystem specialists as instructors, and shall be held at INTELSAT headquarters in

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Washington, DC. Questions not answered during the course shall be responded to within two days in writing.

The training material shall be submitted to INTELSAT for approval at least one month prior to the presentation. Thirty sets of the printed documentation shall be submitted to INTELSAT at least one week prior to the start of the course. An electronic version of the training material, which can be duplicated, shall also be delivered at least one week prior to the start of the course.

9.5         Verification of Command Generator Equipment

The Contractor shall support a test, to verify the compatibility between the command generation equipment to be used in INTELSAT TT&C ground stations and the spacecraft during the Integrated System Test of the first flight spacecraft. The test duration will not exceed 24 hours of spacecraft time scheduled over a maximum of three days as mutually agreed between the Contractor and INTELSAT.

9.6         Verification of INTELSAT Ground Processing Software

The Contractor shall provide recorded telemetry data and a copy of the actual sequence of testing of the Integrated System Test performed during the data recording. These test sequences shall include command functional performance, deployments, positioning of antennas and other mechanisms, spin (or simulated spin) testing, if applicable, etc. The recorded data shall be in raw serial telemetry form on a medium agreed upon by INTELSAT.

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10.         TEST DATA HANDLING SYSTEM

The Contractor shall establish a Test Data Handling System (TDHS) which shall interface with and provide data to INTELSAT-provided TDHS processing and display equipment. Data designated by Exhibit D to be delivered shall be delivered to INTELSAT equipment according to the timeliness requirements of 10.4 of this Exhibit B. Testing shall not be considered complete, and the test configuration shall not be broken, until all test data is delivered to INTELSAT Space Programs Office (ISPO).

The Contractor shall provide space, power, and data line access for INTELSAT-provided TDHS data evaluation equipment. Additionally, the Contractor shall ship the INTELSAT equipment to and from remote test sites (such as launch base and any offsite thermal vacuum and dynamics locations) with the Contractor’s system test equipment and shall provide data line access to such sites.

The Contractor shall allow INTELSAT use of the current versions of TDHS data evaluation software tools, which will be used on INTELSAT-provided computers.

10.1      Required TDHS Capabilities

The Contractor shall establish a Test Data Handling System (TDHS) for test data acquisition, formatting, validation, storage, correction, and transmission to INTELSAT of the following electronically deliverable data:

1.	TDHS engineering measurements and associated files, hereafter referred to as “TDHS standard data”, as defined to be deliverable in the Program Test Plan (Exhibit D).

2.	TDHS spacecraft telemetry and associated files hereafter referred to as “TDHS telemetry data”.

3.	TDHS spacecraft thermal vacuum measurements hereafter referred to as “TDHS thermal data”.

10.2      Points of Data Origination and Delivery

The Contractor shall deliver all three types of TDHS data from the Contractor’s facility to INTELSAT ISPO. The Contractor shall provide for the electronic transmission of all data from all Contractors’ facilities and launch bases to ISPO computers at the respective test sites.

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The Contractor shall establish for TDHS standard data a single routing point at the Contractor’s primary testing facility. Additional facilities shall deliver all TDHS standard data to this routing point. TDHS telemetry and thermal data shall be available directly from the spacecraft test equipment to INTELSAT without intermediate routing.

10.3      Data Transmission Integrity

The Contractor shall be responsible for verification of error-free receipt by ISPO of each type of TDHS data. Loss of data shall be precluded by a backup plan acceptable to INTELSAT. All data in all three categories shall be available for retransmission at INTELSAT’s request. A process for correction and retransmission shall be established for any data found to be erroneous or incomplete.

10.4      Delivery Timeliness Requirement

Validated TDHS standard data shall be electronically transferred from the Contractor to ISPO in machine-readable format using Contractor supplied network link(s) between the Contractor and ISPO as the data is generated. TDHS telemetry data and TDHS thermal data shall be delivered immediately (in real time) to ISPO whenever it is generated at the Contractor’s site(s). In the event that data must be retransmitted or corrected, the retransmitted and corrected data must be delivered to ISPO within 24 hours of the request for retransmission or correction.

10.5      Network Security Provisions

Security features shall be required in any network connection between the Contractor and ISPO. These security measures shall be approved by INTELSAT and shall be defined in such a way as to prevent hindering the flow of deliverable data. INTELSAT will provide and control any necessary routers used for the control of network traffic between the Contractor and ISPO.

10.6      TDHS Standard Data

TDHS standard data is to contain information that clearly reflects the test conditions. All records shall have a header that uniquely identifies the data. Validation of the records’ contents shall be performed at the spacecraft test areas generating the data by a responsible engineering authority.

10.6.1   Data Required to be Delivered. Subsystem and system level repeater performance testing and antenna CATR or near-field testing at unit, subsystem, and system levels shall provide data to TDHS unless specifically exempted by INTELSAT. The details of the tests for

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which TDHS standard data is required shall be provided in Exhibit D. The TDHS file structure for antenna data will be specified by INTELSAT (the same as those used on previous INTELSAT programs).

10.6.2   Basic TDHS Standard File Structure. The basic TDHS standard file structure is made of plain ASCII data (MICROSOFT Excel spreadsheet compatible, i.e., all the ASCII data entries in the file are separated by the “CRLF” ASCII line separator and the “TAB” ASCII column separator). More detailed file structure information shall be provided in the TDHS ICD.

10.6.3   Format Description Files (FDFs). Format Description Files are used to precisely specify the contents and format of test data. Format Description Files (FDFs) will be used by INTELSAT as a means for interpreting TDRs and displaying their values for engineering analysis.

Format Description Files are to be delivered to INTELSAT prior to the delivery of any TDRs that reference the FDF and are subject to INTELSAT’s approval.

10.6.4   Test Data Records (TDRs). All engineering test measurements deliverable to INTELSAT as defined in the Detailed Test Plan are to be formatted into Test Data Records (TDRs) and transmitted to INTELSAT. A TDR consists of a TDHS header followed by test data, textual descriptions, calibration information, and any other relevant data.

10.6.5   Data Acquisition Requirements. All TDHS standard data operations at each Contractor’s facility shall be actively managed by a central responsible authority hereafter referred to as the Program Data Exchange System (PDES). The function of PDES is to accept spacecraft subsystem and system-level test data from various sources, at the Contractor’s facility, and act as the transfer point between the Contractor and INTELSAT. All records shall be transferred electronically to INTELSAT via network. All spacecraft test areas that perform acceptance tests above the unit level are responsible for providing to INTELSAT via PDES their test records in TDHS format.

All FDFs and TDRs (including corrections or retests) are to be validated at the test areas. This validation requires the appropriate engineering authority, under the direction of the Spacecraft Manager, to review the data and to verify that the record is accurate. No records of any type are to be declared valid and passed on to PDES without this human interaction.

10.6.6   Computer Interface Definitions. The Contractor shall provide INTELSAT with a network connection to a data relay server through a Contractor supplied computer communications network. The data relay server (a Contractor computer) shall provide

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INTELSAT with a combination of services that provide controlled access to contract deliverable test data information. These services shall support delivery of TDHS Standard Data via conventional File Transfer Protocol (FTP) and real-time data (TDHS Telemetry Data and TDHS Thermal Data) via TCP/IP connections. The TDHS shall be located at contractor’s premises and shall provide an Ethernet connection to the ISPO. The interfaces between the TDHS and other Contractor’s tests site (including satellite environmental test site and launch site) shall be performed via a 64 Kps Contractor leased line.

10.6.6.1  Test Data Correction. The Contractor shall have the means to make corrections to TDRs, and FDFs, resubmit them to PDES, and transmit the corrections to INTELSAT ISPO.

10.6.7     Data Analysis Tools. The Contractor shall have in place a set of computer programs for analysis of repeater and payload data collected in all contractual test phases. These programs shall be made available to the INTELSAT network for use on its computers and shall, as a minimum, comprise the following:

1.	A program for tracking the progress and completion of contractually required testing. This program shall at any time during the progress of testing, by querying the test data records database, give an account of which configurations have been tested and which configurations remain to be tested for each test type.
2.	A program for plotting and visualizing the collected data. This program shall facilitate overlay plotting where a reference data set can be compared to specification and/or predict and/or data for the same configuration from other test phases. This program shall work for all test types.
3.	A program for calculating deltas for essential parameters for all operational configurations. Deltas shall be calculated between measured data and specification and/or predict and/or data for the same configuration from other test phases. Examples of essential parameters are input-power-to-saturate and end-to-end performances such as e.i.r.p. considering actual antenna gains.

10.7       Delivery of Real-time Data

TDHS Telemetry Data and TDHS Thermal Data and any other “frame-based” stream data that may be defined and agreed to in the future shall have a common means of delivery to the INTELSAT host computer via a computer communications network supplied by the Contractor. In addition, spacecraft telemetry streams (Main and Dwell) will be available as PCM baseband signals at each test station.

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The Contractor shall be responsible for the establishment of a data link between the integration and test facility and ISPO for the purpose of realtime delivery of satellite telemetry and thermal data.

10.8      Computer System Time Coordination

The Contractor’s computer system time shall be coordinated so that all the computers generating or handling TDHS standard data, TDHS telemetry data, or TDHS thermal data will be using the “same” time. All of these computers will be synchronized to within one second of the UTC (Universal Coordinated Time).

10.9      Spacecraft Configuration Data

Spacecraft “as built” configuration data for units installed on each spacecraft shall be provided to INTELSAT. The data shall include:

1.	Spacecraft identifier;
2.	Unit part number;
3.	Unit serial number;
4.	Spacecraft location reference designator;
5.	Date of unit installation; and
6.	Date of unit removal.

The Contractor will maintain this data in a manner, which will allow the Contractor and INTELSAT to determine the “as tested” configuration for any subsystem or system test during the test program. Changes to this table shall be made simultaneously at PDES and INTELSAT.

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11.          CONTRACT OPTIONS

The Contract options defined herein may be exercised by INTELSAT at its sole discretion. The decision periods from Effective Date of Contract (EDC), or from date of order of additional Spacecraft(s), for INTELSAT to provide the Contractor the Authority to Proceed with the option(s) and the delivery of each option are given in Table 5.

Table 5. Options Decisions and Deliveries

OPTION	DECISION DATE	DELIVERY DATE

Additional Flight Spacecraft — 310 Degrees East Design (per 11.2.1 of Exhibit B and Attachment1 and 2 to Exhibit A)	**************	**************

Additional Flight spacecraft 359 degrees East Design (per exhibit B and Attachments 3 and 4 to exhibit A)	**************	**************

Additional protoflight spacecraft with modified communications payload designs (per 11.2.2 of Exhibit B)	**************	**************

Modification to protoflight spacecraft 359 degrees east design per: Attachments 3 Annex 1, and Attachment 4 Annex 1 of Exhibit A;1 Annex 1 to Exhibit D	**************	**************

Launch Support and Integration Services including Spacecraft transportation(per Exhibit B, 11.3)	**************	**************

Spacecraft Extended Storage and Retest (per Exhibit B, 11.4) Optional Space Segment Services (per Exhibit B, 11.5)	**************	**************

Option 1: Traditional Launch Service (per Exhibit B, 11.5.1)	**************	**************

Option 2: Stand alone Ground System Service (GSS) (per Exhibit B, 11.5.2)	**************	**************

Option 3: LEOP/IOT (per Exhibit B, 11.5.3)	**************	**************

Option 4: On Station Services (per Exhibit B, 11.5.4)	**************	**************

On-Board DVB multiplexer (per Exhibit B, 11.6, and Attachment 5 to Exhibit A)	**************	**************

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11.1      Option Decisions and Deliveries

Consistent with the Contract Article 40 entitled “Options”, the decision and delivery dates for additional flight spacecraft and for each of the options described in Section 11 of this Exhibit are given in Table 5.

11.2     Additional Spacecraft

This Statement of Work applies in its entirety except for the activities already performed for the first procured spacecraft and applicable to the selected option, i.e.: EQSR, communication simulator, Spacecraft simulator, life test battery and battery cell components. In the event that a new or modified unit is included as a part of the additional Spacecraft, a corresponding unit level EQSR review shall be held; additional unit reviews (PDR, CDR, MRR, and/or FRR) shall be held in accordance with the outcome of the corresponding EQSR

Unless otherwise noted, documentation requirements of Exhibit B, Appendix 2, shall apply for each additional Spacecraft ordered. For additional spacecraft, and unless otherwise stated in Exhibit B, Appendix 2, the Contractor may refer to previous delivered documentation when such documentation is unchanged.

11.2.1   Optional Additional Flight Spacecraft — 310 °E Design. This option shall provide INTELSAT with the ability to order a replacement flight Spacecraft identical to the 310 °E design, as specified in Attachments 1 and 2 to Exhibit A.

11.2.2   Optional Additional Flight Spacecraft — 359 °E Design

This option shall provide INTELSAT with the ability to order a replacement Flight Spacecraft identical to the 359°E design, as specified in Attachments 3 and 4 to Exhibit A.

11.2.3    Additional Spacecraft with Modified Designs. This option shall provide INTELSAT with the ability to order additional spacecraft with modified communications payload designs. These spacecraft may require different antenna configurations, different antenna coverage patterns, and different frequency plans (including frequency bands and transponder bandwidths) from the baseline spacecraft specified within Exhibit A. As a minimum and with respect to the baseline spacecraft specified in Exhibit A, the scope of the modifications available to INTELSAT under this option shall include spacecraft with different:

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1.	Number of antenna beams;
2.	Antenna coverage patterns (polygon definitions);
3.	Antenna isolation polygon definitions;
4.	Antenna beam polarizations;
5.	Transponder high power amplifier output levels to antenna beams;
6.	Transponder frequency plans;
7.	Transponder bandwidths;
8.	Transmission and/or reception frequency bands; and/or
9.	Interconnectivities of transponders.

With respect to the baseline spacecraft specified in Exhibit A, the scope of the modifications available to INTELSAT under this option is defined in the following table:

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Table 6. Spacecraft with Modified Payload

Spacecraft with Modified payload
Ku-BAND ANTENNAS Number Antenna type Reflector size Polarization	**************
C-BAND ANENNAS Number Feed number Reflector size Polarization	**************
FREQUENCY C-Band uplink C-Band downlink Ku-Band uplink Ku-Band downlink	**************
INSTALLED DOCON C + Ku	**************
CROSS STRAPPING Ku/C C/Ku	**************
TWTA Installed TWTA C-Band Ku-Band Active TWTA C-Band Ku-Band	**************
OUTPUT CHANNELS C-Band Ku-Band	**************
BUDGETS Payload Mass Payload Power	**************
DEVELOPMENT Equipment type	**************
Reflector Shaping	**************
Antenna Configuration	**************

Prior to an exercise of the Option, INTELSAT will update the specifications within Exhibit A for orbital location(s) to be designated by INTELSAT.

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11.3      Optional Launch Support and Integration Services

For each Launch Support and Integration Services Option exercised by INTELSAT, the scope of work to be performed by the Contractor shall be as defined herein.

11.3.1   Documentation and Support Requirements. The documentation/support to be provided by the Contractor shall include, but not be limited to, the following:

1.	Spacecraft (including any airborne support equipment) to launch vehicle interfaces and launch site interface data;

2.	Launch site support requirements, including space, environmental controls, electrical power, lifting or moving equipment, telecommunications capabilities, and all other services or equipment normally supplied by the launch site agency or INTELSAT;

3.	Demonstrations of compliance of design and integration and test procedures with launch agency safety requirements;

4.	Spacecraft structural dynamic and thermal mathematical models;

5.	Mission descriptions;

6.	Qualification and acceptance test plans and results;

7.	Special monitoring or test equipment required;

8.	Launch configuration including all telemetered and non-telemetered status limits for analog telemetry parameters; and

9.	Requirements for spacecraft environmental control and test after installation on the launch vehicle and following any launch attempt aborts.

Documentation submitted shall be in accordance with the requirements delineated in the Users’ Manuals of the applicable launch vehicles.

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Following launch, the Contractor shall remove and return ship all Contractor-furnished equipment from facilities provided by the launch vehicle Contractor within the time span specified by the launch vehicle Contractor.

11.3.2   Integration and Test Facilities at the Launch Site. The Contractor shall provide and install all items of flight test or handling equipment in the launch site facilities and shall ensure such items are fully functional prior to their scheduled date of use. Included shall be all equipment required for spacecraft test and for monitoring or control of the spacecraft after its installation on the launch vehicle. Also included shall be blockhouse and/or launch pad equipment, hard-line connections between the spacecraft and the blockhouse and or/launch pad, and radio links between the spacecraft and the spacecraft launch test equipment area, to the extent that these items/efforts are not normally performed by the launch vehicle agency.

11.3.3   Spacecraft Preparation at the Launch Site. The Contractor shall be responsible for all efforts necessary to prepare the spacecraft at the launch site, including among others:

1.	Preparing launch site test plans and associated procedures;

2.	Handling and operating of the spacecraft and test equipment during the launch base test program and other pre-launch preparations;

3.	Assembling, and/or testing of all components needed to attain the required spacecraft launch configurations;

4.	Providing propulsion subsystem propellants and pressurant; and

5.	Supporting transportation of the spacecraft within the launch facilities.

11.3.4   Support to INTELSAT. During the launch campaign, the INTELSAT Launch Manager will be the formal point of contact for all matters related to launch site agency requirements, launch site facilities, and launch vehicle interfaces. The Contractor’s staff shall take direction from the INTELSAT Launch Manager in all such matters and shall support him/her in all meetings called to review spacecraft and launch vehicle progress, to identify and resolve interface or facility issues, and to coordinate near-terms events. The ISPO Program Manager will continue to be the formal point of contact for all matters related to the spacecraft.

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The Contractor shall support INTELSAT during the Launch Readiness Reviews by preparing a presentation describing the results of the spacecraft launch base integration and test programs and demonstrating that the spacecraft satisfies all requirements to make it ready for launch.

The Contractor shall monitor all activities during transportation of the spacecraft to the launch vehicle and installation on the launch vehicle and shall verify that these steps are conducted and controlled in accordance with approved procedures. Procedures shall be submitted in accordance with the CDRL.

11.3.5   Spacecraft Transportation to the Launch Site. For each Launch Support and Integration Services Option exercised by INTELSAT, the Contractor shall ship (from the Contractor’s facilities to the launch site designated by INTELSAT) the spacecraft and all necessary electrical and mechanical ground support equipment (GSE). Whichever the launch vehicle, spacecraft and GSE will be shipped by air.

Prior to each Shipment Readiness Review, any updates to the Spacecraft Storage and Delivery Plan, which may be necessary for a specific spacecraft launch, shall be submitted. Submissions shall be in accordance with the CDRL.

11.4      Optional Spacecraft Extended Storage and Retest

If this option is exercised by INTELSAT, the Contractor shall provide spacecraft storage and retest in a controlled environment for periods of more than 1 year and up to 3 years. Flight batteries and activated cells shall be stored in an appropriate configuration in an environmentally controlled, refrigerated area. INTELSAT shall have approval rights regarding both the storage configuration and the storage environment.

The Contractor shall provide the spacecraft storage/shipping container, storage facilities, all related transportation to and from the facilities, and all retest equipment and efforts. The spacecraft storage/shipping container shall remain the property of the Contractor.

11.5      Optional Space Segment Services

This section defines the optional tasks to be performed by the Contractor to provide the Space Segment Services (SSS) for operations of satellite(s) provided under this Contract.

11.5.1   OPTION 1: Traditional INTELSAT Launch. Under this option, INTELSAT will develop the necessary ground system and operate the satellite immediately following launch vehicle separation. Contractor support is required as specified below.

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11.5.1.1  Preparation for In-Orbit Operations. In addition to the tasks listed in Section 9.1, the Contractor shall participate in mission operations meetings and rehearsals at INTELSAT Headquarters, Washington, D.C., as needed and under the direction of INTELSAT.

Technical meetings shall be held at INTELSAT Headquarters and at the Contractor’s facility to finalize such preparation for in-orbit operation. Participation in the meetings at INTELSAT shall require no more than three trips of nine persons for five days each for the total program. The meetings at the Contractor’s facility shall be at INTELSAT’s request and shall require participation of the specialists in the various subsystems and in mission operation.

11.5.1.2  Support for Initial In-Orbit Operation The Contractor shall provide personnel to assist INTELSAT during the initial in-orbit operations of each satellite. This assistance shall include:

1.	Participation of a team of nine persons for each mission, in the activities conducted at the INTELSAT mission control center in Washington, D.C., from launch through earth pointing acquisition in synchronous orbit with all appendages deployed. These nine persons shall be senior engineering specialists who shall have experience from the design, manufacturing and test phases of this spacecraft contract. This team shall provide expertise for the following areas: a) Telemetry, Command and Ranging; b) Attitude Determination and Control; c) Propulsion; d) Electrical Power; e) Thermal Control; f) Deployment Mechanisms; g) On-Board Software/Firmware; h) Spacecraft Dynamics; i) Mission Direction; and j) Systems Engineering.

2.	Participation of at least one subsystem specialist for each subsystem in the post-launch bus subsystems checkout and performance verification. These tests will be conducted from the INTELSAT Mission Control Center in Washington, D.C.

3.	Participation of one payload specialist for 3 weeks in the in-orbit checkout and testing of the communications payload. The tests will be conducted from either the INTELSAT earth station at Clarksburg, Maryland (U.S.A.), Fucino, Italy or Beijing, China as determined by INTELSAT.

11.5.2     OPTION 2: Stand-alone Ground System Service (GSS). The Contractor shall provide a stand-alone ground system (hardware and software) required for daily operations of the satellite(s). The software includes commanding, telemetry processing, graphical and alphanumeric displays, and flight dynamics. The Contractor shall integrate this system with

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existing systems in INTELSAT Satellite Control Center (SCC) and back-up control facility according to the interface requirements to be defined.

The Contractor shall deliver and install a stand-alone system (hardware, documentation and software) to perform commanding, telemetry processing, and flight dynamics for the INTELSAT X satellite(s).

The stand-alone system shall consist of a fully redundant system at INTELSAT Headquarters in Washington DC, one non-redundant system at INTELSAT back-up facilities in Clarksburg, Maryland, USA, and one non-redundant equipment at one INTELSAT TTC earth station required to support in-orbit testing.

The stand-alone system will interface with the INTELSAT Wide Area Network to receive telemetry and range data and to transmit commands and orbital product files.

The Contractor shall propose the system administration, maintenance and training plans. The system described in this option will be operated by INTELSAT staff on the INTELSAT X satellites(s).

The functionality of the system shall include the following:

1.	Satellite commanding in both an interactive manner as well as via automated procedures.

2.	Real time telemetry processing, validation, and monitoring. This shall include but not be limited to integrity validation of incoming telemetry data, limit checking of real time telemetry, display, both graphical and alphanumeric display of real-time telemetry data, real-time monitoring of satellite safety, health and status for all critical subsystem parameters.

3.	Historical telemetry storage, retrieval, and analysis capability.

4.	Flight Dynamics capability to support orbit determination and control, propellant accounting and maneuver life estimation.

5.	Tools to automatically control battery charging and a means assessing any on-board battery control firmware.

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11.5.3   OPTION 3: Transfer Orbit/In-Orbit Test Service. If requested by the Contractor, INTELSAT will provide and operate the TT&C ground network. The Contractor shall coordinate the mission with other satellite operators.

The Contractor shall perform the transfer orbit Mission by following the planned Sequence of Events (SOE) and Contingency Plans, as required. The Contractor shall plan Transfer Orbit Mission with a mission team that shall consist of Contractor staff. The Contractor shall supply and operate the necessary support equipment including computer and software, databases and procedures, for the transfer orbit mission of the satellite.

All activities required for transfer orbit mission, bus in-orbit tests and payload in-orbit tests required for any or all INTELSAT X satellite(s), shall be performed by the Contractor from the Contractor’s control center. Responsibility for daily operations shall be transferred to INTELSAT headquarters after the successful acquisition of orbital control box.

The categories of services and deliverables for this option are:

1.	Satellite Transfer Orbit Mission

2.	Bus In Orbit Tests

3.	Payload In Orbit Tests at an INTELSAT approved longitude

4.	Acquisition of the orbital control box

In the provision of these services to INTELSAT, the Contractor will operate all systems in accordance with the spacecraft operational requirements.

INTELSAT will have 4-6 staff at the Contractor’s facility in order to actively monitor the actual transfer orbit mission and In-Orbit Test under this option. However, successful completion of the transfer orbit mission and IOT is the sole responsibility of the Contractor. In addition, INTELSAT will provide two leased lines for voice coordination and data exchange between the Contractor’s operational center and INTELSAT Headquarters. The maintenance of these facilities would be INTELSAT’s responsibility.

The IOT shall verify all the performance of all operational modes, functions, cross strapping, and combinations of primary and redundant units prior to placing the satellite into commercial service. The IOT shall not include any operations that pose a significant risk to the satellites proper operation or risk of not meeting performance requirement throughout the Orbital Design

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Life. The Contractor shall be responsible for the operations and state of health of the satellite for the entire test period.

The test plan shall be submitted to INTELSAT for approval at least 90 days prior to the start of test.

INTELSAT can provide and operate the ground network to support the in-orbit test service, if necessary.

The Contractor shall also coordinate the frequencies and the use of the orbital position for IOT with other satellite operators, as needed.

11.5.4   OPTION 4: In-Orbit Operation Service. Following completion of Option 3, the Contractor shall operate the satellites from the Contractor’s control center for six months, with option to extend the duration by an additional six months. The Contractor shall be responsible for the state of health and orbital control of the satellite(s) for the contract period. Payload re-configuration shall be performed by the Contractor upon the request from INTELSAT. INTELSAT shall be notified of any significant anomaly or event by telephone and fax as soon as possible.

11.5.5   INTELSAT Provided Facilities and Services. Where applicable, INTELSAT can make available some of its facilities to support Contractor’s optional space segment services. These include: the Satellite Control Center (SCC) at INTELSAT HQ in Washington DC, USA, the Telemetry, Tracking, and Control, (TTC) network, the In-Orbit Test Equipment (IOTE) at Beijing, Clarksburg and Fucino, the Control and Coordination Circuits (CCC), and the operational back-up facility at the INTELSAT Technical Annex Facility (ITAF) in Maryland, USA.

11.5.6   Deliverables. The Contractor shall deliver the services at the performance levels specified herein. The performance level is contingent upon the INTELSAT X satellite meeting the satellite manufacturer’s specifications.

The major deliverables are the services themselves. In addition, the Contractor will provide reports for all the services provided as mentioned below.

All reports shall be prepared in INTELSAT’s standard format. INTELSAT will provide the standard format to CONTRACTOR for reference purposes.

11.5.7   Satellite Transfer Orbit Mission Service

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11.5.7.1.   Performance Goals. The main performance goal is the successful delivery of the INTELSAT X satellite(s) at the final orbital control box, in the normal configuration. The Contractor shall place the INTELSAT X satellite(s) at the INTELSAT approved Bus IOT and Payload IOT location(s) according to INTELSAT approved drift rate(s) and schedule(s).

11.5.7.2    Reports

11.5.7.2.1 Pre Launch Reports. Prior to the launch of the satellite, the Contractor shall provide to INTELSAT the following documentation:

All mission parameters relevant to the provision of Transfer Orbit Mission, including:

1.	Mission Schedule which includes lift-off time and Apogee Engine Fire (AEF) times;
2.	Mission analysis;
3.	Backup AEF plans;
4.	Launch Windows;
5.	Schedule of usage of TTC Stations;
6.	Schedule of planned mission Rehearsals;
7.	Final Mission Sequence of Events;
8.	Final Mission Contingency Plans;
9.	Delta-v penalty for delayed apogee/perigee burns;
10.	Key Events Time Line;
11.	Frequency Plan;
12.	Nominal Injection Orbital Elements; and
13.	Predicted orbit elements prior to and post of Apogee Engine Fire (AEF).

These data and information shall be submitted to INTELSAT no later than ninety (90) days before the scheduled start of Transfer Orbit Mission for the applicable satellite unless otherwise mutually agreed.

1.	A complete list of support functions required for the rehearsal(s) including:
A.	Number of data streams;
B.	Type of data streams;
C.	Outline of each day’s exercise;
D.	Orbital elements and attitude data necessary for INTELSAT to compute antenna pointing and polarization data; and
E.	Real or simulated data.

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2.	If required, spacecraft ranging delays, including variations in the delays with flux density and temperature.

3.	Latest Mission Time Line updated nominal injection and predicted AEF orbit elements.

4.	Satellite-specific information, which is necessary to describe the time and frequency characteristics of the command and ranging uplink and the telemetry and ranging downlink.

11.5.7.3    In-Orbit Tests

11.5.7.3.1 Performance Goals. Contractor shall perform Bus and Payload In-Orbit tests and verify all the parameters of the INTELSAT X satellite(s) according to the INTELSAT approved schedule.

11.5.7.3.2 Reports. The Contractor shall prepare final detailed test plans and command queues for Bus and Payload IOT and shall generate and provide detailed test reports.

11.5.7.4    Standalone Ground System. The Contractor shall deliver a stand-alone ground processing equipment and software no later than **********. The system shall be delivered on a turnkey basis and shall meet all the functional requirements described in section 11.5.2 of this Exhibit B.

11.5.7.5    In-Orbit Operations

11.5.7.5.1 Performance Goals. The Contractor shall maintain a transponder availability of at least 99.995%.

Following a spacecraft anomaly, the Contractor shall restore service within ********** of the cases.

The Contractor shall reconfigure the payload upon request from INTELSAT within ********* of the cases.

11.5.7.5.2 Reports. The Contractor shall provide orbital data and status reports weekly. The Contractor shall provide quarterly updates to propellant budget and predicted Orbital Maneuver Life. Satellite health status reports shall be provided annually. Each spacecraft anomaly shall be

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thoroughly analyzed and the result of this analysis shall be reported to INTELSAT. Analyses which require an extended period to complete shall have interim reports on a mutually agreed upon basis.

11.5.8     Facilities. INTELSAT will use the following facilities and systems to support the services provided by the Contractor:

1.	Satellite Control Facility (SCF);
2.	TTC network which currently consists of 6 stations;
3.	Control and Coordination Circuits (CCC);
4.	INTELSAT Technical Annex Facility (ITAF), the operational back-up facility for SCF; and
5.	In-Orbit Test facilities.

The SCC and IOC are manned on a 24 hours per day, 7 days per week basis. All other facilities are manned as deemed appropriate by INTELSAT.

INTELSAT will perform normal maintenance of its facilities.

11.5.9      Interfaces

11.5.9.1   Communications Circuits. INTELSAT will be responsible for establishing communications circuits between INTELSAT and the Contractor’s operational headquarters and/or ITAF, and between INTELSAT’s earth stations and the Contractor’s operational headquarters.

11.5.10    Training. The Contractor is required to provide a training plan for Options 1 and 2. Training shall take place at INTELSAT Headquarters in Washington, DC.

11.5.10.1 Training Option 1
The proposed training is the same as the one required by INTELSAT at paragraph 9.4 Exhibit B.

11.5.10.2 Stand-Alone Ground System Training (Option 2)
A high qualify programme on the ground system is proposed for the following categories of personnel :

• spacecraft controllers which operate the ground system,

• computer system maintenance engineers.

It is intended :

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• to give the customer personnel in charge of the operation and the maintenance of the ground system all the information he needs to operate and maintain it,

• to provide the customer personnel with a theoretical to a practical training on the ground system,

• to give the customer personnel a detailed description of the ground system design, operations and maintenance.

Typically the following topics will be addressed :

• description of performance characteristics and capabilities of each ground system,

• detailed organisation of the ground system,

• general data of the theory of operation of the ground system,

• detailed element interfaces,

• operational procedures,

• maintenance activities,

• practical exercise of the various functions and operating modes of the subsystem.

The training duration is 2 weeks. It will be performed at INTELSAT facilities after the ground System installation.

11.6      Option for On-board Digital Video Broadcast (DVB) Multiplexer

When identified as an option for a particular Spacecraft design, and exercised by INTELSAT, the on-board DVB multiplexer capability shall be provided as specified by Attachment 5 to Exhibit A.

Once exercised by INTELSAT, the DVB multiplexer capability shall be subject to all applicable design analyses and to all qualification, design and readiness reviews as described in this Statement of Work. This shall include unit level reviews of the DVB multiplexer equipment, as described in Section 3. Test requirements at the unit, subsystem and system levels are as defined in Exhibit D.

For purposes of establishing the applicable review and test requirements, the equipment category (as defined in Exhibit B, Appendix 1) shall be determined at the DVB Multiplexer categorization review.

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EQUIPMENT SUPPLIERS AND CATEGORIZATION LIST

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EQUIPMENT SUPPLIERS AND CATEGORIZATION LIST

1.0     GENERAL

Table 1-1 defines: the supplier and qualification status of all major spacecraft equipment units and subsystems; the subsequent development and qualification efforts to be conducted under this Contract; and the level of unit/subsystem testing to be conducted under this Contract.

Table 1-1. Equipment Units and Categorization Listing

Unit/	Unit	Unit	Proposed Unit	Special	Proposed	Number of	Number of
Subsystem	Manufacturer	Category	Test Level for	Tests	Development Units	Flight Units	Life Test
Name			This Contract	Required	for This Contract	per Spacecraft	Units Proposed

List Unit/ Subsystem Name	List Unit Manufacturer	A, B, C, or D (See Note 1)	(Full Qualification, Protoflight Qualification, or Acceptance Level Testing)	PIM, ESD, EMC, Shock, MP, Corona, etc.	BB, EM, QM, or PFM or none) (See Note 2)	List Quantity	List Quantity

NOTES FOR TABLE 1-1:

1.	Unit/Subsystem categories are defined as follows:

CATEGORY A: New design or substantially modified unit/subsystem for this Contract. Units/subsystems will be designed and qualified specifically for this Contract.

CATEGORY B: Unit/subsystem derived from an earlier design, but with minor hardware and/or firmware/software modifications. Units/subsystems derived from equipment developed and qualified for other programs, but with design, fabrication and/or control procedures, or with parts and materials that must be changed for this Contract.

CATEGORY C: Existing units/subsystems, but previously qualified for an environment or level of performance less severe than required by this Contract. Units/subsystems developed and qualified for previous programs, and whose design, fabrication and control procedures, as well as parts and materials need no modification for this contract, but which are subject to more stringent specifications (e.g., higher performance, longer operational life, environment specifications, etc.) when used for this Contract.

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CATEGORY D: Existing unit/subsystem, which will not require requalification for this Contract. Units/subsystems developed and qualified for previous programs, whose design, fabrication and control procedures, as well as parts and materials can be used for this Contract without modification and whose application for this Contract exposes it to environments and requires performance, reliability and life consistent with those demonstrated in the previous qualification program and consistent with the qualification requirements of this Contract.

2.	Definitions of Models are:

BB (Breadboard Model): An engineering breadboard with no configuration control requirements.

EM (Engineering Model): The unit shall represent the flight model structurally, thermally and electrically. Parts, materials and processes shall also be flight representative, but commercial quality parts may be used. No configuration control is required.

QM (Qualification Model): The unit shall be identical to flight model and shall undergo flight qualification testing. The unit shall not be used for flight without the explicit permission of INTELSAT.

EQM (Engineering Qualification Model): The unit shall represent the flight model structurally, thermally and electrically. Parts, materials and processes shall also be flight representative, but MIL-grade standard parts may be used. Configuration control is required. This model shall undergo qualification testing.

PFM (Protoflight Model): The unit shall be identical to flight model and shall undergo protoflight qualification testing. The unit may be used for flight.

The supplier and categorization list is provided in this section.

Two type of tables are attached:

The categorization matrix which shows for each unit:

•	The proposed baseline and, if any, alternate supplier.

•	The unit categorisation.

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*********************

*********************

*********************

15 pages of Appendix 1 to revised Exhibit B have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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DATA ITEM DESCRIPTIONS AND
DETAILED CONTRACT DOCUMENTATION REQUIREMENTS LIST (CDRL)

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TABLE OF CONTENTS

Page No.

1.0 GENERAL	1
1.1 LANGUAGE	1
1.2 UNITS AND DIMENSIONS	1
1.3 NOMENCLATURE, ACRONYMS AND ABBREVIATIONS	1
1.4 DOCUMENT REFERENCE/IDENTIFICATION SYSTEM	2
2.0 CDRL ITEM DESCRIPTIONS	3
2.1 PROGRAM PLANS	3
2.2 QUARTERLY PROGRAM PROGRESS REPORTS	4
2.3 DESIGN REVIEW PACKAGE	6
2.4 SPACECRAFT TEST PLAN	12
2.5 SPACECRAFT SYSTEMS SUMMARY	14
2.6 COLOR PHOTOGRAPHS	15
2.7 SPACECRAFT LOG BOOKS	15
2.8 SPACECRAFT PRODUCT ASSURANCE PLAN	16
2.9 SPACECRAFT ASSEMBLY DRAWINGS AND CIRCUIT DIAGRAMS	16
2.10 FOREGROUND DATA AND BACKGROUND DATA LIST	16
2.11 INVENTION REPORTS	17
2.12 INVENTORY RECORDS	17
2.13 REPORTING OF PAYMENTS	18
2.14 FLIGHT SOFTWARE/FIRMWARE DOCUMENTATION	18
2.15 SPACECRAFT THERMAL ANALYTICAL MODELS	19
2.16 CONTRACT WORK BREAKDOWN STRUCTURE	19
2.17 TELEMETRY AND COMMAND DATABASES	19
2.18 SPACECRAFT OPERATIONS HANDBOOK AND PROCEDURES	23
2.19 SPACECRAFT PARAMETER HANDBOOK	26
2.20 MASS PROPERTIES REPORTS	31
2.21 S/C POWER BUDGET REPORTS	31
2.22 ANALYSES AND STUDIES	32
2.23 MISSION AND IN-ORBIT OPERATIONAL ALGORITHMS	30
2.24 PROPULSION PERFORMANCE MODELS	30
3.0 DETAILED CDRL LISTING	33

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DATA ITEM DESCRIPTIONS AND
DETAILED CONTRACT DOCUMENTATION REQUIREMENTS LIST

1.0       GENERAL

The specific items of information which shall be produced and formally submitted to INTELSAT by the Contractor are specified herein. General requirements are outlined in Section 1. Data items which have specific content requirements are described in Section 2. (Items not described in Section 2 may be submitted in accordance with the Contractor’s own standards.) The listing of data items to be submitted and their corresponding submittal requirements are given in Section 3, the Detailed CDRL Listing.

INTELSAT-ISPO will have direct access to the INTELSAT X Database (Mezzanine/SDM). This data base incorporated all the project configured documentation.

1.1       Language

All deliverable documentation shall be written in the English language, with the exception of the daily activity log books and work orders, which may be prepared in the national language of the supplier’s country.

1.2       Units and Dimensions

Unless otherwise specified, the international system (SI) of units and dimensions shall be used in deliverable program documentation, however, if the Contractor desires, documentation may contain dual units in the format SI (English). SI units shall be used for deliverable spacecraft level and unit top assembly level, documents and drawings except as follows: 1) American Standard fasteners may be used; 2) launch vehicle interface information will be as defined by the launch vehicle supplier; and 3) drawings for existing units or components for which the existing drawings are in English units.

1.3       Nomenclature, Acronyms and Abbreviations

The nomenclature and terminology used to define all hardware, software, and data items shall be consistent throughout the program. The Contractor shall provide a list of acronyms and abbreviations used in the program documentation, along with their meanings.

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1.4       Document Reference/Identification System

All contract deliverable documents submitted to INTELSAT shall contain in the headings at least the following:

1.	Date of issue;

2.	Subject of document;

3.	Author or issuing authority;

4.	Program unique reference identifier and Contract Work Breakdown Structure identifier; and

5.	Contract Documentation Requirements List (CDRL) item number.

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2.0       CDRL ITEM DESCRIPTIONS

The requirements for those CDRL items listed in Table 2-1, which have specific requirements for their contents, are described below. Documents not described below may be provided in accordance with the Contractor’s standard contents and formats.

2.1       Program Plans

2.1.1     Program Management Plan. The Program Management Plan shall describe the system, and procedures employed by the Contractor to manage, plan, and control the program. It shall summarize all work to be performed under the Contract. The general outline and organization of the plan shall be as follows:

1.	Program management approach, including organization and responsibilities;

2.	Subcontractor management;

3.	Spacecraft manufacturing/integration plan including facilities utilization;

4.	Review program;

5.	Information, data, and documentation (Data Management Plan);

6.	Program schedules, schedule evaluation and control;

7.	Milestone payment monitoring and forecasts and partial payments schedule and events (Milestone Schedule without prices);

8.	Contract Work Breakdown Structure (CWBS) (without cost/price information). (refer to Appendix 2, section 2.16)

Where applicable, activity flow diagrams that indicate the primary sequence of events and the name or titles of the individual responsible for their accomplishments shall be used. The points in each flow at which interfaces with INTELSAT are required shall be indicated as well as the necessary output and responses from INTELSAT.

2.1.2     Spacecraft Storage and Delivery Plan. A plan for spacecraft handling, storage, and transportation including launch vehicle integration shall be prepared. The Spacecraft Storage and Delivery Plan shall be applicable to all candidate launch vehicle cases. This plan shall

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define the activities necessary to prepare the spacecraft and associated support equipment for shipment, the general logistical details of the shipment itself, the implementation of monitoring equipment to record the environment of the spacecraft and critical support equipment during shipment, and a general definition of any support required to be provided by the applicable launch vehicle contractor once the spacecraft and associated equipment arrive at the launch site. Detailed support required of the applicable launch vehicle contractor and any other launch-vehicle-specific information shall be provided in updates in accordance with each Launch Support and Integration Service option exercised by INTELSAT.

2.2       Quarterly Program Progress Reports

(Refer to Exhibit B, SOW section 4.6.3)

The Quarterly Program Progress Report is an executive summary of the program status showing accomplishments against progress plan milestones and highlighting significant events and problems in the schedule. It is intended to describe the overall program status at a level appropriate for the INTELSAT Management, Signatories, and Governors.

This document shall provide the minimum amount of material necessary for tracking the program. The report shall be provided in a form, which highlights critical changes to the elements defined within this section. A structure, which minimizes the repetition of material from quarter-to-quarter, shall be used.

For the key system budgets (noted below) and the orbital maneuver life achievable with each launch vehicle, changes from the previous report shall be highlighted and documented, and an action plan for correcting any predicted specifications non-compliance shall be presented.

The report shall contain at least the following:

1.	Program organization and management.

2.	A summary of the status of critical performance or schedule issues and of corrective actions undertaken.

3.	General descriptions of progress accomplished during the quarter at unit, subsystem, and spacecraft system level. Status of hardware deliveries

4.	A description of progress accomplished during the quarter by each major subcontractor.

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5.	Schedule overview, in bar chart form, showing the dates of the subsystem and system reviews and the dates of their delivery (refer to SOW section 4.8 for schedules to be provided). Potential schedule, facilities and resource conflicts and workarounds within the INTELSAT X program and between INTELSAT X and other programs.

6.	A summary description of any significant changes to the Contract in terms of design, performance, schedule or work distribution requirements. This shall include a status summary of Requests for Waiver/Deviation and Contract Change Notices.

7.	List of milestones reached during the quarter, and of milestones forecast for the next period.

8.	Spacecraft Mass Budget, as defined in section 2.20

9.	Spacecraft Power Budget, as described in section 2.21

10.	E.i.r.p., SFD and G/T budgets which shall provide for each coverage and beam arrangement, the best- and worst-case predicted performance, the margins towards specifications, and contour plots of the nominal and worst case performance.

11.	Predicted Orbital Maneuver Life (OML) and Satellite Propellant Budget Summary for the duration of the nominal mission for each launch vehicle. The estimated propellant margins shall also be defined in each case. For alternative propulsion systems (ion, plasma, arc), budgets for system outage must be shown, assuming only classical propulsion is available.

12.	Spacecraft Thermal Budget Summary for each phase of the mission, with updated data, including:

a.	A tabulation of the predicted temperatures for all equipment.

b.	A tabulation of the temperature uncertainty margins for each equipment.

c.	A tabulation of the flight-acceptance test temperature for each equipment.

d.	A tabulation of the qualification test temperature for each equipment.

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13.	Satellite Pointing Budget Summary covering an estimate of the satellite antenna pointing error for each antenna beam, the distribution of its component errors, including long, term/short term, seasonal, diurnal effects, and the appropriate margins.

14.	Status of launch vehicle integration activities and launch vehicle interfaces.

15.	A review of the Product Assurance program including a summary of the past quarter’s significant accomplishments, problems, parts procurement shortages, failures and solutions, program status, subcontractor and supplier status, trends, and statistics. Additionally, the plan for the next quarter shall be summarized.

16.	Reliability and safety assessment.

17.	Design review action items status.

2.3       Design Review Package

As a minimum, each review package shall include adequate pertinent information, supporting design and performance data and any analytical studies that fully describe the spacecraft various hardware subsystems and systems performance and capability for satisfying the performance requirements. All packages shall contain a compliance matrix showing design parameters versus requirements. This matrix shall be cross-referenced to the documentation within the package.

2.3.1     Preliminary Design Review Data Package. As a minimum, the following data will be provided in the Preliminary Design Review (PDR) data package:

2.3.1.1    Equipment PDR:

1.	Design and test specification with supporting compliance analysis;

2.	Trade-off studies and design adequacy justification;

3.	Mathematical models and numerical predictions;

4.	Identification of critical parts, devices, processes, and materials;

5.	Schedule considerations, and availability of facilities, parts, etc.;

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6.	Environmental and interface requirements;

7.	Block diagrams, layouts, sketches, and signal level diagrams (as applicable);

8.	Mechanical, electrical, and thermal interface data;

9.	Power requirements analyses for all mission modes;

10.	Design limitations (thermal, ESD, EMC, EMI, radiation, power handling, multipaction, PIM, etc.)

11.	Interchangeability;

12.	Development and preliminary qualification test plan information including test equipment and test software requirements;

13.	Flight and ground support software (as applicable); and

14.	Telemetry and Command data bases (as part of applicable reviews).

2.3.1.2    Subsystem and System PDR. The following shall be supplied as applicable:

1.	Program Organization and management description;

2.	Program Master Schedule including identification of critical path items, availability of facilities and resources, and any potential problem area;

3.	Current design and test specifications with supporting compliance analysis;

4.	Trade-off studies and design adequacy justification;

5.	Summary of functional, performance and environmental requirements;

6.	Summary description of spacecraft system and/or subsystems, including block diagrams, layouts, sketches, and signal level diagrams;

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7.	Mathematical models and performance predictions compared to contractual requirements;

8.	Summary of deviations from heritage hardware:

9.	Identification of critical parts, devices, processes and materials;

10.	Mechanical, electrical and thermal interface data;

11.	Power, thermal, structural, mass, and propulsion analysis results and budgets (for all mission modes);

12.	E.i.r.p., SFD and G/T budgets;

13.	Design limitations (thermal, ESD, EMC, EMI, radiation, power handling, multipaction, PIM, etc.);

14.	Reliability assessment including redundancy, failure modes, effects and criticality, and single point failure identification;

15.	Interchangeability;

16.	Subsystem and system test plan and comparison with contractual requirements;

17.	Preliminary launch vehicle interface requirements (System PDR only);

18.	Flight and ground support software;

19.	Telemetry and Command data bases;

20.	Preliminary release of all system and/or subsystem level analyses and of the reliability evaluation;

21.	Categorization lists (system PDR only); and

22.	Steerable antenna pointing determination methodology including process flow chart, pointing parameters, and preliminary pointing algorithm.

23.	ADTM pointing parameters and algorithm.

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24.	Radiation verification test document (RVTD)(at System PDR only)

25.	Custom devices list (System PDR only).

2.3.2     Critical Design Review Data Package. As a minimum, the following data shall be provided in the Critical Design Review (CDR) data package:

2.3.2.1     Equipment CDR

1.	Interface Control Drawings;

2.	Updated design and test specifications

3.	Compliance with specification requirements, including environmental considerations;

4.	Acceptance and qualification (and/or protoflight) test plans including test software;

5.	Product assurance analyses;

6.	Telemetry and Command data bases (as part of applicable reviews);

7.	Critical item, limited-life, and age-sensitive parts and materials definitions;

8.	Recommended maintenance actions (if applicable, e.g., batteries in orbit);

9.	Functional and circuit schematics (including part types and values) and logic diagrams;

10.	Analyses data, including:

a.	Mathematical model and numerical predictions,

b.	All design and analysis numerical predictions

11.	Identification of critical parts, devices, processes and materials;

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12.	Flight and ground support software (as applicable);

2.3.2.2    System and subsystem CDRs. The following shall be supplied as applicable:

1.	Program Organization and management description update;

2.	Program Master Schedule including identification of critical path items, availability of facilities and resources, and any potential problem area;

3.	Updated design and test specifications with supporting compliance analysis;

4.	Interface control drawings;

5.	Summary of functional, performance, interface and environmental requirements and performance compliance matrix;

6.	Summary description of S/C system and/or subsystems:

a.	Results and summary description of satellite system subsystem or units design analyses,

b.	subsystem and units design summaries

c.	functional and circuit schematics and logic diagrams;

d.	layout and assembly drawings;

e.	Mass, power, pointing and fuel budgets;

f.	Results of failure mode, effects and criticality analysis (FMECA), where applicable, and updates to single point failure identification;

g.	Results of system/subsystem reliability analysis;

h.	Updates to design limitations and environmental considerations (thermal, ESD, EMC, EMI, radiation, power handling, multipaction, PIM, etc.);

i.	Available measured performance;

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j.	Degradation and wear-out considerations;

7.	Analyses data, including:

a.	Mathematical model and numerical predictions,

b.	All design and analysis numerical predictions compared to contractual requirements, and

c.	All design and analysis documents related to the design of the control laws of the Attitude and Control subsystem (ACS and System CDRs only);

8.	Identification of critical parts, devices, processes and materials;

9.	System and/or subsystem test plan, supporting documentation and compliance with contractual requirements, including launch site tests;

10.	Flight and ground support software (as applicable);

11.	Preliminary version of the mission sequence of events and contingency plan (system CDR only);

12.	Preliminary mission operations plan (system CDR only);

13.	System safety and hazard assessment (system CDR only);

14.	Launch vehicle interface requirements and compatibility analyses (system CDR only);

15.	Telemetry and command date bases (system CDR only);

16.	Categorization lists (system CDR only); and

17.	Steerable antenna pointing algorithm including the pointing determination, command database and pointing validation test plan.

18.	ADTM pointing parameters and algorithm.

19.	RVTD (at System CDR only).

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20.	Custom Devices list (System CDR only).

2.3.3       Final Design Review Data Package. As a minimum, the following shall be provided in the Final Design Review (FDR) data package:

1.	Updates to CDR data package documentation as required based on changes since CDR;

2.	Qualification test data;

3.	Final version of the mission Sequence of Events and the Contingency Plan (System FDR only); and

4.	Preliminary version of the Spacecraft Operations and Parameters Handbooks (System FDR only).

5.	Updates to the Categorization reviews and categorization list.

2.4       Spacecraft Test Plan

The Contractor shall conduct test activities as specified in the Spacecraft Test Plan (Exhibit D), to verify the compliance of the equipment with Exhibit A. This document shall be maintained to be consistent with any changes to Exhibit A made during the program.

2.4.1     Test Activities. The Contractor shall prepare and maintain a Test Requirements Document (TRD) which shall be appended to Exhibit D. The TRD shall contain a test verification matrix showing the manner in which compliance with each of the Exhibit A specifications will be verified (i.e., system level test, test other than at system level, analysis, inspection, test sample demonstration, etc.). As the Contract progresses, test activities to be performed by the Contractor shall verify the compliance of equipment with the specifications of Exhibit A of the Contract and shall verify proper equipment behavior. All test activities shall be in accordance with Exhibit D of the Contract.

2.4.2     Test Environments Criteria Document. The Contractor shall prepare and maintain a criteria document which shall specify the environmental test limits (number of thermal cycles, temperature limits, vibration, acoustic, shock, EMI/EMC, ESD, etc.) and required instrumentation for all unit, subsystems, and spacecraft level testing. This document shall be appended to Exhibit D.

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2.4.3     Test Review Documentation. The Contractor shall provide test review documentation packages to support Test Procedure Reviews (TPRs), Test Readiness Reviews (TRRs), and Post Test Reviews (PTRs), as specified in Exhibit B. The test review documentation shall include, as a minimum, the following data:

2.4.3.1    TPR Documentation. The following items shall be supplied:

1.	A matrix, which relates test procedures to performance verification requirements;

2.	Test specifications;

3.	Test scope;

4.	Test pass and fail criteria;

5.	Test procedure; and

6.	Test equipment and instrumentation.

2.4.3.2    TRR Documentation. The following items shall be supplied:

1.	Test item configuration;

2.	As-built versus as-designed information;

3.	Test procedure;

4.	Test equipment and test software readiness and calibration data;

5.	Test results predictions;

6.	Test schedule and timeline; and

7.	Test review organization and personnel.

2.4.3.3    TRB/PTR Documentation. The following items shall be supplied:

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1.	Executed (as-run) test procedure;

2.	Test results (non processed);

3.	Processed test results and comparison with test predictions;

4.	Test timeline, including start/end of each test module;

5.	Test sign-off sheets for customer concurrence;

6.	Test command files; and

7.	Anomaly reports.

2.4.4     Test Plans and Procedure Reviews. Equipment test plans, descriptions, and procedures shall be prepared according to the requirements of Exhibit D and reviewed in accordance with the requirements of Exhibit B.

The initial release and updates of unit test plans and procedures shall be presented to INTELSAT for review. Initial release and substantive revisions to subsystem and system test plans and procedures shall require INTELSAT approval. Minor modifications may be submitted for review at the corresponding Test Readiness Review.

2.5       Spacecraft Systems Summary

The main objective of this document is to provide a good understanding of the spacecraft design, performance, and operation to INTELSAT staff not routinely associated with the INTELSAT Spacecraft Program Office (ISPO), and not receiving the subsystem and system design review packages.

The spacecraft system summary shall contain general descriptions of the spacecraft and any airborne support equipment down to unit level, their modes of operation and performance, layout and overall configuration drawings, and functional diagrams of major assemblies and subsystems. Current versions of the mass, power, pointing, orbital maneuver life, and propellant budgets shall be included, using the same format as the quarterly reports (i.e. including mass and power breakdown down to the unit level). The communication subsystem performance shall be presented in detail, and shall provide a summary of the communications performance analyses specified in Appendix 3 of Exhibit B. Each revision shall be provided as a standalone document.

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2.6       Color Photographs

The following photographs shall be delivered for each spacecraft:

1.	Prior to launch for each spacecraft:

a.	Assembled spacecraft, with and without thermal covers, blankets, and barriers from a minimum of six different angles in all configurations from launch through full on-orbit deployment. The view angles shall be selected so that the set of photographs show all external portions of each spacecraft configuration with sufficient detail to photo-document interfaces and installations.

b.	Partially assembled spacecraft showing all equipment locations, cabling layouts, test instrumentation, and the locations of all sensors and transducers.

c.	All deployable appendages in final flight configuration (typically at the launch site) showing final blanket installation and critical interfaces and clearances.

2.	Each type of bus and payload unit with two orthogonal side views, one view from the top, and one view from the bottom of the unit with and without covers installed. There shall be sufficient detail that both external and internal assembly details are adequately documented to facilitate technical discussions and/or anomaly investigations.

2.7       Spacecraft Log Books

Copies of spacecraft daily activity log books used by the I&T organization for daily integration and test (I&T) activities, which start with the delivery to I&T of the spacecraft core structure or the transponder panels, shall be available for INTELSAT examination throughout the course of integration and test activities. The book(s) shall contain detailed information on a shift-by-shift basis or as dictated by the I&T test schedule. The information contained in the log book(s) shall include mechanical and electrical activities, including any anomalies or discrepancies encountered, whether these are raised to the level of material review board or not. Examples of mechanical activities include box installation/removal and waveguide/coaxial cable installation/removal. Mechanical testing activities, including unit evaluation records

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generation/closure, shall also be included. The electrical test activities shall include test modules performed, results of the test module whether data passed or, if it failed, a test discrepancy report.

Each test discrepancy report investigation shall be summarized. Connector mating/demating shall be included. This document shall also include environmental test activities. Required information shall be: 1) type of test, integration or inspection; 2) hardware configuration changes, 3) date and start/end time; 4) anomalies/failures; 5) summary of work completed by shift, and 6) any other type information required by the Contractor.

Log-books may be prepared in the country’s national language.

2.8       Spacecraft Product Assurance Plan

A Product Assurance Plan in accordance with the requirements defined in Exhibit C shall be provided.

2.9       Spacecraft Assembly Drawings and Circuit Diagrams

Complete sets of spacecraft assembly drawings and circuit diagrams (from top level down to equipment) shall be provided either electronically or in the form of microfilm aperture cards and on hard copy, accompanied by an index identifying the subject and number of the aperture card and with a drawing tree identifying the way to find the aperture card number of a specific drawing or diagram.

The circuit diagrams shall completely define the power, RF, and signal interconnections at the unit level, by specific connector pin assignment. Where necessary, wiring lists may be used to supplement the circuit diagrams to provide this information. These documents shall be supplied at CDR and updates shall be delivered when released.

For the Propulsion Subsystem, a fully dimensioned set of drawings complete with a parts list shall be provided.

During the program, all released drawings for spacecraft produced under this Contract shall be available for INTELSAT review as soon as each drawing is released.

2.10      Foreground Data and Background Data List

In accordance with the Article of the Contract entitled Foreground and Background Data, three months after the Effective Date of Contract and at the end of each three-month period thereafter

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until the completion of all work; the Contractor shall deliver to INTELSAT a written list, by subject, of all Foreground Data and Background Data under the Contract or a written certification that there is no Foreground Data or Background Data.

2.11      Invention Reports

In accordance with the Article of the Contract entitled Inventions, the Contractor shall submit the following.

2.11.1    Notification of Subject Inventions and Background Patents. Three months after the Effective Date of Contract and at the end of each three-month period thereafter until the completion of all work, the Contractor shall deliver to INTELSAT a written list, by subject, of all not previously reported Subject Inventions and Background Patents under this Contract, or a written certification that there were no Subject Inventions or Background Patents. The list shall set forth the reference number, title, inventor(s), and date of conception, reduction to practice, patent application or patent issuance, whichever is latest as well as the assigned Patent application number or Patent number, if any, and specifically identify any unnecessary background patents and limitations on authority to grant rights in background patents. Upon completion of all work under this Contract and prior to final acceptance, the Contractor shall deliver to INTELSAT a written list, by subject, of all Subject Inventions and Background Patents under this Contract, whether or not previously reported, or a certification that there are no such Subject Inventions or Background Patents.

2.11.2    Disclosure of Subject Inventions. Within six (6) months following conception or first actual reduction to practice of each Subject Invention, whichever occurs first under this contract, the Contractor shall deliver to INTELSAT a written disclosure of each Subject Invention not previously disclosed.

2.11.3    Patent Applications. The Contractor shall deliver to INTELSAT copies of each patent application and each patent promptly after the filing or issuance thereof, as applicable.

2.12      Inventory Records

The Contractor shall, periodically, physically inventory all INTELSAT property in its possession and shall cause subcontractors to do likewise. The type and frequency of such inventory shall be established by the Contractor, and notification of the same shall be provided to INTELSAT. The Contractor shall retain and cause its subcontractors to retain inventory records of INTELSAT property, until the last item to be delivered, and shall have such records available for INTELSAT review, upon reasonable notice, at any time during the period of this Contract. These records

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shall be submitted to INTELSAT. If there is no INTELSAT property in the Contractor’s or its subcontractor’s possession at that time, notification shall also be provided to that effect to INTELSAT.

2.13      Reporting of Payments

In accordance with the Article of the Contract entitled Reporting of Payments, the Contractor shall have its auditors certify to INTELSAT annually that any “gratuity” (exceeding $100 US) which has been given to any INTELSAT official or consultant in connection with this contract, has been reported to INTELSAT.

2.14      Flight Software/Firmware Documentation

Documentation deliverables for flight firmware shall include the following:

1.	Software/Firmware Requirements Specification;

2.	Software/Firmware Design Document;

3.	Software/Firmware Test Report;

4.	Software/Firmware Test and Validation Plan;

5.	Development Standards;

6.	Flight Software/Firmware listings (hard copy and electronic)

7.	Flight Software/Firmware object code (electronic)

8.	Flight Software/Firmware memory map database (electronic);

9.	Software/Firmware Quality Assurance/Product Assurance Plan;

10.	Software/Firmware Configuration Control Plan; and

11.	Firmware/Software flow diagrams with sufficient text to describe logic and operation.

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All flight software/firmware shall be developed using the Contractors established standards and procedures. Source code shall be controlled and changed using only a designated librarian. After release, flight software/firmware shall be subject to Engineering Change Notice (ECN) control.

2.15      Spacecraft Thermal Analytical Models

The Contractor shall deliver all test and flight correlated thermal analytical models used in the final design of the spacecraft. These models shall be provided in a machine independent ASCII Character Set. The models shall be delivered in the most recent version of SINDA commercially available.

2.16      Contract Work Breakdown Structure

The Contractor shall provide, as part of the Program Management Plan, a Contract Work Breakdown Structure (CWBS), without cost or price data, which systematically defines the total program in such a way that all elements have the proper relation to each other and that all elements are incorporated.

The CWBS shall include all the deliverable (and non-deliverable but critical) end items called out in this Contract, including flight equipment (from unit level up), ground support/test equipment, facilities, services, manuals, reports, etc. It shall also include the major functional tasks that must be performed to conceive, design, fabricate, assemble, test and deliver the end items.

Each CWBS element shall have a unique identification number which also reflects its logical relationship to other CWBS elements, and as such can be the basis for the production of specification and drawing “trees”.

The reference numbers of deliverable data shall include references to the corresponding CWBS numbers.

2.17      Telemetry and Command Databases

The Contractor shall create and maintain such electronic telemetry and command databases (T&C databases) as are required to interpret all spacecraft telemetry and generate all spacecraft commands.

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For each database, the Contractor shall create and maintain documentation providing detailed information on the structure and interpretation of the database.

The sufficiency of the content of the T&C Databases shall be approved by INTELSAT.

2.17.1    Telemetry Format Specifications. The Contractor shall provide the telemetry format specifications. These specifications shall detail each telemetry stream, format, and mode, and how each mode is determined in telemetry, and how each mode is structured in the database.

2.17.2    Command Format Specifications. The Contractor shall provide the command format specifications. These specifications shall detail each command type (e.g., simple one word commands, complex commands, command block, etc.) and shall detail how these command types are structured in the database.

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2.17.3    Processor Specifications. The Contractor shall provide documents describing each processor on the spacecraft, especially with respect to their memory configurations (e.g. 32 k/16-bit) and memory maps. These documents shall also describe how memory data is accessed by users on the ground, and which memory locations should be monitored as a part of satellite performance maintenance. The concepts behind any stored command processes and autonomous processes like battery charge measurement, thermal control, fault detection and correction, etc. shall be described in detail.

2.17.4    Database Model Definitions. The Contractor shall deliver documents describing manufacturers’ data models. Detailed descriptions of each table and column shall be included. An example “generic” database shall be included for illustration purposes. The database definition document shall address Telemetry, Commanding, all on-board memory maps, and any other satellite specific databases (e.g., command macros, ground procedures, etc.).

2.17.5    Telemetry Database. For telemetry parameters, the database model definition shall include:

1.	A unique identifier;

2.	A short textual label;

3.	A detailed textual description;

4.	The underlying data representation of the parameter (unsigned, two’s-complement, etc.);

5.	The subsystem to which the parameter belongs;

6.	The calibration algorithm and coefficients of the parameter in SI units and the engineering units or lookup table values as applicable;

7.	Parameter measurement accuracy, range, and resolution;

8.	The hardware unit and address of the multiplexer providing the data if applicable;

9.	The physical location of the sensor providing the measurement if applicable (e.g., thermistor, strain gauge, pressure sensor, etc.);

10.	Identification of spare sensors inputs and spare telemetry words;

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11.	Identification of the telemetry stream in which the parameter is found, the position and length of the parameter within the telemetry format (minor frame, byte offset, number of bits); and

12.	All information necessary to dwell on the parameter if applicable.

2.17.6    Command database. The data model shall include for each command:

1.	Spacecraft affectivity;

2.	A unique identifier;

3.	The bit pattern for the command including an indication of the variable portions of the command and the data type, conversion algorithms, and units of the variables;

4.	Subsystem designation;

5.	A short textual label;

6.	A detailed textual description;

7.	A list of warnings for the command where applicable;

8.	A list of conditions which vary the function of the command when executed (these conditions shall be part of the normal telemetry frame);

9.	Complimentary or related commands;

10.	An indication if a commands is potentially hazardous or irreversible; and

11.	A list of post conditions which indicate the successful execution of the command (these conditions shall be part of the normal telemetry frame).

2.17.7    Initial Generic Databases. Initial telemetry and command databases shall be delivered in accordance with Table 2/1. Payload specific details do not need to be included, but heritage unit memory maps, telemetry and commands shall be included.

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2.17.8    Initial Spacecraft Unit Databases. For the initial spacecraft, the Contractor shall deliver in accordance with Table 2/1 spacecraft unique command and telemetry databases. (For any subsequent optional spacecraft, each respective initial database shall be delivered after date of exercise of option in accordance with Table 2/1).

2.17.9    Intermediate Databases. For the initial spacecraft, the Contractor shall deliver in accordance with Table 2/1 an intermediate database containing final bus telemetry and command databases and updated memory maps. (For any subsequent optional spacecraft, each respective intermediate database shall be delivered after date of exercise of option in accordance with Table 2/1). A report shall be provided in electronic format specifying which items have been modified from the previous version of the database. Initial payload telemetry and command assignments shall be included in this release. Updates to the intermediate databases shall be delivered after test that affect database values are completed (in accordance with Table 2/1).

2.17.10    Complete Databases. For the initial spacecraft, the Contractor shall deliver in accordance with Table 2/1 the complete memory maps, and complete telemetry and command databases. (For any subsequent optional spacecraft, each respective complete database shall be delivered after date of exercise of option in accordance with Table 2/1). A report shall be provided in electronic format specifying which items have been modified from the previous version of the database. Updates to the complete databases shall be delivered after tests that affect database values are completed (in accordance with Table 2/1).

2.17.11    Final Databases. For each spacecraft procured under this contract, the Contractor shall deliver in accordance with Table 2/1 the final version of the databases. All updates including final calibration curve coefficients, database corrections, and final memory maps shall be included. A report shall be provided in electronic format specifying which items have been modified from the previous version of database. Updates after this point shall be limited to emergency fixes and launch base calibrations only.

2.17.2    Submission Requirements. INTELSAT shall have unimpeded access to the T&C databases and supporting descriptive documentation at all times. The T&C databases shall be controlled by revision number and shall be maintained to accurately reflect the configuration of the spacecraft during testing and until shipment. INTELSAT shall be notified whenever the databases are revised.

2.18     Spacecraft Operations Handbook and Procedures

2.18.1    Spacecraft Operations Handbook. This document shall detail the satellite operations including component descriptions, their TCR interfaces, and operational needs. The document shall include all the necessary background information and requirements to enable

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development and understanding of operation procedures using any ground system. This document shall be used as the operating procedure requirements document. This handbook shall be designed for inclusion of supplemental information relating to changes in satellite design and operation and shall include the following information:

1.	Descriptions of all sensors, actuators, or other devices including telemetry and commanding details and behavior in all operational regimes, for all subsystems.

2.	Description of the data handling system.

3.	Description of the satellite safety system, recommended configurations during different phases of the mission the rational for the recommendations, and recommended recovery procedures.

4.	Description of all operational modes and details of related telemetry and commands for all subsystems.

5.	Operational constraints including a detailed list and discription, categorized by subsystem, of all hazardous operations, conditions and performance limitations.

6.	Operational plans and procedure requirements for both routine and emergency operations. The operational plans shall include background information and rationale for recommended operations.

7.	Telemetry predictions and signatures of all relevant operational parameters. Representative data from ground testing at unit, subsystem, and system levels shall be provided.

8.	If the slew method is used for antenna pattern measurement, all information related to ADCS macros and ground based data reduction software shall be delivered.

This data shall include, but shall not be limited to, the following:

1.	For Thermal Control. A tabulation of unit operating and non-operating design, acceptance and qualification temperature limits for all units in the spacecraft and the temperature gradients between the qualification temperature control location and the flight sensor. The flight sensor limits necessary to detect that

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temperatures are within thermal design limits on all units shall be separately defined.

A complete set of steady state minimum and maximum thermal predictions for all units at beginning and at end-of-life conditions at solstice and at equinox and in transfer orbit, for thrusters in all operational modes, and transient predictions for the battery in all charge and discharge and reconditioning states. The predictions shall include definition of the configurations assumed in these analyses. The thermal sensitivity to operation of varying numbers and configurations of each type of unit and each heater shall be specified. Sensitivity information shall be provided for payload units at no-drive and at saturation.

A description of the minimum and maximum survival thermal configurations including limiting factors. The minimum thermal configuration shall be defined for a nominal operational environment and the minimum survival thermal configuration (non-operational) shall be defined for recovery conditions defined in the contingency plans. The maximum thermal survival configuration shall be defined for the maximum payload configuration which shall not exceed thermal design limits at both beginning-of-life and at end-of-life conditions (worst case season).

Figures showing the location of all temperature telemetry and control sensors shall be included. Schematics of all systems indicating type of control, heater resistance, and identification of controlling element (e.g., thermostat, thermistor), shall be provided.

Summary data from the Solar Beam and spacecraft thermal vacuum test shall be included in tabular and graphical form.

2.	For Power Control. Battery Depth-of-Discharge (DOD) plot profile during transfer orbit, annotated with major events.

If used, the efficiency of boost regulators under all conditions.

The 24 hours profile, including a 72 minutes eclipse, of typical battery voltage, discharge current and battery temperature at beginning of life and at end of life.

Battery strain gauge drift prediction from launch to satellite end-of-life.

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Solar array current and charge current predictions from launch to satellite end-of-life.

Battery cell voltage and pressure profiles versus state-of-charge at 0°, 10°, and 20°C, and other appropriate temperatures.

3.	For Attitude Control. Nominal and extreme values of the control system parameters in tabular form.

Simulation plots of all ADCS operations from launcher separation to satellite end-of-life, including transfer orbit maneuvers, apogee burns, earth acquisition, synchronous orbit maneuvers (all modes), equipment switching transient responses, deorbiting maneuvers, equipment failure simulations, backup control system simulations and reacquisition simulations at midlife and satellite end-of-life scenarios.

4.	For Propulsion Subsystem. Tabular data for nominal moment arms, cant angles and locations of all thrusters, nominal thruster performance (thrust, specific impulse, etc.), propulsion tank blow-down and sensitivity tables. Plotted data for propulsion tank blow-down and pressurant tank blow-down response. A line drawing depicting the physical thruster location shall also be included. For electric propulsion, inter-relationships with other critical subsystems, such as Power (battery DOD and thermal), shall be shown.

5.	For Mechanisms. Nominal bus current signatures during stepping or deploying. Nominal stepping rates and deployment times. Idiosyncrasies of stepper motor drives, if any. Predictions of spacecraft in-orbit rigid body dynamics for all deployments, especially solar arrays, booms, and/or antennas. Provide all positioners and mechanism pointing data in both step count and absolute spacecraft angles.

2.18.2    Spacecraft Operations Procedures. The operational procedures shall be developed jointly by the Contractor and INTELSAT using the Operations Handbooks as a guide. All operational procedures shall be validated using the Spacecraft Control Simulator. The operational software shall be validated with the support of the contractor. The Operations Procedures shall include the procedures for normal operations and for emergency operations.

2.19     Spacecraft Parameters Handbook

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A complete set of pre-launch measurements for spacecraft payload and bus performance data unique to each flight spacecraft shall be delivered to INTELSAT prior to each spacecraft’s Shipment Readiness Review. Both the payload and bus data below shall be provided in the form of a handbook to be used as a reference by INTELSAT spacecraft operations personnel.

Additionally, the payload and TC&R data below shall be provided via magnetic tape or other mutually agreed upon media in a format consistent with INTELSAT’s existing spacecraft processing software (for use in INTELSAT communications modeling, in-orbit test, and operations support software). In addition, a sufficient number of appropriate contour plots, transfer characteristics, and frequency response curves shall be provided in hardcopy (plotted and tabular) form for end-to-end data transfer verification. Furthermore, spacecraft bus operational data (e.g., thruster data) shall also be delivered via electronic media for direct input into INTELSAT provided spacecraft control software.

Initial release of the Spacecraft parameters handbook shall be provided prior to the first training course (refer to Exhibit B, Section 7.4).

2.19.1    Payload Performance Data. As a minimum, the following shall be provided for the communications and TC&R subsystems:

1.	Antenna pattern measurements for each beam at the center frequency of each transponder. These data shall be an array of gain measurements versus spacecraft offset angle (elevation and azimuth) over the entire earth’s disc measured with a step size of 0.2° or less. Both co-polar and cross-polar gain data shall be required for each receive and transmit beam.

Antenna pattern measurements for each tracking beacon and TC&R antenna including co-polarization and cross-polarization data.

A final update of the antenna pointing error budget based on measured data shall be included.

2.	Peak antenna gain measurements for each beam at the center frequency of each transponder. (Notes 3, 4)

Band-center insertion losses from receive antenna input (including the antenna insertion loss) to the input to the primary and redundant receivers for each beam.

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Peak antenna gain data of each tracking beacon antenna and TC&R antenna at clearly identified reference interfaces.

3.	Performance data (Note 4) at beam peak for each receiver and high power amplifier (HPA) combination and transmission channel, including:

a.	Saturation flux density (SFD)

b.	E.i.r.p.

c.	G/T in transponder high and low SFD settings

4.	Performance data (Notes 1,3,4) including:

a.	Input power-to-saturate for all combinations of primary and redundant units, channel center frequencies, beam-to-beam cross-straps, and transponder operating modes.

b.	Saturated output power and HPA power transfer curves from -20 dB to +3 dB input back off (IBO) in 1 dB steps. This data shall be provided for all HPAs in each channel of operation, and transponder operating mode, which affects these parameters.

c.	Noise figures in loop back for primary and redundant receivers in each transmission channel and beam of operation in high and low SFD setting. If components after the receivers contribute to the system noise figure, then noise figure data shall be provided for those channels, beam-to-beam cross straps, unit combinations, and operating modes, which contribute to the system noise figure.

d.	Transponder gain step values over the complete gain adjustment range. The gain step data shall be (i) normalized to zero in the gain for which SFD data is provided, (ii) provided as step-to-step gain deltas, and (iii) total cumulative gain change relative to item (i).

5.	High power amplifier transfer characteristics for all ground selectable configurations for a sample of 10 HPAs of each power level and type from each HPA subcontractor (Notes 1, 2). These transfer characteristics shall include: a) single carrier amplitude, DC power, and phase, b) two carrier amplitude, c) two

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carrier intermodulation d) NPR (noise power ratio) and e) multi-carrier (using a band of noise) amplitude. Data shall be measured at the center frequency of each transponder at the following input power levels referenced to single carrier IBO: +3, +2, +1, 0, -1, -2, -3, -4, -5, -6, -7, -10, -13, -17, -20 dB. For HPAs for which the linearizers or limiters can be bypassed, the HPA shall, in addition, be measured in the bypass mode at the center frequency of each band at the above listed IBO levels.

6.	Input multiplexer swept frequency response characteristics for one complete flight compliment of filters (Notes 1, 2). This includes in-band and out-of-band amplitude and group delay for each channel.

7.	Output multiplexer swept frequency characteristics for one complete flight compliment of filters (Notes 1,2). This includes in-band and out-of-band amplitude and group delay for each channel.

8.	Total transponder swept frequency characteristics: This includes in-band and out-of-band amplitude and group delay for each channel. Data shall be provided for each transponder configuration specified to be measured or calculated in the subsystem/system test plan (Note 1).

9.	Transponder conversion frequencies for all combinations of primary and redundant units (Note 1).

10.	Tracking beacon peak-of-beam e.i.r.p.s and frequencies (Note 1).

11.	Telemetry transmitter e.i.r.p., frequency; baseband frequencies and modulation indices for the different modes of operation (Note 1).

12.	Command SFD thresholds, deviation sensitivity, command signal strength, telemetry versus SFD, and command bandwidth for all modes of operation (Note 1).

13.	Ranging phase delay for the different modes of operation (as a minimum, measured during spacecraft level thermal vacuum test) (Note 1).

14.	High power amplifier power consumption versus drive characteristics up to +3dB RF drive relative to SFD (Note 1).

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15.	Anode voltage (for TWTAs), helix current (for TWTAs), and gate current (for SSPAs) versus drive level for all high power amplifiers (Note 1).

     Notes for Items in 2.19.1:

1.	Data shall be provided at ambient, hot, and cold temperatures. All filter data shall be normalized to vacuum center frequency.

2.	Unit level test data may be provided.

3.	Referenced to the repeater/antenna interface point defined in Exhibit A.

4.	Data shall consist of measured subsystem/system data (i.e., after post test correction for test anomalies and calibrations) where directly available from test, and as required, calculated data (i.e., based on measured data to the maximum extent practical). All post test correction factors and data points corrected using these factors shall be clearly documented.

2.19.2    Bus Performance Data. The following shall be included:

1.	Data lists of the power consumption of all spacecraft units for expected unit temperatures, voltages and RF drive levels (if applicable). The unit power data shall also indicate the power bus which supplies the power to the specific unit.

2.	All unit alignment data including principal axis misalignments, actuator and sensor alignments, and as shipped sequenced mass properties. (NOTE: Final sequenced mass properties must be provided from the launch site no later than 7 days before the scheduled launch.)

3.	Spacecraft appendage flexible modal frequencies.

4.	Earth Sensor torsion bar resonant frequencies (if applicable).

5.	Ground tested gyro drift rates (if applicable).

6.	Predicted disturbance torques during liquid apogee engine firing.

7.	Solar pressure disturbances during in-orbit operations.

8.	Spacecraft configuration including serial numbers of all units of that spacecraft.

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9.	Actual thruster performance data including thrust levels, specific impulses, etc.

10.	PPS maneuver algorithm and S/W.

2.19.3    Unit Data Documentation and Delivery. In general, unit data shall be provided to INTELSAT at the unit acceptance review. As a minimum, the following data shall be provided:

1.	High power amplifier transfer characteristics as given in items 4 and 5 in subsection 2.19.1;

2.	Output multiplexer narrowband out-of-band amplitude response; and

3.	Total transponder group delay.

All other data shall be delivered to INTELSAT as part of the unit end item data package (EIDP).

2.20     Mass Properties Reports.

Mass properties shall be provided on a monthly basis and shall contain, as a minimum, the following data:

1.	A statement of the current actual or estimated dry spacecraft mass and that of any airborne support equipment, relative to the launch vehicle carrying capacity.

2.	A spacecraft subsystem-by-subsystem mass budget, indicating the actual and estimated mass elements, and the current mass margin.

3.	A graph showing a month-by-month plot of the estimated total spacecraft dry mass, and the maximum allowable dry mass (defined as a function of launch vehicle capacity and the mass of propellant required to meet the Contract orbital design life and orbital maneuver life of the satellite).

4.	An updated computer listing providing the mass breakdown per unit.

5.	Updated sequenced mass properties

2.21     Spacecraft Power Budget Reports.

Spacecraft power budget reports shall be provided on a monthly basis and shall contain, as a minimum, the following data:

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1.	A summary for each phase of the mission (launch, transfer orbit, drift orbit, geostationary on station orbit), indicating the estimated power margin in each phase including the comparison of no failure, one solar array string failure, and one battery cell failure cases. For the geostationary orbit the following conditions shall be provided: sunlight summer/winter solstice, spring/fall equinox, and eclipse. Solar array margins and battery DOD shall be provided.

2.	An updated computer listing, which provides the power breakdown per unit for the payload and for the spacecraft bus.

2.22     Analyses and Studies

All analyses and studies performed shall be documented. The reports shall include:

1.	Statement of the objectives of the analysis and outline of the methodology.

2.	Definition of all symbols used in equations and statement of all assumed boundary conditions and values of constraints.

3.	References, if appropriate, to reduce the amount of explanatory texts, or indication of sources of common equations, algorithms, etc.

4.	Methodology and/or listing of computer analyses.

5.	Sufficient information to allow INTELSAT to verify the adequacy and accuracy of the analyses.

The reports shall be updated when new information becomes available during the Contract period, and shall adequately describe any differences.

2.23     Mission and In-Orbit Operational Algorithms

All algorithms, which are needed for flight dynamics and ADCS operations both during launch and transfer orbit mission phases and during in-orbit operations shall be provided.

2.24     Propulsion Performance Models

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Propulsion performance models for transfer orbit and in-orbit operations shall be provided. These models shall be customized by spacecraft based on unit level acceptance test data and shall be suitable for use by INTELSAT to predicted and reconstruct maneuver performance and propellant utilization.

2.25     Configuration Status Document (CSD)

The Configuration Status Document provides a summary description of the technical baseline for the INTELSAT X program. As a minimum, the following shall be included:

a.	all subsystem functional block diagrams;

b.	a spacecraft hardware composition list, including reference designators, subsystem identification, item quantity, item part number,.

2.26     Ring Redundancy Switching Software

For the INTELSAT 10-01 payload, the Contractor shall provide a software tool to assist in determining the most appropriate switch positions of the Ku-band ring during routine and contingency operations, including:

•	evaluation of initial ring configurations and alternatives.

•	re-planning of operational channels and/or reassignment of channelised sections.

•	reconfiguration of the channelised section redundancy in case of an unexpected failure.

•	during in-orbit test and routine operations

The software tool shall be provided in runtime code, under standard commercial software development and verification practices, and shall be compatible with HP-UX 10. 20 and 11.0. Additionally supplied documentation, required to allow INTELSAT integration into the INTELSAT ground network software, shall include: user manual; administration guide (for installation, maintenance, configuration); identification of exact compiler version used; software verification test plans and results.

Software Functional Requirements

The optimization criteria for the switching algorithms shall be selectable as one or a combination of:

•	minimum number of operational channels suffering interruptions due to switch rotations

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•	minimum number of operational channels suffering interruptions due to the dual EPC design

•	minimum total number of switch position changes

•	minimum global loss for active (operational) channels (the losses are based on RF computed loss values related to the output matrix).

Additional constraint criteria for the switching algorithms shall be defined:

•	channelised sections (input channel to output channel) which may not have their input/output paths disrupted

•	maximum number of switch crossed for any active chain.

The final output of the algorithm shall be a set of switch position changes required, and the sequence of such switch position changes, to configure or reconfigure the redundancy ring. The correct outputs shall be achieved in the case where input and output redundancy rings are non-symmetrical, for example where different switch types are used in the input and output matrix. The tool shall also take into account the operational interruption due to the dual EPC design for INTELSAT X.

Software Interface Requirements

The software shall offer file based interfaces (with Contractor specified file formats), in order to:

Input

1.	Specify the present position of each switch.

2.	Provide association of telecommands with switch position and necessary TWT/CAMP configuration telecommands.

3.	Provide the status of switches (usable, unusable, jammed), channels (active, inactive) and tubes (nominal, unusable, degraded or parked).

Output

1.	Provide the required position of each switch for each configuration meeting the required optimization constraints and criteria.

2.	Provide the optimization criteria values and configuration information (number of switches crossed, loss) for each channelised section.

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3.	Provide the telecommand string associated with the input and output switch matrix in the correct sequence necessary to reconfigure the redundancy ring.

Note – the definition of required switch positions shall be the same as the position of the present switch positions and the file format shall be similar to allow for feedback of output file to input (such as “look forward” analyses of multiple events).

Training

Training for INTELSAT operators of the switch configuration software will be provided, for up to 5 persons. The training shall be of two days duration, and shall be held at the contractor’s facility.

3.0       DETAILED CDRL LISTING

Documentation items shall be delivered in accordance with Table 2-1. Submission requirements given in days shall be understood as receipt at the specified destination in full working days.

Some documents shall be provided in both hard-copy (paper) and electronic formats. This electronic format shall be Word or Excel. Documents provided in this electronic format shall include the Spacecraft Telemetry and Command (T&C) List, the Spacecraft Systems Summary, the Spacecraft Operations Handbook, and the Spacecraft Parameters Handbook. In addition, the Spacecraft Systems Summary and the Spacecraft Operations Handbook electronic format shall be written using an indexed search ‘Hypertext’ format, similar to ‘Help’ functions on many commercial software packages. Diagrams shall also be provided in electronic format (AUTOCAD or other). Propulsion data for INTELSAT’s propulsion models shall also be provided in electronic format (diskette).

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P

A01	Foreground and Background Data Lists	Ex B., Ap2 2.10	Info	******		2		1	Delivered in conjunction with the Quarterly Report
A02	Inventions and Background Patents Lists	Ex B., Ap2 2.11	Info	******		2		1	Delivered in conjunction with the Quarterly Report
A03	Inventory Records	Ex. B, Ap 2, 2.12	Info	******		2		1
A04	Reporting of Payments Audit Report	Ex. B, Ap. 2, 2.13	Info	******		2			To be submitted by Contractor’s external auditor

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P

B01	Program Management Plan	Ex.B., Ap2 2.1.1	Approval	******		3		5
B02	Acronyms and Abbreviations List	Ex.B., Ap2 1.3	Info	******					Include in Quarterly Report
B03	Configuration Status Document (CSD)	Ex. B, Ap 2, 2.25	Info	******		2		5
B04	Organization Charts		Info	******		2		2
B05	Data Management Plan	Ex. B, Ap2 2.1	Approval	******
B06	Review Notification and Documentation Package	Ex. B, Ap2 2.3	Approval	******	5	2	1		Applies to PDR, CDR, FDR, MRR, TPR, TRR, PTR, SRR & Equipment Acceptance Reviews.
		Ex. C,			5	10	1	10	Elec. + 2paper copies to Headquarters for system level PDR, CDR and FDR, SRR.
									For additional spacecraft, the documentation packages may refer to previous submittals for sections where the information is unchanged.
B08	Action Item Responses	Ex. B, 3.2	Review*	******		2		10	Except for critical and system level reviews which shall be for approval.
B09	Mission and In-Orbit Operational Algorithms	Ex. B Ap2, 2. 23	Review	******	1		1		For additional spacecraft, updates due 6 months after date of order.

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B10	Propulsion Performance Models	Ex. B Ap2, 2.24	Review	******	1		1		Dedicated model required for each Spacecraft
B11	Notification of Review Completion	Ex. B, 3.2	Review*	******		1		1	* Except for system level reviews which shall be for approval.

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P

B12	Action Item Status Report	Ex.B, Ap2 2.2	Info	******			1		To be included in Quarterly Reports.
B13	Contract Work Breakdown Structure	Ex.B, Ap2 2.16	Info	******		2		2	Updates need only contain sections changed since previous issue.
B14	Specification and Drawing Trees	Ex.B, 4.5.4.3	Info	******		2		2	Includes unit Interface Control Drawings (ICD). Updates need only contain sections changed since previous issue.
B15	Simulator Documentation	Ex.B, 7.3 Ex. B 8.3	Approval	******		TBD		0	For Communication and Spacecraft Simulators.
B16	Level I Spacecraft Schedules	Ex.B, 4.8.1	Info	******					To be included in Quarterly Progress Report.
B17	Level II Spacecraft Schedules	Ex.B, 4.8.2	Info	******	1	1	1	10	Also, include in Quarterly Reports. Schedules includes need date for each unit.
B18	Level III Short Term Activity Schedule	Ex.B, 4.8.3	Info	******	1	1	1	10	Also, include in Quarterly Reports.
B19	Satellite Integration and Test Schedules	Ex.B, 4.8.4	Info	******	1	1	1	10	Level II summaries to be included in Level II Spacecraft Schedules in Quarterly Reports
B20	Milestone Payments Status Charts and Graphs	Ex.B, 4.9.3	Info	******		2		2	To be included in Quarterly Reports.
B21	Spacecraft Systems Summary	Ex.B, Ap2 2.5	Review	******	1	60*	1	10*	*For the drafts, 20 copies to Headquarters & 10 copies to ISPO. For additional Spacecraft, may refer to previous submittals for sections which are unchanged.
B22	Quarterly Program Progress Report	Ex.B, Ap2 2.2	Info	******		65		15
B23	Meeting Minutes	Ex. B, Sect 4.6	Approval	******		2		10	Also, copies to all meeting attendees. (includes summary report for system reviews)

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B24	Contract Change Notice (CCN)	Ex.B, 4.10.2	Approval	******	2	2
B25	Deviation/Waiver Requests (RDW)	Ex.B, 4.10.4	Approval	******	2	5

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P

B26	CCN/RDW Status	Ex. B, 4.10	Info	******					Include in Quarterly Program Progress Report. Update as required.
B27	Equipment Categorization List	Ex. B, Ap 1	Approval	******		2	1	2	Update as required.
B28	Storage and Delivery Plan	Ex B, 2.3.3 Ex. B, Ap2 2.1.2	Approval	******		2		5	Updates as required.
B29	Requirements Flow Down Report	Ex. B, Ap1	Info	******				1	Update with new or changed suppliers. For each additional Spacecraft, update required 3 months after date of order.

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P

B30	Spacecraft Assembly Drawings and Circuit Diagrams	Ex. B, Ap2 2.9	Info	******		1	1	2	Individual drawings available for inspection throughout program, especially in support of design reviews. For additional Spacecraft, reference may be made to previous drawings which are unchanged.
B30A	Propulsion Subsystem Plumbing Layout Drawings with Dimensions and Parts List	Ex. B, Ap2 2.9	Info	******		4	1	1	For additional Spacecraft, reference may be made to previous drawings which are unchanged.
B31	Functional and Integrated Schematics (subsystem and system)	Ex. B, Ap2 2.3.2	Info	******		2	1	5	Include appropriate schematics in design review supporting data. For additional Spacecraft, reference may be made to previous drawings which are unchanged.
B32	Deliverable Equipment Documentation	Ex C, 4.3.8	Info	******		1		1	Including equipment schematics
B33	Performance Verification Matrix	Ex. B, Ap2 2.3	Review	******					Only updated pages for CDR. For additional Spacecraft, reference may be made to previous submittals which are unchanged.
B34	Design/analyses/reports	Ex. B, Ap2 2.22	Review	******					For additional Spacecraft, may refer to previous submittals which are unchanged.
B35	Manufacturing Documents	Ex. B, 3.3.1	Review	******					For additional Spacecraft, may refer to previous submittals which are unchanged.
B36	Launch Vehicle Integration Documentation	Ex. B, 11.3.1	Review	******		5		2	Dates to be as coordinated with launch vehicle agencies. Dedicated submittals required for each Spacecraft ordered.

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies
					HQ		ISPO

					E	P	E	P

B37A	Telemetry Format Specifications	Ex. B, Ap2 2.17	Approval	******	1		1
B37B	Command Format Specifications	Ex. B, Ap2 2.17	Approval	******	1		1
B37C	Processor Specifications	Ex. B, Ap2 2.17	Approval	******	1		1
B37D	Database Model Definition	Ex. B, Ap2 2.17	Approval	******	1		1
B37E	Initial Generic Databases	Ex. B, Ap2 2.17	Approval	******	1		1
B37F	Initial Spacecraft Unique Databases	Ex. B, Ap2 2.17	Approval	******	1		1		Updated for optional spacecraft, 6 months after effective date of exercise of option
B37G	Intermediate Databases	Ex. B, Ap2 2.17	Approval	******	1		1		Updated for optional spacecraft, 6 months after effective date of exercise of option
B37H	Complete Databases	Ex. B, Ap2 2.17	Approval	******	1		1		Also for optional spacecraft, 6 months prior to SRR
B37I	Final Databases	Ex. B, Ap2 2.17	Approval	******	1		1		Also for optional spacecraft, at optional spacecraft SRR
									*Electrical format TBD and subject to INTELSAT approval

Table 2-1 : Detailed CDRL

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P

B38A	Spacecraft Operations Handbook	Ex. B, Ap2 2.18.1	Approval	******	30	2	1	1	Provide updates as change pages. For additional Spacecraft, reference may be made to previous handbook sections which are unchanged.
B38B	Spacecraft Operations Procedures	Ex. B, Ap2 2.18.2	Approval	******	30	2	1	1	Provide updates as change pages.
									For additional Spacecraft, reference may be made to previous procedures which are unchanged.
B39	Color Photographs	Ex. B, Ap2 2.6	Info	******		1		1	Complete photos required for each Spacecraft
B40	Spacecraft Parameter Handbook	Ex. B, Ap2 2.19	Review	******	10	2	1	1	Payload performance data and spacecraft bus operational data with hardcopy documentation, one copy each to ISPO and HQ. See 2.19.3 of this Appendix 2 for additional details regarding spacecraft parameter data delivery.
									A dedicated parameter handbook is required for each Spacecraft ordered.
B41	Spacecraft Thermal Analytical Models	Ex. B, Ap3 4.6	Review	******	1	1		1	Dedicated models required for each Spacecraft.
B42	Mission Sequence of Events	Ex. B, 9.1	Review	******			1		Required for each Spacecraft ordered.
B43	Mission Contingency Plans	Ex. B, 9.1	Review	******	1		1		For additional Spacecraft, reference may be made to previous procedures which are unchanged.

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B44	Flight Software and Flight Firmware Documentation	Ex. B, Ap2 2.14	Approval	******	1		1		For additional Spacecraft, reference may be made to previous submittals which are unchanged.
B45	ESD Control Plan	Ex. A, Att 1, 1.4	Approval	******	1	2		2	Part of SPDR data package and updated at CDR. Update if needed for additional Spacecraft
B46	Satellite Operations Training Materials	Ex. B, 9.4	Approval	******		30

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P
B47	ADCS Mathematical Models	Ex. B, Ap 3, 4.3	Review	******	1	2	1	2	Update as needed for additional Spacecraft
B48	Antenna RF Models (for Payload only)	Ex. B, Ap. 3, 4.1 & Ap. 2, 2.3	Review	******	1		1		In GRASP format. Dedicated models required for each Spacecraft ordered.
B49	Steerable Antenna Pointing Algorithms	Ex. B, Ap. 3, 4.9	Review	******	1		1		Dedicated algorithms required for each Spacecraft ordered.
B50	Mass Properties Reports	Ex. B, Ap. 2, 2.20	Review	******	1	3	1	5	Also include in Quarterly Report
B51	S/C Power Budget Reports	Ex. B, Ap. 2, 2.21	Review	******	1	3	1	5	Also include in Quarterly Report

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P

B52	Project Control Plan	Ex. B, 11.5	Info	******	1	5		2
B53	Quality Assurance Plan	Ex. B, 11.5	Info	******	1	5		2
B54	System Assemble Test Definition	Ex. B, 11.5	Info	******	1	5		2
B55	General Operations Plan	Ex. B, 11.5	Info	******	1	5		2
B56	Hand Over Plan	Ex. B, 11.5	Approval	******	1	5		2
B57	N/A			******
B58	Flight Plan	Ex. B, 11.5	Approval	******	1	5		2
B59	Sequence of Events	Ex. B, 11.5	Info	******	1	5		2
B60	Flight Control Procedures/ Contingency Plans	Ex. B, 11.5	Review	******	1	5		2
B61	Simulations and Rehearsals Plan	Ex. B, 11.5	Info	******	1	5		2
B62	Preliminary Mission Analysis	Ex. B, 11.5	Info	******	1	5		2
B63	Final Mission Analysis	Ex. B, 11.5	Info	******	1	5		2
B64	Decision Authority Plan	Ex. B, 11.5	Approval	******	1	5		2
B65	LEOP Progress Report	Ex. B, 11.5	Info	******	1	5		2
B66	Ground Software Specification	Ex. B, 11.5	Info	******	1	5		2
B67	Satellite/Ground Segment Interface Specification	Ex. B, 11.5	Info	******	1	5		2

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P

B68	Ground System Definition	Ex. B, 11.5	Info	******	1	5		2
B69	System Assembly Test Report	Ex. B, 11.5	Info	******	1	5		2
B70	Spacecraft Compatibility Test Procedure	Ex. B, 11.5	Review	******	1	5		2
B71	Review Data Packages	Ex. B, 11.5	Info	******	1	5		2
B72	Bar Chart Planning	Ex. B, 11.5	Info	******	1	5		2
B73	Bus IOT Test Report	Ex. B, 11.5	Info	******	1	5		2
B74	Post Mission Report	Ex. B, 11.5	Info	******	1	5		2
B75	Rehearsal Data	Ex. B, 11.5	Info	******	1	5		2
B76	Operations Team List	Ex. B, 11.5	Review	******	1	5		2
B77	Mission Rules	Ex. B, 11.5	Review	******	1	5		2
B78	Bus In-Orbit Test Plan	Ex. B, 11.5	Approval	******	1	5		2
B79	Bus In-Orbit Test Procedure	Ex. B, 11.5	Review	******	1	5		2
B80	Simulation Data Format	Ex. B, 11.5	Review	******	1	5		2
B81	Payload In-Orbit Test Plan	Ex. B, 11.5	Approval	******	1	5		2
B82	Simulation Rehearsal Plan	Ex. B, 11.5	Review	******	1	5		2
B83	Satellite P/L IOT test procedure			******	1	5		2
B84	P/L IOT report			******	1	5		2

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P

B85	Ring Redundancy Switching Software	Exh B App 2, 2.26	Approval	******	2	1	1	1	“Runtime” software for HP-UNIX 11.0. To be provided to Intelsat using DAT tape
B86	User Manual	Exh B App 2, 2.26	Approval	******	2	5	1	1	Includes description and step by step procedure for program operation; and the input and output files for external interfaces.
B87	Interface Control Document	Exh B App 2, 2.26	Review	******	2	5	1	1	Describes the ASCII files used to interface th tool.
B88	Installation Guide	Exh B App 2, 2.26	Approval	******	2	5	2	2	Detailed description of software tool installation to be performed by INTELSAT.
B89	Validation Test Plan	Exh B App 2, 2.26	Consultation	******	NA	NA	NA	NA
B90	Software Requirement Document	Exh B App 2, 2.26	Consultation	******	NA	NA	NA	NA

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
(P) Copies

					HQ		ISPO

					E	P	E	P

C01	Subcontractor P.A. Requirements Document	Ex. C, 2.5.1	Review	******		1	1	2	Updated in whole or in part as necessary during program
C02	Reliability Evaluation Report - System Level	Ex. B, Ap. 3, 5.1, 5.2	Review	******					For additional spacecraft, may refer to previous submittals for sections where the information is unchanged.
	- Unit Level		Review	******
C03	FMECA - System Level	Ex. B, Ap. 3 5.3	Review	******					For additional spacecraft, may refer to previous submittals for sections where the information is unchanged.
	- Unit Level		Info	******
C04	Worst Case Analysis	Ex. B, Ap 3 5.4	Review	******
C05	Critical Items List	Ex. B, Ap 3 5.5	Review	******					Update as applicable for additional Spacecraft procured.
C06	Subcontractor Surveys/Audits	Ex. C, 2.9	Info	******				2
C07	Transportation, Handling and Storage Environment Monitoring Procedures	Ex. C, 4.3.10	Approval	******		2		2	Updates as necessary during program
C08	Approved Parts List	Ex. C, 5.13	Review	******			1		Updates as necessary and formal submittal at System PDR and CDR

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P

C09	Approved Materials List	Ex. C, 6.5	Review	******			1		Updates as necessary and formal submittal at System PDR and CDR
C10	Approved Processes List	Ex. C, 6.5	Review	******			1		Updates as necessary and formal submittal at System PDR and CDR
C11	Non Conformance/Failure Notification	Ex. C, 7.3	Info	******			1	1	Limited to acceptance/qual test at unit level and above
C12	Non Conformance/Failure Reports	Ex. C, 7.3	Approval	******			1*	1*	*Non-conformances: E Failure Reports: P
C13	Failure Trend Analysis Report	Ex. C, 7.3	Info	******			1		Histograms of test failures by cause
C14	Equipment Qualification Status List	Ex. B, 4.5.4.3	Info	******			1
C15	Indentured Parts List	Ex. B, 4.5.4.3	Info	******			1	2	Update as necessary. For additional Spacecraft, may refer to previous submittals for subsystems or units which have not changed.
C16	“As Designed” vs “As Built” Lists	Ex. B, 4.5.4.3	Info	******			1	1	Dedicated list required for each Spacecraft procured.
C17	“As Launched” Lists	Ex. B, 4.5.4.3	Info	******		1	1	1	To incorporate any changes from “as-built” list
C18	Firmware & Software Analyses	Ex. B, 4.5.4.3	Approval	******		1		2	For additional Spacecraft, may refer to previous submittals for information which is unchanged.

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C19	Configuration Index List	Ex. B, 4.5.4.3	Info	******		1		List separately for each Spacecraft procured.
C20	Radiation verification test document	Ex C, 5.7.3	Review	******	1	1	1	Documents plan and results for part radiation testing performed
C21	Custom devices list	Ex C, 5.4.1 Ex B, Ap 2, 2.3	Review	******	1		1	Update list provided in PA plan.

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CDRL	Item	Contract	Submission	Submission	Electronic (E) or
Number		Reference	Criteria	Requirement	Number of Paper				Comments
					(P) Copies

					HQ		ISPO

					E	P	E	P

D01	Not used
D02	Test Environments Criteria	Ex B, Ap 2, 2.4.1 Ex. D, 2.1	Approval	******		2		1	Append to Exhibit D (via CCN)
D03	Test Requirements Document	Ex B, Ap 2, 2.4.1 Ex. D, 2.2.3	Approval	******		2		1	Append to Exhibit D (via CCN). Updates (via CCN) before system TRR.
D04	Test Plans & Procedures	Ex B, Ap 2, 2.4.4 Ex. D, 2.2.3		******
	- System & Subsystem Level		Approval	******		1		5	Update at TRR
									For additonal spacecraft, may refer to previous documentation when unchanged
	- Unit Level		Review	******		1		5	Update at TRR. (All Categories)
									For additional spacecraft, may refer to previous documentation when unchanged
D05	Unit Qualification Test Data	Ex. B, 3.2.3	Review	******		1		2	Review at unit FDR
D07	Unit Flight Acceptance Test Data	Ex B, Ap 2, 2.4.3.3 Ex. D, 2.2.4	Review	******			1*	2*	*If requested by INTELSAT, 1 copy electronically or 2 paper copies
	- HPA Test Data	Ex B, Ap 2, 2.4.3.3 Ex. D, 2.2.4	Review	******		1	1	1

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D08	System/Subsystem Test Data	Ex. D, 2.2.4, 2.2.5	Approval	******		1	1*	Specified Data Processed & Transmitted via TDHS; other data to be provided if requested by INTELSAT. *Paper copy upon request.
D09	System/Subsystem Test Data Analyses	Ex. D, 2.2.4, 2.2.5	Review	******	2	1	2
D10	TDHS ICD	Ex. B, 10	Approval	******	2		2
D11	Executed (as-run) Test Procedures	Ex. D, 2.2.4	Review	******			1
D12	RDR Realtime Life Test Reports		Info	******	1

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DESIGN ANALYSIS REQUIREMENTS

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DESIGN ANALYSIS REQUIREMENTS

1.       INTRODUCTION

This Appendix specifies the minimum scope of design analyses to be performed by the Contractor to demonstrate compliance with Contract requirements. However, the Contractor shall perform any additional analyses deemed necessary by the Contractor or by INTELSAT to demonstrate compliance with Contract requirements or to substantiate the integrity of the spacecraft delivered under this Contract. All analyses shall be consistent with requirements of other applicable Contract exhibits.

The Contractor may use, where relevant, results of valid and applicable analyses already performed for similar spacecraft or equipment and properly updated for this Contract. Any existing, valid, and applicable computer/mathematical models and analytical/design tools used for similar spacecraft or equipment may also be used to perform the analyses defined herein.

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2.       GENERAL REQUIREMENTS

2.1     Design and Performance Analyses Requirements

The Contractor shall perform all design, analytical, test, and other efforts necessary to demonstrate that the spacecraft complies with the requirements of Exhibit A; that physical parameters are properly understood, managed, and accounted for; and that the spacecraft design is technically sound taking into account all earth and space flight environments to which the spacecraft or any of its component elements potentially can be exposed. These efforts shall consider all relevant functional, performance, interface, and environmental requirements, as well as interactions between units and subsystems or interfaces. Additionally, the relationships between the analyses and the test verifications of Exhibit D shall be provided.

2.2      Submission Requirements

The format and submittal of analyses and studies shall be in accordance with the CDRL (Appendix 2 of Exhibit B).

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3.       SYSTEM LEVEL ANALYSES

3.1      Mass Properties Analysis

The Contractor shall perform a mass properties analysis which shall include a detailed listing of the mass of all spacecraft units, unit relative locations, and unit contributions to the spacecraft center of mass location and moment of inertia matrix. The analysis shall address the mass uncertainties for each item, the predicted spacecraft mass margin, and shall consider the impact of each of the candidate launch vehicles. Sequenced mass properties budgets shall be prepared in accordance with the mission and propellant budget analyses and included in the Mission Analysis.

Mass uncertainties shall be subdivided into the following categories:

1.	Initial approximation:	20%
2.	Estimated:	10%
3.	Calculated:	5%
4.	Heritage:	1%
5.	Actual:	measurement equipment accuracy

Mass uncertainties shall be added to determine overall system uncertainty. Measurement equipment accuracies may be combined by RSS.

Mass properties shall be reported in accordance with, Section 2.20 of Appendix 2.

3.2      DC Power Budget Analysis

A DC-power budget analysis shall be performed and shall consider all critical phases of spacecraft life including, at least, the conditions for launch, transfer orbit, for initial and end of design life, and equinox and solstice periods. The analysis shall also address the individual bus loadings and all configurations and operational modes which cause the extreme power requirements. The analysis shall address the power uncertainties for each item, and the predicted spacecraft power margins with respect to solar array generated power and battery depth of discharge (DOD). Power uncertainties shall be additive.

3.3      Dynamics Analysis

An analysis shall be performed for the various dynamic conditions during the different mission phases. This analysis shall include the effects of fuel slosh and center of gravity shifts. The analysis shall address the full range of propellant loadings and the associated dynamics including dynamics of deployable flexible appendages. Additionally, spacecraft separation dynamics analyses applicable to each required launch vehicle hall be performed.

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3.4      Antenna Beam Pointing Error Analysis

A detailed pointing error analysis shall be provided for each individual antenna per design and analysis requirements. The analysis shall account for all sources of errors to demonstrate that the antenna pointing error specification can be met. The analysis shall cover various operational modes and conditions including, but are not limited to, normal mode, N-S station-keeping and E-W station-keeping mode. Where applicable the effects of momentum wheel loading, sensor scanning inhibit, magnetic storm and mode switching, etc. shall be also included.

The contractors shall analyze the temporal behavior of the various error sources (e.g. short term, diurnal, long term, constant errors, etc.) and shall combine the effects of pitch, roll and yaw axes in a manner which account for the worst case conditions. Additionally, margins shall be allocated to reflect uncertainty of the estimates. RSS addition of errors within a temporal category shall be used except for the known constant error, which shall be added algebraically. The error contribution of the different temporal categories shall be added linearly.

3.5      Propellant Budget Analysis

The Contractor shall analyze the propellant requirements of the spacecraft for all phases of the mission. The analysis shall be based on each required launch vehicle’s performance and the minimum, nominal, and maximum missions defined by the Contractor, shall be expressed in terms of the sequence of events established in the mission analysis, and shall take into account all significant factors which affect propellant usage as well as the methodology specified in Exhibit A.

The Contractor shall provide details of the performance prediction techniques used to predict restrictions of operational life due to propellant consumption and assessment of remaining on-board propellant. The residual propellant mass prediction shall include both deterministic and random contributions. A recommendation for a loading strategy for optimization of the maneuver lifetime shall be provided.

3.6      Mission Analysis

A mission analysis shall be provided which will be used by INTELSAT to define, with the Contractor’s support, a detailed sequence of events for all in-orbit operations and to verify the adequacy of the overall system design. The mission analysis shall take into account variables available to the Contractor and shall include the trade-off studies necessary to demonstrate that the spacecraft design and method of operation have been optimized. The analysis shall account the minimum, nominal, and maximum lifetime missions defined by the Contractor. The trade-off studies shall accurately reflect the characteristics of all spacecraft subsystems during all modes of operation in terms of both their nominal and dispersed operational characteristics.

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This analysis shall also include but not be limited to: 1) a launch window analysis with details of launch window constraints and conformance of the resulting launch windows with the requirements of the launch vehicle agencies or suppliers; 2) assumed initial orbit conditions for each selected launch vehicle; and 3) definition of attitude maneuvers as a function of time considering the characteristics of the attitude determination and control subsystem during the initial orbit, repositioning, or normal operational mode.

Based on the propellant budgets and mission analyses, the Contractor shall provide the orbital maneuver lives achievable for the relevant versions of each launch vehicle.

3.7      Electromagnetic Compatibility (EMC) Analysis

An analysis shall be performed which shall demonstrate that the spacecraft design: 1) is self compatible with respect to radiated and conducted emissions and radiated and conducted susceptibility; 2) emission and susceptibility characteristics shall comply with constraints imposed by all required launch agencies; and 3) is compatible with the conducted and radiated emissions characteristics from the launch vehicles. The Contractor shall provide to INTELSAT for submission to the selected launch vehicle agencies a detailed satellite frequency plan. This plan shall be prepared in the format required by the selected launch vehicle agencies to allow them to verify that the spacecraft has no adverse effect on the launch vehicle subsystems, or on any co-passenger(s).

3.8      Environmental Effects Analysis

3.8.1    Radiation. The Contractor shall perform a radiation effects analysis, based on the radiation environments specified in Exhibit A, to demonstrate compliance with performance requirements (including margins) for the duration of 1.3 times the orbital design life. The analysis shall be performed at a level sufficiently detailed to demonstrate the correct operation of all electronic components and the adequacy of all radiation hardening protections.

3.8.2    Spacecraft Charging. A detailed system level electrostatic discharge (ESD) analysis, including internal and external surface charging analysis and transient response predictions of the spacecraft and critical subsystems and units, shall be performed to demonstrate that the spacecraft will be protected from and immune to the effects of the anticipated worst case environments for electrostatic discharge. This analysis shall determine where protective devices to mitigate ESD threats need to be incorporated into the spacecraft design.

3.8.3    Contamination. The Contractor shall perform a contamination analysis for all phases of the mission from launch (including the fairing pre-and post-jettison) to the end of the spacecraft orbital design life.

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3.8.4    Venting. The Contractor shall perform a venting analysis for all phases of the mission from launch (including the fairing pre-and post-jettison) to on orbit operation.

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3.9       Passive Intermodulation.

The Contractor shall perform all analyses necessary to verify that levels of passive intermodulation (PIM) signals, which could be produced on-board the spacecraft in the simultaneous presence of all permissible uplink and downlink communications, beacon, command, telemetry, and ranging signals, will not produce significant interference with the reception of communications and command subsystems signals by the spacecraft. This analysis shall clearly identify all component input carrier and PIM frequencies, and input and PIM power levels in a level diagram form at all points in the system. Supporting test data shall be provided, to the maximum practicable extent, to support all analytical assumptions.

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4.       SUBSYSTEM LEVEL ANALYSES

Where appropriate, subsystem level analyses may be incorporated into the corresponding systems level analyses defined in Section 3 of this Appendix.

4.1     Communications Subsystem Performance

The Contractor shall analyze the performance of the communications subsystem including all of its key parameters. All coverage-related performance data shall be plotted in satellite coordinates, and all beams shall be analyzed and plotted for each specified orbital location. These results shall be incorporated into the parameter handbook. Compliance with the performance requirements shall be demonstrated for the worst case conditions.

Communications subsystem analyses shall include at least the following:

1.	G/T. Receive G/T coverage diagrams at the highest specified value of the saturated flux density (lowest transponder gain) for each specified satellite orbital location, beam, and channel center frequency shall be provided. Correction factors for each gain step of the specified saturation flux density range shall be provided.

2.	E.i.r.p.. Transmit e.i.r.p. coverage diagrams for each specified satellite orbital location, beam and channel center frequency shall be provided.

3.	SFD. Receive saturation flux density coverage diagrams at the lowest specified transponder gain step for each specified satellite orbital location, beam and channel center frequency shall be provided.

4.	Antenna Polarization Isolation and Sidelobes. Receive and transmit polarization isolation (C/I) contours which give the absolute (net co-pol and cross-pol) polarization isolation everywhere on the visible earth disc and contours which give the cross polarization isolation within each coverage area, each taking into account all permissible satellite attitudes, pitch bias, roll bias, worst-case antenna steering positions (if any), and any possible sources of performance degradation due to thermal distortion, setting caused by launch environment, moisture release and outgassing, and radiation scattering, shall be determined. This data shall be provided for all beam and channel center frequencies.

For steerable antennas, the analysis shall be repeated for at least 9 orientations to cover the whole range of the coverages.

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Test correlated antenna models shall be used to update the on-orbit predictions. GRASP files of the test correlated antenna models shall be provided to INTELSAT. For steerable antennas, GRASP files at 80 degrees pointing interval covering the whole useful range shall be provided, if performances are dependent on the antenna-pointing angle.

5.	SFD, G/T, and E.i.r.p. Budgets. Detailed budgets shall be provided for each receive and transmit beam arrangement at the center frequency of each transponder, for all redundancy and cross-strap combinations, and operating modes. Detailed power and noise figure shall be provided for the specified high and low SFD transponder settings. Budgets shall include antenna directivity, antenna gain at repeater interface, input and output circuit losses, antenna design error allocations, and performance margins for nominal and worst case conditions.

6.	Detailed Transponder Gain Adjustment. Budgets demonstrating compliance with Exhibit A shall be provided.

7.	RF Performance Variation at point of worst antenna gain slope. For each coverage, over the worst 24-hour period and over the satellite design life, the receive and transmit performance variation at the point of worst antenna gain slope taking into account the antenna beam pointing error and the repeater gain stability shall be determined.

8.	Spurious Signals. A complete spurious analysis shall be performed to demonstrate compliance with Exhibit A. Assumed unit input powers, carrier frequencies, transponder operating modes, and spurious order and source shall be identified.

9.	Limiter or Automatic Gain Control Operation and Overdrive. Repeater performance in limiter or automatic gain control (AGC) mode (as applicable) and in overdrive conditions using different gain steps, covering the whole range of the specified saturation flux density, for co-frequency and adjacent channel transponders shall be determined.

10.	Multipactor Breakdown. The possibilities of multipactor breakdown occurring within applicable high RF power areas of the communications payload shall be analyzed. Test powers and methods of test shall be defined. Minimum margins of safety for all applicable high RF power components shall be established, and analyses and test shall be performed to determine that, under worst case

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conditions, these margins will be provided. A minimum of 6 dB power margin shall be demonstrated by analysis. Margins shall be confirmed by testing in accordance with the requirements of Exhibits A and D.

4.2     Telemetry, Command and Ranging Subsystem Analyses

Accuracy of all satellite telemetry circuits used in the acquisition of analog type telemetry data shall be determined. The results of the analysis shall be incorporated into the Spacecraft Parameters Handbook. Compliance of telemetry and command link budgets shall be demonstrated. Compliance with the range determination requirements accounting for all factors significant in range determination including transponder performance data, calibration data, and calibration algorithms shall be demonstrated. Confirmation that the TC&R subsystem will operate in accordance with Exhibit A requirements when collocated with another spacecraft of the INTELSAT fleet shall be demonstrated.

4.3      Attitude Determination and Control Subsystem Analysis

An analysis and simulation of the attitude determination and control subsystem (ADCS) shall be performed. This analysis shall demonstrate that the dynamics conditions and the control subsystem of the satellite fulfill the performance specifications and provide for safe and reliable satellite operation during all operational phases and transition modes and in the presence of all anticipated disturbances. The analysis shall identify all control, structure, and fuel slosh interactions and provide stability and robustness margins for all the control loops. Linearized models used in the analysis shall be provided. A sensitivity analysis shall be performed to show that the Attitude Determination and Control subsystem can maintain the required attitude and pointing accuracy during all phases of the mission.

The Contractor shall provide the mathematical model of the attitude control subsystem and the spacecraft dynamics to enable INTELSAT to analyze maneuvers for spacecraft operations and simulate critical mission phases for the operation preparations or anomaly investigations.

4.4      Propulsion Subsystem Analyses

Analyses shall be performed which shall support the propellant mass budget taking into account all uncertainties, errors, and plume profile and plume impingement effects. Additionally, potential internal contamination of the propulsion subsystem and long term materials compatibility with selected propellants shall be analyzed. Analyses shall include launch and in-orbit fuel slosh modes, and fuel migration effects with tank propellant management devices during in-orbit maneuvers.

4.5     Electrical Power Subsystem Analysis

An analysis shall be performed which shall address power requirements for each spacecraft unit, power profiles showing daily, seasonal and lifetime variations, estimates of solar array

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characteristics at all critical conditions, battery operating conditions and management plans, predictions of battery performance, stability, and evaluation of the electric power conditioning system as required to define all possible normal and emergency and operating modes.

4.6      Thermal Control Subsystem Analyses

The thermal control subsystem shall be analyzed for all modes of spacecraft operation using all available power and non-operation (including lift-off free molecular heating) and for all critical cases to form the basis for the temperature ranges to be used in qualification, protoflight and acceptance testing. Analysis shall include analytical uncertainty and allowances for degradation as defined in Exhibit A. Thermal analytical models representing the test conditions shall be used for test predictions and shall be correlated to Thermal Vacuum Tests or solar beam tests for worst case modes of operation, and to flight data. Flight models shall be updated accordingly.

The Contractor shall provide thermal nodal models with supporting documentation for use in launch vehicle Contractors coupled thermal analyses and to INTELSAT to support spacecraft operations, as defined in Appendix 2 to this Exhibit.

4.7      Structure Subsystem Analysis

Analyses of the spacecraft structure subsystem shall be performed in which all structural elements, including flexible and/or deployable appendages, are investigated. All material parameters used in these analyses shall be obtained from recognized national/international engineering material handbooks or validated by coupon tests, unless otherwise agreed to by INTELSAT. Elements which are structurally critical with the attitude control subsystem shall be analyzed for transients created by thrusters, by deployment of appendages, and by thermal transients at the beginning and at the end of eclipse periods.

The following shall be included in the structure subsystem design analyses and study reports:

1.	Detailed description of the computer model used to represent the spacecraft structural configuration for analysis of internal loads and dynamics, as well as for launch vehicle coupled load analyses and in-orbit predictions.

2.	Structural Summary documenting the calculated internal loads and accelerations at specific grid points of the structural model for all mission phases and environmental load cases. Additionally, the Structural Summary shall document deflections at specific grid points, where clearance or absolute deflections are critical, for all environmental load cases.

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3.	Natural frequencies, mode shapes with modal mass participation and damping of the overall spacecraft structure and appendages.

4.	Structural distortions and stresses due to thermal environments during critical operations and test. In particular, thermal distortion analyses shall be performed for all payload antennas and results shall be incorporated into the antenna performance analysis.

5.	Comprehensive stress analysis of all structural elements to identify critical stress conditions.

6.	Dynamic analysis of interaction between structural elements and the attitude control subsystem.

7.	Comparison of test data to analytical results.

The mechanical stress analyses shall consider fatigue, creep, and stress relaxation characteristics. When critical, these characteristics shall be analyzed in detail and compared to applicable empirical data. If there is no empirical data, the Contractor shall conduct tests adequate to confirm the analysis. Fracture mechanics and flaw growth analyses shall include all direct and cumulative cyclic load combinations occurring during fabrication, testing, ground handling, transportation, launch and orbit maneuvers.

Structural models representing the test conditions shall be used for test predictions and shall be correlated with test results. Structural models shall be correlated with the spacecraft sine vibration and acoustic test results. If there are significant differences of the structural characteristics between the predictions and test measurements, the flight level predictions shall be updated accordingly using the correlated model to validate the required design and test margins. Flight structural models shall be updated based on the correlated test model for the final CLA and flight level predictions.

4.8      Mechanism Subsystem Analysis

All mechanisms, including bearing assemblies, positioners, and actuators shall be analyzed. Analyses shall include: 1) deployment simulation including latch-up dynamics and loads; 2) lifetime analysis of components and lubrication systems; 3) structural stiffness of mechanisms in both stowed and deployed on-orbit configurations; 4) stress analysis for both mission and environmental test loads; and 5) torque margin analysis including thermal effects and friction due to internal and external elements.

4.9      Steerable Antenna Pointing Algorithms

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The following shall be provided to determine the position of all steerable antennas:

1.	An algorithm to compute antenna positioning mechanism device angles from telemetry and to compute position of the antennas in sub-satellite coordinates (N/S and E/W) from device angles

2.	An algorithm to generate the proper commands (number of steps and direction of movement of each axis) to reposition the antennas from a current pointing position to a target pointing position in sub-satellite coordinates, taking into account any spacecraft roll and pitch biases, and all constraints such as the range of travel limitation, hard stops, interference areas (if any), etc.

3.	A command template showing the required commands associated with repositioning an antenna

4.	Clear definition of all calibration data, including all antenna orientation on the earth deck relative to the INTELSAT coordinate system defined in Exhibit A, the definition of allowable range of travel for each antenna, and the direction that a Positive command will move each axis of the antenna

Antenna pointing algorithms shall be verified by test and shall be calibrated at antenna level and at system level taking into account all error sources and the telemetry/command chain. The Contractor shall provide a comparison of the pointing test results and the predictions of the antenna-pointing algorithm by using the calibration data.

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5.       PRODUCT ASSURANCE ANALYSES

5.1      Reliability Evaluation

The Contractor shall perform reliability analyses of the equipment at unit and system level to demonstrate the adequacy of equipment configurations and to provide analytical evidence that the spacecraft design is based on sound reliability principles. Reliability Analysis shall be performed and updated as required and shall use modification factors from MIL-HDBK-217F (or equivalent) which take into account predicted or actual electrical or temperature stresses. Failure rates not included in MIL-HDBK-217F shall be provided by the Contractor and their source made available to INTELSAT.

5.2      Parts Derating and Stress Analysis

Parts derating and stress analyses shall be performed. An updated analysis shall be provided prior to approval of any design change. A closed-loop system shall be used by the Contractor to identify any deviation from derating and application criteria and the required action to correct and/or justify the deviations.

Parts derating and stress analyses shall be prepared for all circuits utilized in the spacecraft to verity compliance. Worst-case environments, parameter variations and stresses including transients, shall be used to obtain the relative derating of each part.

Mechanical and thermal stress analyses shall also be performed for all assemblies. These analyses shall be used to evaluate the suitability of the processes and materials to be used as part of the design with respect to life and environmental conditions.

5.3      Failure Mode, Effect and Criticality Analyses

Failure Mode, Effect and Criticality Analyses shall be performed with the objective of detecting single-point failures. Single-point failures shall be defined as the failure of any single item, which causes spacecraft performance to degrade below specified subsystem interface requirements. All interfaces shall be analyzed for compatibility and failure propagation. If multiple units are packaged in the same equipment housing, coupling paths between units (i.e., thermal, mechanical, and electrical) shall be analyzed to identify and correct any potential failure propagation conditions. Single-point failures existing in each subsystem shall be listed in the critical item list.

5.4      Worst Case Analysis

All spacecraft assemblies, circuits and on-board software and firmware shall be evaluated to ensure satisfactory operation under worst case conditions. These analyses shall consider, but not be limited to, the possible effects of soft errors (upsets) in digital logic devices, and shall identify

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methods for the prevention or reduction of the probability of occurrence. These analyses shall also include verification of performance with worst case specification parameters. The worst case analyses shall be performed according to requirements mutually agreed with INTELSAT.

5.5      Critical Items List

The Contractor shall identify critical items and maintain a list of such items to monitor their qualification status and the progress of their control. Criteria to cause items to be classified as critical shall be:

1.	Non-redundant major elements;

2.	Items not previously flight qualified;

3.	Items with single point failures;

4.	Items with highly sensitive processes;

5.	Items which are difficult to be tested on the ground;

6.	Items containing life limited parts, i.e., wear out modes; or

7.	Items which are radiation sensitive or use new technology.

The Contractor shall define in the Critical Items List the procedure by which he plans to control the critical aspects of each unit, whether by design, inspection, or special tests. Testing of critical items shall be completed before acceptance testing of the first flight spacecraft (except for long-life testing).

Each item in the Critical Items List shall have complete and documented acceptance before the launch of the first spacecraft. The Critical Items List shall be submitted to INTELSAT as defined in the CDRL.

5.6      Safety Analyses

The Contractor shall establish and maintain a Safety Program to ensure that the spacecraft and all units and subsystems are capable of being manufactured, stored, handled, transported, installed, and tested safely during all Contract phases. The details of the program shall be included in the Product Assurance Plan.

B3-15

Asterisks (“**”) indicate omitted material pursuant to a request for confidential treatment
INTEL-2400
APPENDIX 3 TO EXHIBIT B
REVISION 2

The safety analyses shall include consideration of safety provisions for all spacecraft equipment at all times prior to launch, during launch vehicle abort, and during emergency launch vehicle operations. Particular attention shall be given to ground support equipment handling aspects.

Safety data and analyses shall be provided at the relevant CDRs. In addition, safety data and analyses shall be provided as required by the launch vehicle agencies.

B3-16

Asterisks (“**”) indicate omitted material pursuant to a request for confidential treatment
Amendment No.3
INTEL-2400

EXHIBIT D

INTELSAT TEST PLAN

REVISION 2

Asterisks (“**”) indicate omitted material pursuant to a request for confidential treatment
Amendment No.3
INTEL-2400

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238 pages of revised Exhibit D have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Asterisks (“**”) indicate omitted material pursuant to a request for confidential treatment
Amendment No.3
INTEL-2400

EXHBIT F – REVISION 2

INTELSAT X

MILESTONE PAYMENT PLAN

January 2003

Asterisks (“**”) indicate omitted material pursuant to a request for confidential treatment
Amendment No.3
INTEL-2400

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27 pages of revised Exhibit F have been omitted and file separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.